                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

                                U.S. $800,000,000

                                CREDIT AGREEMENT
                                   DATED AS OF
                                  JULY 7, 2004
                                      AMONG

                              PRIDE OFFSHORE, INC.
                                   AS BORROWER

                                       AND
                           THE GUARANTORS NAMED HEREIN
                                  AS GUARANTORS

                                       AND
                            THE LENDERS NAMED HEREIN
                              AS REVOLVING LENDERS

                                       AND

                            THE LENDERS NAMED HEREIN
                                 AS TERM LENDERS

                                       AND

                          CITICORP NORTH AMERICA, INC.
                             AS ADMINISTRATIVE AGENT

                                       AND

              CALYON NEW YORK BRANCH AND NATEXIS BANQUES POPULAIRES
                                AS ISSUING BANKS

                                       AND

              CALYON NEW YORK BRANCH AND NATEXIS BANQUES POPULAIRES
                              AS SWINGLINE LENDERS

-------------------------------------------------------------------------------
                    SOLE LEAD ARRANGER AND SOLE BOOK RUNNER:
                          CITIGROUP GLOBAL MARKETS INC.
-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                              ARTICLE I
                                   DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.   Certain Defined Terms..........................................................     1
Section 1.02.   Computation of Time Periods....................................................    26
Section 1.03.   Accounting Terms...............................................................    26
Section 1.04.   Miscellaneous..................................................................    26

                                              ARTICLE II
                        AMOUNT AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

Section 2.01.   The Advances...................................................................    26
Section 2.02.   Making the Advances............................................................    28
Section 2.03.   Fees...........................................................................    29
Section 2.04.   Mandatory Repayments...........................................................    29
Section 2.05.   Interest.......................................................................    31
Section 2.06.   Additional Interest on LIBOR Advances..........................................    32
Section 2.07.   Interest Rate Determination and Protection.....................................    32
Section 2.08.   Conversion of Advances; Continuation...........................................    33
Section 2.09.   Optional Prepayments...........................................................    33
Section 2.10.   Increased Costs; Capital Adequacy, Etc.........................................    34
Section 2.11.   Illegality.....................................................................    34
Section 2.12.   Payments and Computations......................................................    35
Section 2.13.   Taxes..........................................................................    36
Section 2.14.   Sharing of Payments, Etc.......................................................    38
Section 2.15.   Ratable Reduction or Termination of the Commitments; Effect of Termination.....    38
Section 2.16.   Replacement of Lender..........................................................    38
Section 2.17.   Certificates of Lenders........................................................    39
Section 2.18.   Letters of Credit..............................................................    39

                                             ARTICLE III
                                              CONDITIONS

Section 3.01.   Initial Conditions Precedent...................................................    41
Section 3.02.   Additional Conditions Precedent to Each Advance................................    44
Section 3.03.   Conditions Precedent to Each Letter of Credit..................................    44

                                              ARTICLE IV
                                    REPRESENTATIONS AND WARRANTIES

Section 4.01.   Representations and Warranties.................................................    45

                                              ARTICLE V
                                              COVENANTS

Section 5.01.   Affirmative Covenants..........................................................    49
Section 5.02.   Negative Covenants.............................................................    54

                                TABLE OF CONTENTS
                                   (continued)

                                              ARTICLE VI
                                          EVENTS OF DEFAULT

Section 6.01.   Events of Default..............................................................    62
Section 6.02.   L/C Cash Collateral Accounts...................................................    64

                                             ARTICLE VII
                            THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS

Section 7.01.   Authorization and Action.......................................................    65
Section 7.02.   Administrative Agent's Reliance, Etc...........................................    66
Section 7.03.   Administrative Agent and Its Affiliates........................................    67
Section 7.04.   Lender Credit Decision.........................................................    67
Section 7.05.   Certain Rights of the Administrative Agent.....................................    67
Section 7.06.   Holders........................................................................    67
Section 7.07.   Indemnification................................................................    67
Section 7.08.   Resignation by the Administrative Agent........................................    68
Section 7.09.   Issuing Banks' Reliance, Etc...................................................    68
Section 7.10.   Issuing Banks and Their Affiliates.............................................    69
Section 7.11.   Lender Credit Decision.........................................................    69

                                             ARTICLE VIII
                                             THE GUARANTY

Section 8.01.   Guaranty.......................................................................    69
Section 8.02.   Limit of Liability.............................................................    70
Section 8.03.   Guaranty Absolute..............................................................    70
Section 8.04.   Waiver of Notice and Other Remedies............................................    71
Section 8.05.   Waiver of Subrogation and Contribution.........................................    71
Section 8.06.   Reinstatement..................................................................    71
Section 8.07.   Exercise of Remedies...........................................................    72
Section 8.08.   Modifications and Amendment to the Credit Documents............................    72
Section 8.09.   Representations, Warranties and Covenants......................................    72
Section 8.10.   Continuing Guaranty; Assignments...............................................    72
Section 8.11.   No Guarantee of Indenture Issuer Obligations...................................    72
Section 8.12.   Parallel Obligations...........................................................    72

                                              ARTICLE IX
                                         THE COLLATERAL AGENT

Section 9.01.   Authorization and Action.......................................................    72
Section 9.02.   Collateral Agent's Reliance, Etc...............................................    73
Section 9.03.   Collateral Agent and Its Affiliates............................................    73
Section 9.04.   Lender Credit Decision.........................................................    73
Section 9.05.   Certain Rights of the Collateral Agent.........................................    74
Section 9.06.   Holders........................................................................    74
Section 9.07.   Indemnification................................................................    74

                                TABLE OF CONTENTS
                                   (continued)

Section 9.08.   Resignation by the Collateral Agent............................................    75

                                              ARTICLE X
                                            MISCELLANEOUS

Section 10.01.  Amendments, Etc................................................................    75
Section 10.02.  Notices, Etc...................................................................    76
Section 10.03.  No Waiver; Remedies............................................................    79
Section 10.04.  Costs, Expenses and Indemnity..................................................    79
Section 10.05.  Right of Set-Off...............................................................    80
Section 10.06.  Assignments and Participations.................................................    80
Section 10.07.  Governing Law; Entire Agreement................................................    84
Section 10.08.  Interest.......................................................................    84
Section 10.09.  Confidentiality................................................................    84
Section 10.10.  Execution in Counterparts......................................................    85
Section 10.11.  Domicile of Loans..............................................................    85
Section 10.12.  Binding Effect.................................................................    85
Section 10.13.  Waiver of Jury Trial...........................................................    85
Section 10.14.  Severability...................................................................    85
Section 10.15.  Forum Selection and Consent to Jurisdiction....................................    85
Section 10.16.  Damages........................................................................    86
Section 10.17.  Patriot Act Notice.............................................................    86
Section 10.18.  Survival of Agreements, Representations and Warranties, Etc....................    86

                                TABLE OF CONTENTS
                                   (continued)

Schedule I        Applicable Lending Offices
Schedule 2.18(g)  Existing Letters of Credit

Exhibit A-1       Form of Revolving Note
Exhibit A-2       Form of Term Note
Exhibit A-3       Form of Swingline Note
Exhibit B-1       Form of Notice of Borrowing
Exhibit B-2       Form of Notice of Letter of Credit
Exhibit C         Form of Opinion of Baker Botts L.L.P., Counsel to the Credit Parties
Exhibit D         Form of Opinion of the General Counsel of the Parent
Exhibit E         Form of Opinion of Bracewell & Patterson, L.L.P., Counsel to the Administrative Agent
Exhibit F         Form of Opinion of Holland & Knight LLP, Counsel to the Administrative Agent
Exhibit G         Form of Transfer Agreement
Exhibit H         Form of Security Agreement
Exhibit I-1       Form of Pledge Agreement (Delaware)
Exhibit I-2       Form of Pledge Agreement (BVI)
Exhibit I-3       Form of Pledge Agreement (Dutch)
Exhibit J         Reserved
Exhibit K         Initial Rigs
Exhibit L         Reserved
Exhibit M         Opco Loan Collateral
Exhibit N         Existing Liens
Exhibit O         Existing Debt
Exhibit P-1       Form of Vessel Mortgages
Exhibit P-2       Form of Assignment of Insurances
Exhibit P-3       Master Vessel and Trust Agreement
Exhibit Q         Form of Guarantor Joinder Agreement

                                CREDIT AGREEMENT

                            Dated as of July 7, 2004

         PRIDE OFFSHORE, INC., a Delaware corporation, the Guarantors, the lenders party hereto, Calyon New York Branch and Natexis Banques Populaires, as Issuing Banks, Calyon New York Branch and Natexis Banques Populaires, as Swingline Lenders, Citicorp North America, Inc., as Administrative Agent, and Citibank, N. A., as Collateral Agent, agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

         "Acceptable Security Interest" in any property shall mean a Lien granted pursuant to a Credit Document (i) which exists in favor of the Collateral Agent or the Collateral Trustee for the benefit of itself, the Issuing Banks, the Swingline Lenders, the holders of the Other Obligations, the Administrative Agent and the Lenders, (ii) which is superior to all other Liens,
(iii) which secures all Obligations, and (iv) which is perfected and is enforceable by the Collateral Agent or the Collateral Trustee, for the benefit of itself, the Issuing Banks, the Swingline Lenders, the holders of the Other Obligations, the Administrative Agent and the Lenders, against all other Persons in preference to any rights of any such other Person therein; provided that such Lien may be subject to the Collateral Permitted Liens.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent or any of its Subsidiaries acquires any offshore drilling rig or vessel, or fleet of rigs or vessels, or any other asset (including Equity Interests), whether through the purchase of assets, merger or otherwise.

         "Additional Security Documents" has the meaning specified in Section 5.01(l).

         "Adjusted Net Assets" means, as to each Guarantor, at any date, the amount by which the Fair Value of the assets of such Guarantor exceeds the total amount of its liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its guarantee hereunder at such date.

         "Administrative Agent" means CNAI in its capacity as Administrative Agent pursuant to Article VII and any successor in such capacity pursuant to
Section 7.08.

         "Advance" means a Revolving Advance, a Swingline Advance or a Term Advance.

         "Affected Lender" has the meaning specified in Section 2.11.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "controls" (including the terms "controlled by" or "under common control with") includes the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Equity Interests, by contract or otherwise.

         "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

         "Applicable Base Rate Margin for Revolving Advances", "Applicable Base Rate Margin for Term Advances", "Applicable LIBOR Margin for Revolving Advances", "Applicable LIBOR Margin for Term Advances", "Applicable Letter of Credit Rate" and "Applicable Commitment Fee Rate" mean, for any day, with respect to any Base Rate Advance, LIBOR Advance, Letter of Credit or commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "Applicable Base Rate Margin for Revolving Advances", "Applicable LIBOR Margin for Revolving Advances", "Applicable Base Rate Margin for Term Advances", "Applicable LIBOR Margin for Term Advances", "Applicable Letter of Credit Rate" or "Applicable Commitment Fee Rate", as the case may be, based upon the Applicable Leverage Ratio for such day:

                       Applicable   Applicable   Applicable   Applicable
                       Base Rate      LIBOR       Base Rate      LIBOR
                       Margin for   Margin for   Margin for   Margin for   Applicable    Applicable
     Applicable        Revolving    Revolving       Term         Term       Letter of    Commitment
   Leverage Ratio:      Advances     Advances     Advances     Advances    Credit Rate    Fee Rate
---------------------  ----------   ----------   ----------   ----------   -----------   ----------
> or = 5.00 to 1.00        1.50%        2.50%        1.50%        1.75%         2.50%       0.625%

< 5.00 to 1.00 and         1.00%        2.00%        1.00%        1.75%         2.00%        0.50%
  > or = 4.50 to 1.00

< 4.50 to 1.00 and         0.75%        1.75%        1.00%        1.75%         1.75%       0.375%
  > or = 4.00 to 1.00

< 4.00 to 1.00 and         0.50%        1.50%        1.00%        1.75%         1.50%       0.375%
  > or = 3.50 to 1.00

< 3.50 to 1.00 and         0.25%        1.25%        0.75%        1.75%         1.25%       0.375%
  > or = 3.00 to 1.00

< 3.00 to 1.00                0         1.00%        0.75%        1.75%         1.00%        0.25%

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a LIBOR Advance.

         "Applicable Leverage Period" means each period commencing on and including the date when financial statements are delivered by the Parent pursuant to Section 5.01(a)(i) or (ii), as applicable, and ending on but excluding the next date when financial statements are delivered by the Parent pursuant to Section 5.01(a)(i) or (ii), as applicable.

         "Applicable Leverage Ratio" shall mean, for any day during an Applicable Leverage Period, the Leverage Ratio as of the end of the fiscal quarter of the Parent most recently ended prior to the first day of such Applicable Leverage Period; provided that the Applicable Leverage Ratio for any day prior to the first date financial statements are delivered pursuant to
Section 5.01(a)(i) or (ii), shall be deemed to be 4.00 to 1.00.

         "Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or
(c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Asset Disposition" means (i) any Land Rig Disposition, and (ii) any sale, lease, transfer or other disposition (whether voluntary or involuntary, but including any damage, destruction, loss or taking only to the extent it results in the receipt by the Parent or any Subsidiary (other than an Excluded Subsidiary (Mandatory Prepayment)) of total loss insurance payments and condemnation proceeds that, in the aggregate, exceed $50,000,000 during the term of this Agreement) of any asset of the Parent or any Subsidiary other than sales, leases, transfers and other dispositions (a) in the ordinary course of business, including charters in the ordinary course of business, but, for avoidance of doubt, the sale, lease, transfer or other disposition of any rig substantially as a whole (other than pursuant to a charter) or of any Equity Interest in any Subsidiary is not in the ordinary course of business, (b) of the Pride Illinois, Pride Kentucky, Pride West Virginia and/or Pride Pennsylvania,
(c) of assets (other than Collateral) during the term of this Agreement having an aggregate Fair Market Value less than $25,000,000, (d) by a Project Finance Subsidiary (unless the related project finance debt is repaid), (e) by an Excluded Subsidiary (Mandatory Prepayment), (f) the Net Cash Proceeds of which (or, in the case of any damage, destruction, loss or taking, those in excess of $50,000,000) are (1) used to pay down the outstanding Revolving Advances (with no required reduction in Revolving Commitments) or deposited into and held in a segregated bank account and (2) reinvested in replacement assets within one year of receipt, provided that if any rigs or Equity Interests that constitute Collateral are transferred in connection with a disposition pursuant to this clause (f), the Net Proceeds of such disposition and any replacement assets shall be made subject to an Acceptable Security Interest, (g) between the Parent and a Subsidiary or between Subsidiaries, provided that if any Collateral or Opco Loan Collateral is transferred in connection with a disposition described in this clause (g), the Parent or such Subsidiary of the Parent who owns the Collateral or Opco Loan Collateral after such transfer shall ratify and confirm the Lien on such Collateral or Opco Loan Collateral and shall take all action reasonably requested by the Collateral Agent to maintain an Acceptable Security Interest in the Collateral (except that, if any Included Foreign Pledge Subsidiary ceases to exist or ceases to be an Included Foreign Pledge Subsidiary as a part of such disposition, the security interest contemplated herein in the Equity Interests of such Included Foreign Pledge Subsidiary may be terminated simultaneously with the creation of an Acceptable Security Interest in the percentage of the Equity Interests of all Included Foreign Pledge Subsidiaries existing upon consummation of such disposition that is contemplated in the definition of "Collateral") and to preserve the mortgages securing the Opco Loan in all respects and (h) permitted by Section 5.02(o)(4)(iv).

         "Bankruptcy Code" means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

         "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market Lenders, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                  (c) the sum of 1/2 of one percent per annum plus the Federal Funds Rate in effect from time to time.

         "Base Rate Advance" means an Advance which bears interest as provided in Section 2.05(a) (or, if Section 2.05(c) applies, that bears interest at 2% per annum above the rate provided in Section 2.05(a)).

         "Base Rate Revolving Advance" means a Base Rate Advance that is a Revolving Advance.

         "Base Rate Term Advance" means a Base Rate Advance that is a Term Advance.

         "Borrower" means Pride Offshore, Inc., a Delaware corporation.

         "Borrowing" means a Revolving Borrowing, a Swingline Advance or a Term Borrowing.

         "Business Day" means (a) any day of the year except Saturday, Sunday and any day on which Lenders are required or authorized to close in New York City or Houston, Texas and (b) if the applicable Business Day relates to any LIBOR Advances, any day which is a "Business Day" described in clause (a) and which is also a day for trading by and between Lenders in the London interbank Eurodollar market.

         "Capital Expenditures" means any expenditure (other than in connection with an Acquisition that is not made to maintain or improve an existing asset) that, in accordance with GAAP, is required to be included in or reflected by the property, plant and equipment account or any other fixed asset account in the balance sheet of the Parent or any Subsidiary other than (i) expenditures for which a customer of the Parent or a Subsidiary has agreed to reimburse the Parent or such Subsidiary, as the case may be, directly or indirectly (whether in the form of a lump sum payment, mobilization payment, progress payment, any increase in the day rate for a rig or otherwise); and (ii) expenditures of Casualty Proceeds.

         "Capital Lease Obligations" means, with respect to any capital lease, all lease obligations that under GAAP are required to be capitalized in respect of such capital lease on the books of the lessee at the time of determination, in each case taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

         "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or government of a Participating Member State or issued by any agency thereof and backed by the full faith and credit of the United States of America or a Participating Member State, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Revolving Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or of any Participating Member State or any province or other jurisdiction thereof having combined capital and surplus of not less than $500,000,000 (or the equivalent in any other currency); (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Revolving Lender or of any commercial bank satisfying the requirements of clause (b) or (c) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government or government of a Participating Member State; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth, territory, province or other jurisdiction of the United States or any other foreign country, by any political subdivision or taxing authority of any such state, commonwealth, territory, province or other jurisdiction, the securities of which state, commonwealth, territory, province, other jurisdiction, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Revolving Lender or any commercial bank satisfying the requirements of clause (b) or (c) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

         "Casualty Event" means, with respect to any rig that is part of the Collateral or secures the Opco Loan, (a) any loss or damage to, or any condemnation or taking of, such rig other than a Total Loss of any rig for which the Parent or any Subsidiary receives, anticipates recovering or has filed a claim for Casualty Proceeds or (b) any Lien imposed by any governmental authority pursuant to Environmental Law and that has not been released or bonded within ten Business Days following the receipt by the Parent or any Subsidiary of notice of such imposition unless such Lien is being contested in good faith and by appropriate proceedings.

         "Casualty Proceeds" means the proceeds of any insurance, condemnation award or other compensation paid or payable to the Parent or any Subsidiary or the Collateral Agent in respect of any Casualty Event, less the fees, taxes and expenses paid to collect such proceeds.

         "Change in Control" means (i) any Person or two or more Persons (other than a Permitted Holding Company) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Parent entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) the first day on which a majority of the individuals who constitute the board of directors of the Parent are not Continuing Directors, or
(iii) any Person or two or more Persons (other than a Permitted Holding Company) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent.

         "Citibank" means Citibank, N. A., a national banking association.

         "CNAI" means Citicorp North America, Inc.

         "Code" means the Internal Revenue Code of 1986 as amended from time to time, or any successor Federal tax code, and any reference to any statutory provision of the Code shall be deemed to be a reference to any successor provision or provisions.

         "Collateral" means (i) all Equity Interests of the Borrower, whether now owned or hereafter acquired, (ii) all Equity Interests of each Domestic Subsidiary of the Borrower and of each Included (Full) Foreign Pledge Subsidiary that are now owned or hereafter acquired by the Parent or any Subsidiary, (iii) 65% (or, if the Parent and the Subsidiaries now or hereafter own less than 65%, then the percentage now or hereafter so owned) of all Equity Interests of each Included (Partial) Foreign Pledge Subsidiary, (iv) the Initial Rigs, (v) all rigs, insurance, receivables and inventory now owned or hereafter acquired by the Borrower or any Domestic Subsidiary of the Borrower (other than Excluded Subsidiaries (Collateral)), (vi) all other property covered by any Security Document and (vii) any Liquid Securities in which an Acceptable Security Interest is required to be created pursuant to Section 5.02(o)(4)(ii)(x)(b); provided that neither the Collateral Account nor any Equity Interests in Excluded Subsidiaries (Pledge) shall constitute Collateral; provided further that any Collateral disposed of in accordance with Section 5.02(o) or otherwise released from the Liens created by the Security Documents in accordance with this Agreement or the Security Documents shall then cease to constitute Collateral.

         "Collateral Account" means an interest-bearing deposit account of the Borrower (i) with the Collateral Agent or one of its Affiliates, (ii) over which the Borrower has no control, and (iii) in which the Collateral Agent has a first priority perfected security interest securing the relevant Obligations.

         "Collateral Agent" means Citibank in its capacity as Collateral Agent pursuant to Article IX and any successor in such capacity pursuant to Section 9.08.

         "Collateral Permitted Liens" means non-consensual Liens permitted by
Section 5.02(c) to the extent not securing any obligation to the Parent or any Subsidiary.

         "Collateral Trustee" means Citibank and any successor in such capacity.

         "Commitment" means any Revolving Commitment or any Term Commitment.

         "Consolidated" refers to the consolidation of the accounts of the Parent and its Subsidiaries in accordance with GAAP.

         "Consolidated Current Liabilities" of any Person means, as of any date, the total liabilities (including tax and other proper accruals) of such Person and its subsidiaries (other than Non-Recourse Subsidiaries) on a consolidated basis at such date which may properly be classified as current liabilities in accordance with GAAP, after eliminating (1) all inter-company items between such entity and its subsidiaries (other than Non-Recourse Subsidiaries) or between subsidiaries (other than between a subsidiary that is not a Non-Recourse Subsidiary and a Non-Recourse Subsidiary) and (2) all current maturities of long-term Debt.

         "Consolidated EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (i) revenues after operating costs and selling, general and administrative expenses (but, for the avoidance of doubt, before taxes and interest), plus (ii) to the extent included in such costs and expenses (a) charges associated with the EPC Spar Contracts, (b) depreciation expense, (c) amortization expense and (d) other non-cash expense, in each case of the Parent and its Subsidiaries determined in accordance with GAAP for such period, provided that, in making any determination of Consolidated EBITDA, pro forma effect shall be given to each acquisition or disposition (or series of related acquisitions or dispositions) that is reasonably expected to increase or decrease Consolidated EBITDA by at least $2,000,000 during the twelve-month period following the date of such acquisition or disposition, as if such acquisition or disposition had occurred one year prior to such date.

         "Consolidated Interest Expense" means, for any period, the Consolidated cash interest expense (excluding, for the avoidance of doubt, write-offs or amortization of deferred financing costs) of the Parent and the Subsidiaries determined in accordance with GAAP and as reflected in the financial statements of the Parent and its Subsidiaries for such period, provided that, in making any determination of Consolidated Interest Expense, pro forma effect shall be given to each acquisition or disposition (or series of related acquisitions or dispositions) that is reasonably expected to increase or decrease Consolidated EBITDA by at least $2,000,000 during the twelve-month period following the date of such acquisition or disposition, as if such acquisition or disposition had occurred one year prior to such date.

         "Consolidated Net Tangible Assets" of any Person means, as of any date, Consolidated Tangible Assets of such Person at such date, after deducting (without duplication of deductions) all Consolidated Current Liabilities of such person at such date.

         "Consolidated Tangible Assets" of any Person means, as of any date, the consolidated assets of such person and its subsidiaries (other than Non-Recourse Subsidiaries) at such date, after eliminating inter-company items and after deducting (1) the net book value of all assets that would be classified as intangibles under GAAP (including, without limitation, goodwill, organizational expenses, trademarks, trade names, copyrights, patents, licenses and any rights in any thereof) and (2) any prepaid expenses, deferred charges and unamortized debt discount and expense, each such item determined in accordance with GAAP.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Continuing Director" means an individual who (a) is a member of the full board of directors of the Parent and (b) either (i) was a member of the board of directors of the Parent on the date hereof or (ii) whose nomination for election or election to the board of directors of the Parent was approved by vote of at least a majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved.

         "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type, as the case may be, pursuant to Section 2.05(a), Section 2.07, Section 2.08, or Section 2.11.

         "Credit Document" means this Agreement, each Note, each Security Document, each Notice of Borrowing, each Notice of Letter of Credit, each Letter of Credit and each other document or instrument executed and delivered in connection with this Agreement.

         "Credit Parties" means the Borrower and each Guarantor.

         "Debt" means, in the case of any Person, to the extent reflected on the balance sheet of such Person prepared in accordance with GAAP, (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services
(other than accounts payable arising in the ordinary course of business and payable on customary terms that are not more than 120 days past due), (iv) obligations of such Person to deliver property or services for which prepayment has been made, to the extent reflected as a liability pursuant to GAAP, (v) monetary obligations of such Person as lessee under leases that are, in accordance with GAAP, recorded as capital leases, (vi) all letters of credit issued for the account of such Person or as to which such Person has any reimbursement obligation, in each case securing an obligation for borrowed money, whether or not drawn, (vii) obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (viii) the aggregate liquidation value of each Restricted Preferred Interest of such Person, (ix) obligations of such Person under any synthetic lease, tax retention operating lease or off-balance sheet loan or financing, (x) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, and other Contingent Obligations in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (ix) or clause (xii) of this definition, (xi) indebtedness or obligations of others of the kinds referred to in clauses (i) through (x) or clause (xii) of this definition secured by any Lien on or in respect of any property of such Person, and (xii) all liabilities of such Person in respect of unfunded vested benefits under any Plan or Multiemployer Plan, except to the extent an ERISA Affiliate has paid such liabilities within the time prescribed by law.

         "Default" means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         "Demand Loan" has the meaning specified in Section 2.18(c).

         "Designating Bank" has the meaning specified in Section 10.06(g).

         "Distribution" means any direct or indirect dividend, distribution or other payment of any kind or character (whether in cash, securities or other property and whether or not pursuant to a merger, consolidation or otherwise)
(i) in respect of any Equity Interest of the Parent or any Subsidiary or to the holders, as such, of any Equity Interest of the Parent or any Subsidiary or (ii) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of the Parent or any Subsidiary.

         "Dollars" and "$" means lawful money of the United States of America.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Transfer Agreement pursuant to which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

         "Dutch Deed of Pledge of Shares" means that certain Pledge Agreement dated the date hereof executed by the Parent and Forasub and pledging 65% of the Parent's Equity Interest in Forasub.

         "Effective Date" has the meaning specified in Section 3.01.

         "Eligible Assignee" means (i) any Lender, (ii) with respect to an Eligible Assignee of Term Advances, an Approved Fund or other entity, (iii) with the consent of the Issuing Banks and the

Swingline Lenders (which consent will not be unreasonably withheld), any Affiliate of any Lender, and (iv) with the consent of the Administrative Agent, the Issuing Banks, the Swingline Lenders and, if no Event of Default has occurred and is continuing, the Borrower (which consent will not be unreasonably withheld), any other commercial bank or financial institution not covered by clause (i), (ii) or (iii) of this definition; provided that (a) neither the Parent nor any Subsidiary shall be an Eligible Assignee, and (b) (c) with respect to clauses (iii) and (iv), the consent of the Issuing Banks and the Swingline Lenders shall not be required for purposes of determining an Eligible Assignee of Term Advances.

         "Environment" shall have the meaning set forth in 42 U.S.C. Section 9601(8) as defined on the date of this Agreement, and "Environmental" means pertaining or relating to the Environment.

         "Environmental Law" means any law, statute, ordinance, rule, regulation, order, decision, decree, judgment, permit, license, authorization or other agreement or Governmental Requirement arising from, in connection with or relating to the pollution, protection or regulation of the Environment or the protection or regulation of health or safety, whether the foregoing are required or promulgated by any government or agency or other authority of or in the United States (whether local, state, or federal) or any foreign country or subdivision thereof, including those relating to the disposal, removal, remediation, production, storing, refining, handling, transferring, processing, recycling or transporting of or exposure to any material or substance, wherever located.

         "EPA" means the United States Environmental Protection Agency or any successor thereto.

         "EPC Spar Contracts" means contracts associated with the design, engineering, construction and commissioning of the four deepwater platform drilling rigs being constructed on behalf of two major oil company customers for installation on spars and tension-leg platforms in connection with projects known as Kizomba A, Kizomba B, Holstein and Mad Dog.

         "Equity Interest" means as to any Person, any capital stock, partnership interest, joint venture interest, company interest, membership interest or other equity interest in such Person, or any warrant, option or other right to acquire any Equity Interest in such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, together with the regulations thereunder, as in effect from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Parent or the Borrower is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

         "ERISA Liabilities" means at any time the minimum liability with respect to Plans which would be required to be reflected at such time as a liability on the balance sheet of the Parent or the Borrower under paragraphs 36 and 70 of Statement of Financial Accounting Standards No. 87, as such Statement may from time to time be amended, modified or supplemented, or under any successor statement issued in replacement thereof.

         "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Transfer Agreement pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending

Office) or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "Eurodollar Rate Reserve Percentage" of any Lender for any Interest Period with respect to any LIBOR Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

         "Events of Default" has the meaning specified in Section 6.01.

         "Excluded Subsidiaries" means the Excluded Subsidiaries (Collateral), the Excluded Subsidiaries (Guaranty), the Excluded Subsidiaries (Mandatory Prepayment) and the Excluded Subsidiaries (Pledge).

         "Excluded Subsidiaries (Collateral)" means Foreign Subsidiaries, captive insurance Subsidiaries, Project Finance Subsidiaries and any Subsidiary that may not, pursuant to law or (if such Subsidiary is not a Wholly-Owned Subsidiary of the Parent on the date hereof) any shareholders' or similar agreement existing on the date hereof and applicable to such Subsidiary, grant a Lien on its assets.

         "Excluded Subsidiaries (Guaranty)" means all Subsidiaries that are not Wholly-Owned Subsidiaries, Foreign Subsidiaries (other than Included Foreign Guarantors), captive insurance Subsidiaries, Project Finance Subsidiaries and Subsidiaries that, pursuant to law, may not guarantee the Obligations.

         "Excluded Subsidiaries (Mandatory Prepayment)" means any Subsidiary that may not, pursuant to law or (if such Subsidiary is not a Wholly-Owned Subsidiary of the Parent on the date hereof) any shareholders' or similar agreement existing on the date hereof and applicable to such Subsidiary, deliver any Net Cash Proceeds of an Asset Disposition to the Borrower.

         "Excluded Subsidiaries (Pledge)" means (a) all Domestic Subsidiaries other than Domestic Subsidiaries of the Borrower, (b) all Foreign Subsidiaries other than Included Foreign Pledge Subsidiaries, (c) Project Finance Subsidiaries, (d) captive insurance Subsidiaries, and (e) any Subsidiary the Equity Interests of which may not, pursuant to law or (if such Subsidiary is not a Wholly-Owned Subsidiary of the Parent on the date hereof) any shareholders' or similar agreement existing on the date hereof and applicable to such Subsidiary.

         "Existing Credit Facilities" means the Existing Non-U.S. Revolver, the Existing Term Facility and the Existing U.S. Revolver.

         "Existing Letters of Credit" means the letters of credit listed on
Schedule 2.18(g).

         "Existing Non-U.S. Revolver" means the Facility Agreement dated as of October 24, 2003 among Forasub, Foramer, Durand Maritime SNC, the lenders party thereto and Natexis Banques Populaires, as agent, as amended, supplemented or otherwise modified.

         "Existing Parent" means Pride International, Inc., a Delaware corporation.

         "Existing Term Facility" means the Term Loan Agreement dated as of December 29, 2003 among the Parent, the Borrower, certain affiliates of the Parent, the lenders party thereto and Credit Lyonnais New York Branch, as administrative agent, as amended, supplemented or otherwise modified.

         "Existing U.S. Revolver" means the Revolving Credit Agreement dated as of June 20, 2002 among the Parent, the Borrower, certain affiliates of the Parent, the lenders party thereto and Credit Lyonnais New York Branch as, administrative agent.

         "Expiration Date" means, for any Letter of Credit, the later of (i) the Stated Expiry Date of such Letter of Credit or such earlier date, if any, on which such Letter of Credit is permanently cancelled in writing by the Borrower, the beneficiary thereof and each transferee, if any, thereof, (ii) if any Extension Event referred to in clause (i) of the definition herein of Extension Event shall occur in respect of such Letter of Credit, the date on which the Issuing Bank shall receive an opinion from its counsel to the effect that a final and nonappealable judgment or order has been rendered or issued either terminating the order, injunction or other process or decree restraining the Issuing Bank from paying under such Letter of Credit or permanently enjoining the Issuing Bank from paying under such Letter of Credit, and (iii) if any Extension Event referred to in clause (ii) of the definition herein of Extension Event shall occur in respect of such Letter of Credit, the date on which the Issuing Bank shall receive an opinion from its counsel to the effect that the Issuing Bank has no further liability under such Letter of Credit.

         "Extension Event" means, in respect of any Letter of Credit, that at any time either (i) the Issuing Bank shall have been served with or otherwise be subjected to a court order, injunction or other process or decree restraining or seeking to restrain the Issuing Bank from paying any amount under such Letter of Credit and either (a) there has been a drawing under such Letter of Credit which the Issuing Bank would otherwise be obligated to pay or (b) the Stated Expiry Date of such Letter of Credit has occurred but the right of the beneficiary or transferee to draw under such Letter of Credit has been extended past such date in connection with the pendency of the related court action or proceeding; or
(ii) the beneficiary or transferee shall have made a demand, on or prior to the Stated Expiry Date of such Letter of Credit, to the effect that the Stated Expiry Date be extended or that the value of such Letter of Credit be held for the account of the beneficiary or transferee, in either case under circumstances in which the Issuing Bank may incur liability or loss if the Issuing Bank does not comply with such demand, and either (a) the Borrower shall have failed to authorize the Issuing Bank to so extend the Stated Expiry Date within three banking days after the Issuing Bank shall have notified the Borrower of such demand or (b) the Issuing Bank shall in its sole discretion decline to extend such Stated Expiry Date.

         "Extraordinary Receipts" means all amounts received by, or for the benefit of, the Parent or any Subsidiary on account of or as a result of any tax refund, indemnity payment, pension reversion, any claim under any title insurance policy, any exemplary, punitive or special damages (whether as a result of an order, judgment, settlement or otherwise), other than, so long as no Event of Default exists, proceeds less than $5,000,000 during the term of this Agreement. For avoidance of doubt, cash receipts in the ordinary course of business will not be considered to be Extraordinary Receipts.

         "Fair Market Value" means Fair Value as determined in good faith by (a) the principal financial officer of the Parent if less than or equal to $25 million and (b) the Board of Directors of the Parent if greater than $25 million.

         "Fair Value" means the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "FDIC" means the Federal Deposit Insurance Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

         "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

         "Final Maturity Date" means (i) for a Revolving Advance, July 7, 2009, and (ii) for a Term Advance, July 7, 2011.

         "First Tier Foreign Subsidiary" means each Foreign Subsidiary, any Equity Interest in which is owned directly by the Parent or any Domestic Subsidiary.

         "Foramer" means Pride Foramer S.A.S., a French company.

         "Forasub" means Forasub B.V., a Netherlands company.

         "Forasub Loan" means the unsecured loan in the amount of $150,000,000 made by the Borrower to Forasub on the date hereof.

         "Foreign Subsidiary" means each Subsidiary organized and existing under the law of a jurisdiction other than the United States, any state or territory thereof, the District of Columbia or any political subdivision of the United States, any state or territory thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles and policies in the United States as in effect from time-to-time and concurred in by the independent certified public accountants certifying the audited financial statements referred to in 4.01(d)(i). All calculations for purposes of determining compliance with Sections 5.02(a) and 5.02(b) of this Agreement, however, shall be adjusted to reflect GAAP accounting principles and policies consistent with those in effect on December 31, 2003.

         "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

         "Guarantor" means the Parent, each Subsidiary listed below the heading "Guarantors" on the signature pages hereto and each other Subsidiary that executes a counterpart hereof from time to time, as contemplated by Section 5.01(k).

         "Hazardous Materials" means (i) any substance or material identified as a hazardous substance pursuant to any Environmental Law, (ii) any substance or material regulated as a hazardous or solid waste pursuant to any Environmental Law, (iii) any other material or substance regulated under any Environmental Law and (iv) pollutants, contaminants, toxic substances, radioactive materials, refined products, natural gas liquids, crude oil, petroleum and petroleum products, polychlorinated biphenyls and asbestos.

         "Hedging Agreement" means any swap, collar, cap, option, any combination of the foregoing or any other hedge relating to any commodity, interest rates, currency, gas, electricity or other product or service.

         "Illegality Event" has the meaning specified in Section 2.11.

         "Included Foreign Guarantor" means each Foreign Subsidiary that, as a result of a change in United States tax law relating to the repatriation of earnings of foreign subsidiaries after the date hereof (other than a change in United States tax law that permits, for a limited period of time, a foreign subsidiary of a United States taxpayer to repatriate earnings without any member of the consolidated group incurring United States income tax), may guarantee obligations of the Borrower without adverse United States income tax consequences relating to repatriation of earnings (other than Excluded Subsidiaries (Guaranty)).

         "Included Foreign Pledge Subsidiaries" means Included (Full) Foreign Pledge Subsidiaries and Included (Partial) Foreign Pledge Subsidiaries.

         "Included (Full) Foreign Pledge Subsidiary" means each Foreign Subsidiary of the Borrower (other than those described in clauses (c), (d) and (e) of the definition of Excluded Subsidiaries (Pledge)) all the Equity Interests of which, as a result of a change in United States tax law relating to the repatriation of earnings of foreign subsidiaries after the date hereof (other than a change in United States tax law that permits, for a limited period of time, a foreign subsidiary of a United States taxpayer to repatriate earnings without any member of the consolidated group incurring United States income tax), may be pledged to secure the obligations of the Borrower without adverse United States income tax consequences relating to repatriation of earnings.

         "Included (Partial) Foreign Pledge Subsidiaries" means each First Tier Foreign Subsidiary of the Borrower or any Guarantor (other than those described in clauses (c), (d) and (e) of the definition of Excluded Subsidiaries (Pledge) and Included (Full) Foreign Pledge Subsidiaries).

         "Indemnified Parties" has the meaning specified in Section 10.04(c).

         "Information Memorandum" means the Confidential Information Memorandum dated June 2004 relating to the Borrower and the transactions contemplated hereby.

         "Initial Rigs" means the mobile offshore drilling units and platform drilling rigs listed on Exhibit K.

         "Insufficiency" means, with respect to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

         "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period.

         "Interest Period" means, with respect to each LIBOR Advance, in each case comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                           (i)      Interest Periods commencing on the same date
for Advances comprising part of the same Borrowing shall be of the same duration;

                           (ii)     whenever the last day of any Interest Period
would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                           (iii)    any Interest Period which begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which such Interest Period would have ended if there were a numerically corresponding day in such calendar month;

                           (iv)     no Interest Period for any Advance may end
after the Final Maturity Date for such Advance;

                           (v)      no Interest Period for any Term Advance may
end after any installment due date referred to in Section 2.04(c) unless, after giving effect to the selection of such Interest Period, the aggregate unpaid principal amount of Base Rate Term Advances and LIBOR Term Advances having Interest Periods which end on or prior to such installment due date shall be at least equal to the principal amount of Term Advances due on or prior to such installment due date; and

                           (vi)     the Borrower may not select any Interest
Period if any Event of Default exists.

         "Investment" means, as applied to any Person, any direct or indirect
(i) purchase or other acquisition by such Person of any Equity Interest or Debt of any other Person, (ii) loan or advance made by such Person to any other Person, (iii) guaranty, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, (iv) creation of any Debt owed to such Person by any other Person, or (v) capital contribution or other investment by such Person in any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, minus the amount of any portion of such Investment repaid to such Person as a dividend, repayment of loan or advance, release or discharge of a guarantee or other obligation or other transfer of property or return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment. In determining the amount of any Investment involving a transfer of property other than cash, such property shall be valued at is Fair Market Value at the time of such transfer.

         "Issuing Banks" means Calyon New York Branch and Natexis Banques Populaires.

         "ISM Code" has the meaning specified in Section 4.01(w).

         "Land Rig Disposition" means (i) any sale, lease, transfer or other disposition (whether voluntary or involuntary, other than any damage, destruction, loss or taking) of any land rig or the Equity Interests of any Person that owns a land rig and (ii) any damage, destruction, loss or taking relating to any land rig only to the extent it results in the receipt by the Parent or any Subsidiary (other than an Excluded Subsidiary (Mandatory Prepayment)) of total loss insurance payments and condemnation proceeds that, in the aggregate, exceed $50,000,000 during the term of this Agreement) unless such payments and proceeds in excess of $50,000,000 are (a) used to pay down the outstanding Revolving Advances (with no required reduction in Revolving Commitments) or deposited into and held in a segregated bank account and (b) reinvested in replacement assets within one year of receipt.

         "Land Rig Sale" means any voluntary sale that constitutes a Land Rig Disposition pursuant to clause (i) of the definition herein of Land Rig Disposition.

         "Lender Parties" means the Collateral Agent, the Collateral Trustee, the Administrative Agent, the Issuing Banks, the Swingline Lenders, the Lenders, the Sole Lead Arranger and each holder of Other Obligations.

         "Lenders" means the Revolving Lenders, the Swingline Lenders and the Term Lenders.

         "Letter of Credit" means each letter of credit issued by the Issuing Banks pursuant to Section 2.18, as extended or otherwise modified by the Issuing Banks from time to time.

         "Letter of Credit Liabilities" means the maximum aggregate amount of all undrawn portions of Letters of Credit (after giving effect to any step up provision or other mechanism for increases, if any, and assuming compliance with all conditions to drawing) plus the aggregate amount of all drawings under Letters of Credit which are unpaid.

         "Leverage Ratio" means, at any date of determination, the ratio of (a) Consolidated Debt of the Parent and its Subsidiaries (excluding Debt referred to in clause (xii) of the definition herein of Debt) as at the end of the then most recently ended fiscal quarter of the Parent (which, if such date is the last day of a fiscal quarter of the Parent, shall be such fiscal quarter) net of unrestricted cash on which no Lien or restriction whatsoever exists (other than usual and customary rights of set-off for deposit account fees and expenses required by financial institutions where such cash is deposited) and cash deposited, in connection with any Debt, in restricted accounts that require the payee of such Debt to consent to withdrawal thereof and earmarked for amortization of such Debt (other than the portion thereof payable against interest) to (b) Consolidated EBITDA for such fiscal quarter and the immediately preceding three fiscal quarters.

         "L/C Cash Collateral Account" has the meaning specified in Section
6.02.

         "L/C Related Documents" has the meaning specified in Section 2.18(d).

         "LIBO Rate" means, for any Interest Period for each LIBOR Advance comprising part of the same Borrowing, (a) the rate per annum (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days before the first day of the relevant Interest Period for a term comparable to such Interest Period; (b) if for any reason the rate specified in clause (a) of this definition does not so appear on Telerate Page 3750 (or any successor page), the rate per annum (rounded upward, if not an integral multiple of 1/100 of 1%, to the nearest 1/100 of 1% per annum) appearing on Reuters Screen LIBO page (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately

11:00 a.m. (London time) two Business Days before the first day of such Interest Period for a term comparable to such Interest Period; provided that if more than one rate is specified on Reuters Screen LIBO page (or any successor page), the applicable rate shall be the arithmetic mean of all such rates; and (c) if the rate specified in clause (a) of this definition does not so appear on Telerate Page 3750 (or any successor page) and if no rate specified in clause (b) of this definition so appears on Reuters Screen LIBO page (or any successor page), the interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum if such rate is not such a multiple) equal to the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the LIBOR Advance of CNAI comprising part of such Borrowing and for a period equal to such Interest Period.

         "LIBOR Advance" means an Advance which bears interest as provided in
Section 2.05(b) (or, if Section 2.05(c) applies, that bears interest at 2% per annum above the rate provided in Section 2.05(b)).

         "LIBOR Borrowing" means a Borrowing comprised of LIBOR Advances.

         "LIBOR Revolving Advance" means a LIBOR Advance that is a Revolving Advance.

         "LIBOR Term Advance" means a LIBOR Advance that is a Term Advance.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any production payment, advance payment or similar arrangement with respect to minerals, any agreement to grant any Lien, any conditional sale or other title retention agreement and the interest of a lessor under a capital lease), whether or not filed, recorded or otherwise perfected under applicable law. For the avoidance of doubt, an agreement to refrain from granting a Lien shall not constitute a Lien.

         "Liquid Securities" means securities (1) of an issuer that is not an Affiliate of the Parent, (2) that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, the London Stock Exchange or the Nasdaq National Market and (3) as to which (a) the Parent is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act), (b) a registration statement under the Securities Act covering the resale thereof is in effect, (c) the Parent or a Subsidiary of the Parent is entitled to registration rights under the Securities Act, or (d) in the case of any securities traded on the Toronto Stock Exchange or London Stock Exchange, the Parent or a Subsidiary of the Parent has rights comparable to those referred to in clauses (b) and (c) of this clause (3), in each case in this clause (3) for as long as the securities are held; provided, however, that securities meeting the requirements of clauses (1), (2) and (3) of this definition shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or cash equivalents and (y) 365 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or cash equivalents within 365 days of receipt thereof, then, for purposes of determining whether the transaction pursuant to which the securities were received complied with the provisions of Section 5.02(o) hereof, such securities shall be deemed not to have been Liquid Securities at any time.

         "Liquidity" means, at any time the sum of the maximum aggregate amount that the Borrower can borrow at such time under Section 2.01(a) plus the amount at such time of the Parent's and its Subsidiaries' Consolidated unrestricted cash and cash equivalents if such cash and cash equivalents are not subject to any Lien or any restriction whatsoever, other than usual and customary rights of set-off for deposit account fees and expenses required by financial institutions where such cash or cash equivalents are deposited. For avoidance of doubt, the Note Redemption Deposit shall not constitute unrestricted cash or cash equivalents.

         "Losses" has the meaning specified in Section 10.04(c).

         "Majority Lenders" means at any time Lenders holding more than 50% of the sum of the then aggregate unpaid principal amount of the Advances held by Lenders plus the then existing amount of Letter of Credit Liabilities plus the then unused Commitments. For purposes of this definition, (i) Letter of Credit Liabilities shall be considered held by the respective Revolving Lenders in accordance with the respective amounts of their participations therein pursuant to Section 2.18, with the Lender that is the Issuing Bank holding the balance thereof after taking into account such participations and (ii) Swingline Advances shall be considered held by the respective Revolving Lenders in accordance with their respective Ratable Revolving Percentages.

         "Mandatory Prepayment Debt" means any Debt of the Parent or any Subsidiary incurred or issued after the date hereof other than Debt permitted pursuant to Section 5.02(d).

         "Material Adverse Effect" means a material adverse effect on (i) the business, assets, operations, properties or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, (ii) the ability of the Parent and its Subsidiaries, taken as a whole, to perform their obligations under the Credit Documents, (iii) the rights of or benefits or remedies available to any Lender Party party hereto under the Credit Documents or (iv) the legality, validity, binding effect or enforceability of the Credit Documents.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Parent, the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Parent, the Borrower or any ERISA Affiliate, and one or more employers other than the Parent, the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Parent, the Borrower or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "Net Cash Proceeds" means all Net Proceeds in the form of cash or cash equivalents.

         "Net Debt Proceeds" means all amounts received from time to time by, or for the benefit of, the Parent or any Subsidiary pursuant to or in connection with the issuance of any Mandatory Prepayment Debt net of all legal expenses, commissions, discounts and fees incurred pursuant to such Mandatory Prepayment Debt.

         "Net Proceeds" means all consideration in whatever form (whether cash, securities, accounts receivable, tangible property, intangible property or other assets) received from time to time by, or for the benefit of, the Parent or any Subsidiary pursuant to or in connection with any asset disposition net of (a) all tax expenses, legal and title expenses, commissions and other fees and expenses incurred as a result of such asset disposition, (b) all reserves for indemnity obligations of the Parent or such Subsidiary in connection with such asset disposition, (c) all payments made to any Person other than the Parent or a Subsidiary on any Debt or other obligation (i) in accordance with the terms of any Lien upon or with respect to the assets disposed or (ii) which must, by its terms or in order to obtain a necessary consent to such asset disposition or by applicable law, be paid out of the proceeds from such asset disposition (including the amount of any project finance debt that is repaid as contemplated in clause (d) of the definition of Asset Disposition), (d) with respect to any asset disposition by a Subsidiary, the Equity Interest in such consideration of any holder of Equity Interests of such Subsidiary (other than the Parent or any other Subsidiary), and (e) any taxes payable as a result of payment of proceeds to the Borrower for application according to Section 2.04.

         "9.375% Notes" means the 9.375% senior unsecured notes in the aggregate principal amount of $175,000,000 issued by the Parent under the Indenture dated May 1, 1997 between the Parent and JPMorgan Chase Bank, as Trustee.

         "Non-Recourse Subsidiary" means each Subsidiary designated from time to time by the Board of Directors of the Parent as a Non-Recourse Subsidiary in accordance with Section 5.02(v).

         "Note" means a Revolving Note, a Swingline Note or a Term Note.

         "Note Redemption" means the redemption of the 9.375% Notes and 10% Notes (to the extent not purchased by the Parent pursuant to the Tender Offer) in full pursuant to the Note Redemption Notices.

         "Note Redemption Deposit" means the deposit by the Parent of the amount required to effect the Note Redemption with JPMorgan Chase Bank, as Trustee, in connection with the Note Redemption.

         "Note Redemption Notices" means notices to redeem the 9.375% Notes and 10% Notes in accordance with the applicable indentures.

         "Notice of Borrowing" has the meaning specified in Section 2.02.

         "Notice of Letter of Credit" has the meaning specified in Section 2.18(a).

         "Obligations" means (i) all obligations (liquidated, contingent or otherwise) from time to time owed by the Borrower, the Parent or any Subsidiary pursuant to, as a result of or in connection with any of the Credit Documents, including all principal of and interest on the Advances, all obligations to reimburse the Issuing Banks for any payment under any Letter of Credit and all obligations to pay fees, costs, expenses, indemnities and other amounts under any Credit Document, and (ii) all Other Obligations.

         "Opco Loan" means the $150,000,000 loan made on the date hereof by Forasub to Foramer, evidenced by the Opco Note and secured by the Opco Loan Collateral.

         "Opco Loan Collateral" means the assets described on Exhibit M.

         "Opco Loan Party" means Foramer and each owner of any Opco Loan Collateral.

         "Opco Note" means the note dated the date hereof payable by Foramer to Forasub.

         "Opco/Forasub Loan Reduction" means each payment, or other reduction, of principal of the Opco Loan or Forasub Loan if after giving effect to such payment or other reduction the principal balance of the Opco Loan or Forasub Loan is less than $100,000,000.

         "Opco/Forasub Loan Reduction Amount" means, with respect to any Opco/Forasub Loan Reduction, (i) the amount of such Opco/Forasub Loan Reduction minus (ii) the portion (if any) of such Opco/Forasub Loan Reduction that reduced the principal of the Opco Loan or Forasub Loan to (but not below) $100,000,000.

         "Other Obligations" means all obligations of the Parent or any Subsidiary under any Hedging Agreement entered into by (i) the Parent or any Subsidiary and (ii) any Secured Hedge Provider.

         "Other Taxes" has the meaning specified in Section 2.13(c).

         "Parent" means (a) the Existing Parent until the creation of a Permitted Holding Company and (b) thereafter, the Permitted Holding Company that is not a Subsidiary of another Permitted Holding Company.

         "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. 107-56, signed into law October 26, 2001.

         "Payment Office" means the office of the Administrative Agent located at 399 Park Avenue, New York, New York 10043 or such other office as the Administrative Agent may designate by written notice to the other parties hereto.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any federal agency or authority of the United States from time to time succeeding to its function.

         "Permitted Holding Company" means (a) from and after the time the common stock of the Existing Parent is not listed on a United States or non-United States national or regional securities exchange or traded through the National Association of Securities Dealers Automated Quotation System or similar system, a Person organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, any other member of the European Union or the Netherlands Antilles that, immediately after such time, had substantially the same stockholders, directly or indirectly, as the Existing Parent immediately prior to such time, (b) from and after the sale, lease, transfer or other disposition of all or substantially all of the Existing Parent's and its Subsidiaries' assets, the Existing Parent and (c) each Wholly-Owned Subsidiary of another Permitted Holding Company that directly or indirectly owns the common stock of the Existing Parent.

         "Permitted Investments" means

                           (i)      Investments in Cash Equivalents;

                           (ii)     Investments in the Parent and Domestic
Subsidiaries made by the Parent or any Subsidiary, provided that any such Investment in the Borrower or a Guarantor that is in the form of a loan from a Person other than the Borrower or a Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

                           (iii)    Investments in Foreign Subsidiaries by other
Foreign Subsidiaries, provided that any such Investment in an Included Foreign Guarantor that is in the form of a loan from a Person other than the Borrower or a Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

                           (iv)     Investments in Foreign Subsidiaries by the
Parent and Domestic Subsidiaries if (a) such Investments are used by the Foreign Subsidiaries in the contract drilling business or for a purpose related, ancillary or complementary to the business of the Parent and its subsidiaries on the date hereof, and (b) no more than $250,000,000 of Revolving Advances (excluding Revolving Advances, if any, used to fund the Forasub Loan), the proceeds of which were used for Investment in Foreign Subsidiaries, are outstanding, provided that any such Investment in an Included Foreign Guarantor that is in the form of a loan from a Person other than the Borrower or a Guarantor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

                           (v)      Investments represented by proceeds from
dispositions of assets; and

                           (vi)     any other Investment (in addition to those
referenced in clause (i) through (v) above) if (a) the amount of such Investment (measured according to the definition of Investments), when taken together with all other Investments described in this clause (vi) and made since the date hereof, does not exceed 10% of Consolidated Net Tangible Assets determined as of the date such Investment is made, and (b) such Investment is used in connection with the contract drilling business or for a purpose related, ancillary or complementary to the business of the Parent and its subsidiaries on the date hereof. The value of any Equity Interests of the Parent issued in connection with an Acquisition shall not be considered for purposes of the calculation in clause (vi)(a).

         "Permitted Restructuring" means (i) any amalgamation, merger or consolidation among Foreign Subsidiaries if (a) no Event of Default exists at the time of, or would result from, such amalgamation, merger or consolidation,
(b) all Liens on the Collateral are preserved in all respects as Acceptable Security Interests (except that, if any Included Foreign Pledge Subsidiary ceases to exist or ceases to be an Included Foreign Pledge Subsidiary as a part of such amalgamation, merger or consolidation, the security interest contemplated herein in the Equity Interests of such Included Foreign Pledge Subsidiary may terminate simultaneously with the creation of an Acceptable Security Interest in the percentage of the Equity Interests of all Included Foreign Pledge Subsidiaries existing upon consummation of such amalgamation, merger or consolidation that is contemplated in the definition of "Collateral"),
(c) the Forasub Loan, the Opco Loan and all mortgages securing the Opco Loan are preserved in all respects (except that the maker and/or debtor of either such loan, and/or grantor of one or more of such mortgages, may change), unless the Forasub Loan and the Opco Loan have been paid in full, and (d) such amalgamation, merger or consolidation could not reasonably be expected to result in a Material Adverse Effect; and (ii) any amalgamation, merger or consolidation among only Domestic Subsidiaries, among Domestic Subsidiaries and the Parent or among Foreign Subsidiaries and the Parent if (a) no Event of Default exists at the time of, or would result from, such amalgamation, merger or consolidation,
(b) all Liens on the Collateral are preserved in all respects as Acceptable Security Interests (except that, if any Included Foreign Pledge Subsidiary ceases to exist or ceases to be an Included Foreign Pledge Subsidiary as a part of such amalgamation, merger or consolidation, the security interest contemplated herein in the Equity Interests of such Included Foreign Pledge Subsidiary may terminate simultaneously with the creation of an Acceptable Security Interest in the percentage of the Equity Interests of all Included Foreign Pledge Subsidiaries existing upon consummation of such amalgamation, merger or consolidation that is contemplated in the definition of "Collateral"),
(c) the Forasub Loan is preserved in all respects, unless the Forasub Loan has been paid in full, (d) such amalgamation, merger or consolidation could not reasonably be expected to result in a Material Adverse Effect, and (e) the existence of the Borrower and the Parent (or, if not the Parent, a Permitted Holding Company) continues.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, firm or other entity, or a government or any political subdivision or agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan (other than a Multiemployer Plan) which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Parent, the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

         "Pledge" means a Pledge Agreement executed by the Parent or any Subsidiary in substantially the form of Exhibit I, as amended, supplemented or modified from time to time, and each other pledge agreement or other document from time to time executed by a Credit Party pledging Equity Interests of the Borrower or any Subsidiary to the Collateral Agent, as amended, supplemented or modified from time to time.

         "Preferred Interest" means, as applied to any Person, any Equity Interest of such Person that is entitled to preference or priority over any other Equity Interest of such Person in respect of either the payment of dividends or distributions or the distribution of assets upon liquidation.

         "Prescribed Forms" shall mean such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Lender providing the forms or statements, (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Lender free of deduction or withholding of income or similar taxes (except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

         "Project Finance Debt" means (a) Debt with respect to the two drilling/workover barge rigs owned by the Parent's Venezuelan Subsidiary as in effect on the date hereof, (b) Debt with respect to the two drillships owned by Andre Maritime Ltd. and Martin Maritime Ltd. as in effect on the date hereof,
(c) Debt with respect to the one jack-up rig owned by Foramer as in effect on the date hereof, except for the $10,000,000 portion which is recourse to the Parent, and (d) Debt (i) incurred to finance the purchase price or construction cost of property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) and related items (including interest added to principal), (ii) which is non-recourse to the Parent and its Subsidiaries, other than a Project Finance Subsidiary, (iii) for which neither the Parent nor any of its Subsidiaries (other than a Project Finance Subsidiary) shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, and (iv) the provider of which shall have no recourse to any assets of the Parent and its Subsidiaries (other than the assets for which such Project Finance Debt was incurred, the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, such assets and the Equity Interests of any Project Finance Subsidiary that owns, whether directly or indirectly, such assets).

         "Project Finance Subsidiary" means any Subsidiary of the Parent whose principal purpose is to incur Debt or to become an owner of interests in a Person created to conduct the business activities for which such Debt was incurred, and substantially all the fixed assets of which Subsidiary or Person are those fixed assets being financed (or to be financed) in whole or in part by such Debt.

         "property" or "asset" (in either case, whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Ratable Revolving Percentage" means as to any Revolving Lender at any date the amount (expressed as a percentage) obtained (i) by dividing (a) such Lender's Revolving Commitment at such date by (b) the aggregate amount at such date of all Revolving Commitments of all of the Revolving

Lenders, or (ii) if no Revolving Commitments exist on such date, by dividing (a) such Lender's Revolving Commitment immediately prior to the termination of the Revolving Commitments by (b) the aggregate amount of all Revolving Commitments of all of the Lenders immediately prior to such termination.

         "Ratable Sharing Percentage" shall mean with respect to any Person, at any date, the percentage of the Obligations owed at such date to such Person. Each determination of any Ratable Sharing Percentage will be made by the Administrative Agent and will be made (i) assuming that each Letter of Credit has been drawn in its maximum face amount and that each Lender is owed the amount of its participation in each Letter of Credit contemplated by the Credit Agreement (or, in the case of the Lender that is the Issuing Bank, the remaining amount after giving effect to such participations), (ii) assuming that each Revolving Lender is owed the amount of its participation in each Swingline Advance contemplated by the Credit Agreement (or, in the case of the Lender that is a Swingline Lender, the remaining amount after giving effect to such participations), (iii) assuming that the amount of each Other Obligation (a) that has not been terminated prior to such date, is the Termination Amount of such Other Obligation on such date, and (b) that has been terminated prior to such date, is the amount owed by (or to) the Parent or any Subsidiary pursuant to such Other Obligation, (iv) if any Secured Hedge Provider is a party to two or more Other Obligations, applying concepts of netting to such Other Obligations, and (v) if the amount of the Other Obligation (or net amount in the case of multiple Other Obligations) is owed to the Parent or any Subsidiary, rather than owed by the Parent or any Subsidiary, using zero as the amount (or net amount) of such Other Obligation (or Other Obligations). Any Ratable Sharing Percentage determined by the Administrative Agent in good faith shall be conclusive and binding absent manifest error.

         "Register" has the meaning specified in Section 10.06(c).

         "Regulation U" means Regulation U of the Federal Reserve Board, as the same is from time to time in effect.

         "Responsible Officer" means, the Chief Executive Officer, President, Chief Financial Officer, any Executive or Senior Vice President, or Treasurer of the Parent or the Borrower.

         "Restricted Preferred Interest" means any Preferred Interest which is subject to retirement, purchase, redemption, other acquisition or conversion, in whole or in part, at the option of the holder thereof (unless such option may only be exercised on a fixed or determinable date or dates after July 31, 2011) or at a fixed or determinable date or dates prior to or on July 31, 2011.

         "Revolving Advance" means an advance by a Lender to the Borrower pursuant to Section 2.01(a) and refers to a Base Rate Advance or a LIBOR Advance, (each of which shall be a "Type" of Revolving Advance).

         "Revolving Borrowing" means a borrowing hereunder consisting of Revolving Advances of the same Type made on the same day by the Revolving Lenders ratably in accordance with their respective Ratable Revolving Percentages and in the case of LIBOR Advances, having the same Interest Period.

         "Revolving Commitment" has the meaning specified in Section 2.01(a).

         "Revolving Lenders" means the lenders listed on the signature pages hereof under the heading "REVOLVING LENDERS" and each Eligible Assignee that becomes a Revolving Lender party hereto pursuant to or Section 10.06(a), (b) and
(d).

         "Revolving Loan Termination Date" means July 7, 2009 or the earlier date of termination in whole of the Revolving Commitments pursuant to this Agreement.

         "Revolving Note" means a promissory note of the Borrower payable to the order of any Revolving Lender, in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from Revolving Advances owed to such Lender.

         "Rigs" (whether or not capitalized) means mobile offshore drilling units, platform drilling rigs, land drilling rigs, offshore drilling rigs, drilling barges, other drilling equipment, vessels and all related equipment.

         "Sale Leaseback Transaction" of any Person means any arrangement entered into by such Person or any Subsidiary of such Person, directly or indirectly, whereby such Person or any Subsidiary of such Person shall sell or transfer any property, whether now owned or hereafter acquired to any other Person (a "Transferee"), and whereby such first Person or any Subsidiary of such first Person shall then or thereafter rent or lease as lessee such property or any part thereof or rent or lease as lessee from such Transferee or any other Person other property which such first Person or any Subsidiary of such first Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

         "Secured Hedge Provider" means any Person that is a party to a Hedging Agreement with the Parent or any Subsidiary that entered into such Hedging Agreement while such Person was a Lender or an Affiliate of a Lender, whether or not such Person at any time ceases to be a Lender or an Affiliate of a Lender, as the case may be, and which Hedging Agreement has not been subjected to additional transactions or confirmations while such Person was not a Lender or an Affiliate of a Lender.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

         "Security Agreement" means a Security Agreement executed by the Borrower and/or one or more Guarantors in substantially the form of Exhibit H, as amended, supplemented or modified from time to time.

         "Security Documents" means the Vessel Documents, each Additional Security Document, each Pledge, each Security Agreement and each security document referred to in Section 5.01(k).

         "Senior Notes" means the $500,000,000 senior unsecured notes due 2014 issued by the Parent on the date hereof.

         "Sole Lead Arranger" means Citigroup Global Markets Inc.

         "Solvent" means, with respect to any Person at any time, that at such time (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

         "SPC" has the meaning specified in Section 10.06(g).

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. on the date hereof.

         "Stated Expiry Date" means the original expiration date stated on the face of any Letter of Credit, or such other date, if any, to which the Issuing Bank extends the expiration of such Letter of Credit at the request of the Borrower.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture, or other entity shall or might have voting power upon the occurrence of any contingency) is at the time owned directly or indirectly by such Person; provided that each Non-Recourse Subsidiary shall be deemed to not be a Subsidiary except for purposes of the definition herein of Non-Recourse Subsidiary and Sections 3.01, 4.01(d), 5.01(a)(i), 5.01(a)(ii),
5.02 (v) and 5.02(w). Unless otherwise provided, the terms "Subsidiary" and "Subsidiaries" refer to a Subsidiary or Subsidiaries of the Parent.

         "Swingline Advance" means an advance by a Swingline Lender to the Borrower pursuant to Section 2.01(c).

         "Swingline Lenders" means Calyon New York Branch and Natexis Banques Populaires.

         "Swingline Note" means a promissory note of the Borrower payable to the order of a Swingline Lender, in substantially the form of Exhibit A-3, evidencing the aggregate indebtedness of the Borrower to such Swingline Lender resulting from Swingline Advances.

         "Taxes" has the meaning specified in Section 2.13(a).

         "10% Notes" means the 10% senior unsecured notes in the aggregate principal amount of $200,000,000 issued by the Parent under the Indenture dated May 1, 1997 between the Parent and JPMorgan Chase Bank, as Trustee.

         "Tender Offer" means the Parent's tender offer to purchase the 9.375% Notes and the 10% Notes as further described in a document titled "Offer to Purchase" dated June 10, 2004.

         "Term Advance" means an advance by a Lender to the Borrower pursuant to
Section 2.01(b) and refers to a Base Rate Advance or a LIBOR Advance (each of which shall be a "Type" of Term Advance).

         "Term Borrowing" means each of (a) all Base Rate Term Advances outstanding at any time and (b) all LIBOR Term Advances outstanding at any time.

         "Term Commitment" means, as to any, Term Lender, the amount set opposite such Term Lender's name on the signature pages hereof under the heading "Term Commitments".

         "Term Lenders" means the lenders listed on the signature pages hereof under the heading "TERM LENDERS" and each Eligible Assignee that becomes a Term Lender party hereto pursuant to Section 10.06(a), (b) and (d).

         "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from Term Advances owed to such Lender.

         "Termination Amount" means, on any date, with respect to each Other Obligation and the Secured Hedge Provider that is a party to such Other Obligation, assuming termination of such Other Obligation on such date, the amount determined by the Administrative Agent to be the amount that would be owed by or to such Secured Hedge Provider upon such termination under then prevailing circumstances in replacing, or in providing the economic equivalent of, such Other Obligation, including all amounts owed thereunder on such date that have not been paid.

         In determining a Termination Amount, the Administrative Agent may consider any relevant information, including, without limitation, one or more of the following types of information:

         (i) quotations (either firm or indicative) for replacement transactions supplied by one or more third parties;

         (ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

         (iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Administrative Agent's affiliates) if that information is of the same type used by the Administrative Agent in the regular course of its business for the valuation of similar transactions.

         Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information. Any Termination Amount determined by the Administrative Agent in good faith shall be conclusive and binding absent manifest error.

         "Termination Event" means (a) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in
Section 4062(e) of ERISA, or (b) the withdrawal of the Parent, the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by the Parent, the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised total loss of any rig that is part of the Collateral or secures the Opco Loan, (b) the requisition for title or other compulsory acquisition or forfeiture of any such rig otherwise than by requisition for hire; or (c) the capture, seizure, arrest, detention or confiscation of any rig by any governmental authority or Person acting or purporting to act on behalf of any governmental authority unless such rig is released from such capture, seizure, arrest, detention or confiscation within one month after the occurrence thereof.

         "Transactions" means the making of the Advances, the issuance of Letters of Credit, the issuance of the Senior Notes, the Tender Offer, the giving of the Note Redemption Notices, the Note Redemption, the making of the Note Redemption Deposit, the payment and termination of the Existing Credit Facilities, the 9.375% Notes and the 10% Notes, the making of the Forasub Loan and the Opco Loan, the execution of the Credit Documents, the execution of the documents related to the Forasub Loan and the Opco Loan and the satisfaction of all matters referred to in Section 3.01.

         "Transfer Agreement" means a transfer agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit G.

         "Twin Oaks" means Twin Oaks Financial Ltd., a British Virgin Islands company.

         "Twin Oaks Sale" means any disposition of the Equity Interests of Twin Oaks, any of its subsidiaries or any successor (or purchaser of assets) of Twin Oaks or any of its subsidiaries.

         "Type" has the meaning specified in the definition of the term "Revolving Advance" (with respect to a Revolving Advance) and in the definition of the "Term Advance" (with respect to a Term Advance).

         "Vessel Documents" means (i) the Vessel Mortgages (the "Vessel Mortgages"), substantially in the form of Exhibit P-1, as the Collateral Agent may determine are necessary, for each Initial Rig, (ii) the Assignments of Insurances, substantially in the form of Exhibit P-2, for each Initial Rig, and
(iii) the Master Vessel and Trust Agreement, substantially in the form of Exhibit P-3, covering each Initial Rig.

         "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the Equity Interests (other than shares required to law to be owned by another Person, director's qualifying shares and other immaterial interests) in which are owned by such Person and/or one or more other Wholly-Owned Subsidiaries of such Person.

         "Withdrawal Liability" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

         Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". Unless otherwise indicated, all references to a particular time are references to New York City time.

         Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

         Section 1.04. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation,", the term "include" shall mean "include, without limitation," and the term "includes" shall mean "includes, without limitation,".

                                   ARTICLE II
             AMOUNT AND TERMS OF THE ADVANCES AND LETTERS OF CREDIT

         Section 2.01. The Advances. (a) Each Revolving Lender severally agrees, on the terms and conditions hereinafter set forth, to make one or more Revolving Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Loan Termination Date in an aggregate amount not to exceed at any time outstanding an amount equal to (i) the amount set opposite such Revolving Lender's name on the signature pages hereof as its Revolving Commitment or, if such Revolving Lender has entered into any Transfer Agreement, set forth for such Revolving Lender as its Revolving Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.06(c), as such amount may be adjusted pursuant to Section 2.15, Section 2.16 or Section 6.01 (such Revolving Lender's "Revolving Commitment") minus (ii) such Revolving Lender's Ratable

Revolving Percentage of the sum of outstanding Swingline Advances plus outstanding Letter of Credit Liabilities; provided that no Revolving Advance shall be required to be made, except as part of a Revolving Borrowing that is in an aggregate amount that is an integral multiple of $1,000,000 and is not less than (a) in the case of a Revolving Borrowing comprised of LIBOR Advances, $5,000,000 and (b) in the case of a Revolving Borrowing comprised of Base Rate Advances, $3,000,000, and each Revolving Borrowing shall consist of Revolving Advances of the same Type having (in the case of a Revolving Borrowing comprised of LIBOR Advances) the same Interest Period, made on the same day by the Revolving Lenders ratably according to their respective Revolving Commitments. Within the limits of each Revolving Lender's commitment, the Borrower may borrow, prepay pursuant to Section 2.09 and reborrow under this Section 2.01(a) until the Revolving Loan Termination Date.

                  (b) Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make one Term Advance to the Borrower on the date hereof in the amount set opposite such Term Lender's name on the signature pages hereof as its Term Commitment. Amounts repaid or prepaid in respect of the Term Advances may not be reborrowed and in no event will any Lender be obligated to make a Term Advance after the date hereof.

                  (c) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Advances to the Borrower from time to time until the Revolving Loan Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Advances exceeding $50,000,000, and (ii) the sum of the aggregate outstanding Swingline Advances plus the aggregate outstanding Revolving Advances plus the aggregate outstanding Letter of Credit Liabilities exceeding the total Commitments; provided that a Swingline Lender shall not be required to make a Swingline Advance to refinance an outstanding Swingline Advance. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Advances.

         To request a Swingline Advance, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 3:00 p.m., New York City time, on the day of a proposed Swingline Advance. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Advance. The Administrative Agent will promptly advise the Swingline Lenders of any such notice received from the Borrower. Subject to fulfillment of the applicable conditions set forth in Article III, one or more Swingline Lenders shall make each Swingline Advance available to the Borrower by means of a credit to the general deposit account of the Borrower with such Swingline Lenders by 3:00 p.m., New York City time, on the requested date of such Swingline Advance. Each Swingline Advance shall be a Base Rate Advance at all times. Each Swingline Advance shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

         A Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 A.M., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Advances outstanding. Such notice shall specify the aggregate amount of Swingline Advances in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Ratable Revolving Percentage of such Swingline Advances. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lenders, such Lender's Ratable Revolving Percentage of such Swingline Advances. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(a) with respect to Revolving Advances made by such Lender, and the Administrative Agent shall promptly pay to the applicable Swingline Lenders the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Advance acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Advance shall be made to the Administrative Agent and not to the Swingline Lenders. Any amounts received by a Swingline Lender from the Borrower, any Guarantor, any Collateral or otherwise in respect of a Swingline Advance after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lenders, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lenders or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower, any owner of Collateral or any Guarantor for any reason. The purchase of participations in a Swingline Advance pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         Section 2.02. Making the Advances. (a) Each Borrowing (other than a Swingline Advance) shall be made on notice, given not later than 11:00 A.M. (New York City time) (x) in the case of a proposed Borrowing comprised of LIBOR Advances, at least three Business Days prior to the date of the proposed Borrowing and (y) in the case of a proposed Borrowing comprised of Base Rate Advances, one Business Day before the day of the proposed Borrowing, by the Borrower to the Administrative Agent, which shall give prompt notice thereof by telecopy to each Revolving Lender in the case of a Revolving Borrowing and to each Term Lender in the case of the Term Borrowing. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopy, confirmed immediately in writing, in substantially the form of Exhibit B-1, identifying therein the requested Borrowing as either a Term Borrowing or a Revolving Borrowing and specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of LIBOR Advances, initial Interest Period for each such Advance, provided that the Borrower may not specify LIBOR Advances for any Revolving Borrowing if, after giving effect to such Revolving Borrowing, LIBOR Revolving Advances having more than five different Interest Periods shall be outstanding. Each Term Lender shall, before 11:00 A.M. (New York City time) on the date hereof, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in same day funds, such Term Lender's ratable portion of the Term Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's Payment Office. Each Revolving Lender shall, before 11:00 A.M. (New York City time) on the date of a Revolving Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office, in same day funds, such Revolving Lender's Ratable Revolving Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's Payment Office.

                  (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of LIBOR Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  (e) The indebtedness of the Borrower to each Lender resulting from Revolving Advances owing to such Lender shall be evidenced by the Revolving Note of the Borrower payable to the order of such Lender in substantially the form of Exhibit A-1. The indebtedness of the Borrower to each Lender resulting from Term Advances owing to such Lender shall be evidenced by the Term Note of the Borrower payable to the order of such Lender in substantially the form of Exhibit A-2. The indebtedness of the Borrower to the Swingline Lenders resulting from Swingline Advances shall be evidenced by the Swingline Note of the Borrower payable to the order of the Swingline Lenders in substantially the form of Exhibit A-3.

         Section 2.03. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on the average daily unused amount of such Lender's Revolving Commitment from the date hereof in the case of each Revolving Lender listed on the signature pages hereof and from the effective date specified in the Transfer Agreement pursuant to which it became a Revolving Lender in the case of each other Revolving Lender until the Revolving Loan Termination Date at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time. The commitment fee is payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 2004, and on the date of termination or expiration of the Commitments.

                  (b) The Borrower shall pay to the Administrative Agent such fees as may be separately agreed to by the Borrower and the Administrative Agent.

         Section 2.04. Mandatory Repayments. (a) The Borrower shall repay the principal of all of the Revolving Advances on the Revolving Loan Termination Date. Additionally, if at any time the sum of (i) the aggregate principal amount of all Revolving Advances owed to any Revolving Lender plus (ii) such Revolving Lender's Ratable Revolving Percentage of the sum of (A) the outstanding Swingline Advances plus (B) the outstanding Letter of Credit Liabilities exceeds its Revolving Commitment, the

Borrower shall ratably repay to the Revolving Lenders the Revolving Advances in an amount necessary so that no Revolving Lender is owed a principal amount of Revolving Advances that exceeds the sum of (y) its Revolving Commitment minus
(z) such Revolving Lender's Ratable Revolving Percentage of the sum of (A) the outstanding Swingline Advances plus (B) the outstanding Letter of Credit Liabilities.

                  (b) The Borrower shall repay each Swingline Advance on the 30th Business Day following the date such Swingline Advance is made.

                  (c) The Borrower shall repay to the Term Lenders the principal of all of the Term Advances in 28 consecutive quarterly installments, the first of which shall be due and payable on October 7, 2004, the next 26 of which shall be due on the 7th day of each January, April, July and October thereafter, and the final one of which shall be due and payable on July 7, 2011, with the first 27 installments being in the aggregate principal amount of $750,000 and the final installment being in the amount necessary to repay in full the unpaid principal amount of all Term Advances.

                  (d) Subject to Sections 2.04(h) and 2.04(i), the Borrower shall repay Advances in a principal amount equal to 100% of Net Debt Proceeds of any Mandatory Prepayment Debt on the first Business Day (or if such payment would result in the imposition of additional charges under Section 10.04(b) and if no Event of Default exists, on the last day of the Interest Period then in effect, provided that such Net Debt Proceeds are held in a segregated bank account until such later payment date) following issuance of such Mandatory Prepayment Debt.

                  (e) Subject to Sections 2.04(h) and 2.04(i), the Borrower shall repay Advances in a principal amount equal to 100% of all Net Cash Proceeds from (i) each Asset Disposition (other than a Land Rig Disposition) on the third Business Day after the later of (A) the occurrence of such Asset Disposition and (B) if the exception to the definition of Asset Disposition set forth in clause (f) thereof could apply to such Asset Disposition, the date such Asset Disposition ceases to qualify for such exception and (ii) each Land Rig Disposition on the later of (A) 180 days after the occurrence of such Land Rig Disposition and (B) if the exception to the definition of Land Rig Disposition set forth in clause (ii) thereof could apply to such Land Rig Disposition, the third Business Day after such Land Rig Disposition ceases to qualify for such exception.

                  (f) Subject to Sections 2.04(h) and 2.04(i), the Borrower shall repay Advances in a principal amount equal to 100% of all Extraordinary Receipts on the third Business Day (or if such payment would result in the imposition of additional charges under Section 10.04(b) and if no Event of Default exists, on the last day of the Interest Period then in effect, provided that such Extraordinary Receipts are held in a segregated bank account until such later payment date) following receipt of such Extraordinary Receipts by, or for the benefit of, the Parent or any Subsidiary, unless Liquidity (excluding such Extraordinary Receipts) is $200,000,000 or more on the date of such receipt.

                  (g) Subject to Sections 2.04(h) and 2.04(i), the Borrower shall repay Advances in a principal amount equal to 100% of each Opco/Forasub Loan Reduction Amount with respect to any Opco/Forasub Loan Reduction within one Business Day of such Opco/Forasub Loan Reduction.

                  (h) At the time of each payment pursuant to this Section 2.04, the Borrower shall also pay accrued interest to the date of such payment on the principal amount paid. If the Borrower pays any LIBOR Advance on any day other than the last day of an Interest Period therefor, the Borrower shall compensate the Lenders pursuant to Section 10.04(b). Subject to the proviso to this sentence, the immediately following sentence and Section 2.04(i), the payments pursuant Sections 2.04(d), 2.04(e), 2.04(f) and 2.04(g) shall be applied ratably to the Term Advances only (and, notwithstanding Sections 2.04(d), 2.04(e), 2.04(f) and 2.04(g), payments in excess of such application shall not be required to be made), with such payments being applied to installments of the Term Advances in inverse order of maturity; provided that if, at the time of any payment pursuant to Section 2.04(d), 2.04(e), 2.04(f) or 2.04(g), any statement in clause (i),
(ii) or (iii) of Section 3.02 is not true and correct as of such date as though made on and as of such date (other than any representation and warranty that expressly relates solely to a specific earlier date that remains correct as of such earlier date), such payments shall be applied ratably to all of the Advances and Demand Loans (for avoidance of doubt, without any reduction in the Commitments) (and, notwithstanding Sections 2.04(d), 2.04(e), 2.04(f) and 2.04(g) but subject to the immediately following sentence and Section 2.04(i), payments in excess of such application shall not be required to be made), with the portion applied to the Term Advances being applied to installments of the Term Advances in inverse order of maturity. Additionally, (i) in the case of any payment pursuant to Section 2.04(e) as a result of an Asset Disposition that constitutes a disposition of rigs or Equity Interests that constitute Collateral or Opco Loan Collateral, if any portion of such payment would otherwise not be required to be made by the immediately preceding sentence, the aggregate Revolving Commitments shall be permanently and ratably reduced by the amount of such portion (whether or not there are Revolving Advances, Swingline Advances or Demand Loans outstanding), and (ii) in the case of any payment pursuant to
Section 2.04(g), if any portion of such payment would otherwise not be required to be made by the immediately preceding sentence, such portion shall be made and applied ratably to all of the Revolving Advances, Swingline Advances and Demand Loans (but, notwithstanding Section 2.04(g) but subject to Section 2.04(i), payment in excess of such application shall not be required to be made). Each payment due pursuant to this Section 2.04 is cumulative of, and is in addition to, all other payments due pursuant to this Section 2.04.

                  (i) To the extent that any amount would be required hereunder to be paid and applied to a Revolving Advance, Swingline Advance or a Demand Loan but for the fact that no Revolving Advance, Swingline Advance or Demand Loan remains outstanding, the Borrower will pay such amount (but not in excess of the then amount of Letter of Credit Liabilities) and cause such amount to be deposited in a Collateral Account to be applied against Letter of Credit Liabilities as they arise (but, notwithstanding Sections 2.04(d), 2.04(e), 2.04(f) and 2.04(g), payments in excess of such application shall not be required to be made).

         Section 2.05. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time, plus (1) if such Advance is a Revolving Advance, the Applicable Base Rate Margin for Revolving Advances in effect from time to time and (2) if such Advance is a Term Advance, the Applicable Base Rate Margin for Term Advances in effect from time to time, in each case payable quarterly on the 7th day of each January, April, July, and October during such periods, on each other date provided herein and on the date such Base Rate Advance shall be Converted.

                  (b) LIBOR Advances. During such periods as such Advance is a LIBOR Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the LIBO Rate for such Interest Period for such Advance plus (1) if such Advance is a Revolving Advance, the Applicable LIBOR Margin for Revolving Advances in effect from time to time and (2) if such Advance is a Term Advance, the Applicable LIBOR Margin for Term Advances, in each case payable on the last day of such Interest Period, on each other date provided herein and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period.

                  (c)      Default Interest. The Borrower shall pay interest on
(i) all principal of any Advance that is not paid when due (whether at stated maturity, by acceleration or otherwise), payable in arrears on demand, at a rate per annum equal to 2% per annum above the rate per annum required to be paid on such Advance pursuant to Section 2.05(a) or 2.05(b), as the case may be, and
(ii) to the fullest extent permitted by law, the amount of any interest, commitment fee, Letter of Credit fee, other fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Term Advances pursuant to Section 2.05(a).

         Section 2.06. Additional Interest on LIBOR Advances. The Borrower shall pay to each Lender additional interest on the unpaid principal amount of each LIBOR Advance of such Lender, for each Interest Period with respect to such Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBO Rate for such Interest Period for such Advance from
(b) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Administrative Agent. A certificate as to the amount of such additional interest submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding (absent manifest error) for all purposes.

         Section 2.07. Interest Rate Determination and Protection. (a) The Administrative Agent shall determine the applicable rates of interest hereunder, and such determinations shall be conclusive and binding absent manifest error.

                  (b) The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.05(b).

                  (c) If the Administrative Agent is unable to obtain timely information for determining the LIBO Rate for any LIBOR Advance,

                           (i)      the Administrative Agent shall forthwith
notify the Borrower and the Lenders that the interest rate cannot be determined for such LIBOR Advance,

                           (ii)     each such Advance will automatically, on the
last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                           (iii)    the obligation of the Lenders to make, or to
continue or to Convert Advances into, LIBOR Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (d) If the holders of a majority of the Ratable Revolving Percentages or of a majority of the Term Advances notify the Administrative Agent that either (A) the applicable interest rate for any Interest Period for any LIBOR Advance will not adequately reflect the cost to such holders of making, funding or maintaining their respective LIBOR Advances for such Interest Period, or (B) Dollar deposits in the amounts of their respective Advances for such Interest Period are not available to them in the

London interbank market, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon

                           (i)      each such Advance will automatically, on the
last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or, if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                           (ii)     the obligation of the Lenders to make, or to
continue or to Convert Advances into, LIBOR Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (e) If the Borrower shall fail to select the duration of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into LIBOR Advances with an Interest Period of one month.

                  (f) At the end of the relevant Interest Period following the date on which the aggregate unpaid principal amount of Advances comprising any LIBOR Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into LIBOR Advances shall terminate.

         Section 2.08. Conversion of Advances; Continuation. (a) The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08(c) and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided that any Conversion of any LIBOR Advances shall be made on, and only on, the last day of an Interest Period for such LIBOR Advances, and any Conversion of Base Rate Advances into LIBOR Advances shall be in an amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into LIBOR Advances, the duration of the Interest Period for each such LIBOR Advance.

                  (b) The Borrower may continue any LIBOR Advances comprising the same Borrowing for an additional Interest Period that complies with the requirements set forth in the definition herein of "Interest Period," by giving notice of such Interest Period as set forth in such definition, subject to the limitations in Section 2.02(a) as to the number of permitted Interest Periods and subject to the provisions of Sections 2.07, 2.08(c) and 2.11.

                  (c) All Borrowings (other than Swingline Advances), Conversions and continuations under this Agreement shall be effected in a manner that (i) treats all Revolving Lenders ratably in the case of Revolving Borrowings and (ii) treats all Term Lenders ratably in the case of Term Borrowings. Notwithstanding any other provision hereof, during the continuance of any Event of Default the Borrower may not continue any LIBOR Advance for an additional Interest Period or Convert any Advance into a LIBOR Advance, and if an Event of Default exists on the last day of an Interest Period for a LIBOR Advance, such Advance shall automatically Convert to a Base Rate Advance on such day.

         Section 2.09. Optional Prepayments. The Borrower may (i) in respect of LIBOR Advances, upon at least three Business Days' notice, and (ii) in respect of Base Rate Advances, upon notice by 11:00

A.M. (New York City time) on the day of the proposed prepayment, to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment and the Types of Advances to be prepaid, and the specific Borrowing or Borrowings to be prepaid in whole or in part, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid without premium or penalty; provided that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000, and provided further that if the Borrower prepays any LIBOR Advance on any day other than the last day of an Interest Period therefor, the Borrower shall compensate the Lenders pursuant to Section 10.04(b). Each prepayment of the principal of Term Advances shall be applied to installments of principal in inverse order of their maturity.

         Section 2.10. Increased Costs; Capital Adequacy, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or (ii) the compliance with any guideline or request from any governmental authority, central bank or comparable agency (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.

                  (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of increasing the amount of capital required or expected to be maintained as a result of its Commitment hereunder or the existence of any Letter of Credit, such Lender shall have the right to give prompt written notice and demand for payment thereof to the Borrower with a copy to the Administrative Agent, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(b), and the Borrower shall pay such additional amounts.

                  (c) Each Lender shall use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 2.10 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

                  (d) No Lender shall be entitled to recover increased costs pursuant to this Section 2.10 incurred or accruing more than 90 days prior to the date on which such Lender sent to the Borrower a written notice and demand for payment as specified in this Section 2.10.

         Section 2.11. Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any governmental authority, central bank or comparable agency shall assert that it is unlawful (such unlawfulness or such assertion of unlawfulness being an "Illegality Event"), for any Lender or its Eurodollar Lending Office (such a Lender being an "Affected Lender") to perform its obligations hereunder to make LIBOR Advances or to continue to fund or maintain LIBOR Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (a) the obligation of the Lenders to make, or to continue or to Convert Advances into, LIBOR Advances shall be suspended until the time set forth in the next succeeding sentence, and
(b) the Borrower shall forthwith Convert all LIBOR Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.08. The suspension of the obligation of the Lenders to make LIBOR Advances or to continue or Convert, as set forth in the preceding sentence, shall terminate upon the earlier of (i) the withdrawal by each Affected Lender of its notice and demand with respect to the Illegality Event referenced in this Section 2.11, and
(ii) the replacement by the Borrower of each Affected Lender pursuant to Section 2.16(a) hereof with an Eligible Assignee that is not an Affected Lender. If an Illegality Event has ceased to exist with respect to a Lender that has given notice and demand with respect to such Illegality Event pursuant to this Section 2.11, such Lender shall promptly withdraw such notice and demand by giving written notice of withdrawal to the Administrative Agent and the Borrower. Upon termination of such suspension pursuant to clause (i) or (ii) above, as applicable, the Administrative Agent shall notify each Lender of such termination, and the Lenders shall thereupon again be obligated to make LIBOR Advances and to continue, and Convert into, LIBOR Advances, in each case in accordance with and to the extent provided in this Agreement.

         Section 2.12. Payments and Computations. (a) The Borrower shall make each payment under any Credit Document not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Administrative Agent at its Payment Office (or to an Issuing Bank, in the case of payments to an Issuing Bank under Section 2.18, or to a Swingline Lender, in the case of payments to a Swingline Lender under Section 2.04(b) or Section 2.09) in same day funds. The Administrative Agent will promptly thereafter cause to be distributed (i) like funds relating to the payment of principal of or interest on Revolving Advances, commitment fees or commissions on Letters of Credit as contemplated by Section 2.18(b) ratably (other than amounts payable pursuant to Section 2.06 or 2.16) to the Revolving Lenders (decreased, as to any Lender, for any taxes withheld in respect of such Lender as contemplated by Section 2.13(b)) for the account of their respective Applicable Lending Offices, (ii) like funds relating to the payment of principal of or interest on Term Advances ratably (other than amounts payable pursuant to Section 2.06 or 2.16) to the Term Lenders (decreased, as to any Lender, for taxes withheld in respect of such Lender as contemplated by
Section 2.13(b)) for the account of their respective Applicable Lending Offices,
(iii) like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement, and (iv) to the Collateral Agent like funds relating to the payment of any amount payable to the Collateral Agent. Upon its acceptance of a Transfer Agreement and recording of the information contained therein in the Register pursuant to Section 10.06(d), from and after the effective date specified in such Transfer Agreement, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Transfer Agreement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. At the time of each payment of any principal of or interest on any Borrowing to the Administrative Agent, the Borrower shall notify the Administrative Agent of the Borrowing to which such payment shall apply. In the absence of such notice, the Administrative Agent may specify the Borrowing to which such payment shall apply and with respect to voluntary prepayments, will apply such payments to the Advances in the following order, first to Revolving Advances, second to Base Rate Advances, and last to LIBOR Advances (in the order of shortest to longest Interest Period).

                  (b) All computations of interest based on the Base Rate (except during such times as the Base Rate is determined pursuant to clause (c) of the definition thereof) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of commitment fees and of interest based on the LIBO Rate, the Federal Funds Rate or, during such times as the Base Rate is determined pursuant to clause (c) of the definition thereof, the Base Rate shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.06 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.06, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; provided that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

         Section 2.13. Taxes. (a) Any and all payments by the Borrower hereunder or under the other Credit Documents shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and any other Lender Party, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or Lender Party (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, fees, duties, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Credit Document to any Lender or other Lender Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or other Lender Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, each of the Borrower and the Administrative Agent shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender Party (without the payment by the Borrower of increased amounts to such Lender Party pursuant to clause (a) above) other than a Lender Party (i) which is a domestic corporation (as such term is defined in Section 7701 of the Code) for federal income tax purposes or (ii) which has the Prescribed Forms on file with the Borrower and the

Administrative Agent for the applicable year, provided that if the Borrower shall so deduct or withhold any such taxes, it shall provide a statement to the Administrative Agent and such Lender Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender Party may reasonably request for assisting such Lender Party to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

                  (c) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Credit Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the any other Credit Document (hereinafter referred to as "Other Taxes").

                  (d) Except as otherwise provided by Section 2.13(b), the Borrower will indemnify each Lender and each other Lender Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or other Lender Party (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence or willful misconduct of such Lender or other Lender Party (as the case may be), whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the other Lender Party (as the case may be) makes written demand therefor. No Lender or other Lender Party shall be indemnified for Taxes incurred or accrued more than 90 days prior to the date that such Lender or other Lender Party notifies the Borrower thereof.

                  (e) Within 90 days after the date of any payment of Taxes by or at the direction of the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, (i) the original or a certified copy of a receipt evidencing payment thereof, if the relevant taxing authority provides a receipt, or (ii) if the relevant taxing authority does not provide a receipt, other reasonable evidence of the payment thereof. Should any Lender or other Lender Party ever receive any refund, credit or deduction from any taxing authority to which such Lender or other Lender Party would not be entitled but for the payment by the Borrower of Taxes as required by this Section 2.13 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Lender or other Lender Party, as the case may be, in its sole discretion), such Lender or other Lender Party, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Lender or other Lender Party, as the case may be, and determined by such Lender or other Lender Party, as the case may be, to be attributable to such refund, credit or deduction.

                  (f) Each Lender shall use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Applicable Lending Office or change the jurisdiction of its Applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or to eliminate the amount of any such additional amounts which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

                  (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of all Obligations but shall terminate thereafter at the end of six months after the expiration of the applicable statute of limitations for assessment of Taxes or Other Taxes against a Lender or Lender Party with respect to payments by the Borrower hereunder or under the Other Credit Documents. Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of the Lender Parties contained in this Section 2.13 shall survive the payment in full of all Obligations.

         Section 2.14. Sharing of Payments, Etc. (a) If any Lender (a "benefited Lender") shall at any time receive any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the principal of or interest on the Advances owed to it (other than pursuant to Section 2.06 or 2.16) or participations in Swingline Advances or in Letter of Credit Liabilities ("Other Participations") held by it (other than pursuant to Section 2.06 or 2.16) in excess of its ratable share of payments on account of the Advances or other Participations, as the case may be, obtained by all Lenders, such benefited Lender shall forthwith purchase from the other Lenders such participations in the Advances owed to them or in their Other Participations, as the case may be, as shall be necessary to cause such benefited Lender to share the excess payment ratably with each of them, provided that if all or any portion of such excess payment is thereafter recovered from such benefited Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the benefited Lender the purchase price to the extent of its ratable share (according to the proportion of (i) the amount of the participation purchased from such Lender as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the benefited Lender) of any interest or other amount paid or payable by the benefited Lender in respect of the total amount so recovered.

                  (b) Each Credit Party agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Credit Party in the amount of such participation.

         Section 2.15. Ratable Reduction or Termination of the Commitments; Effect of Termination. (a) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Revolving Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of at least $5,000,000.

                  (b) The respective Commitments of the Lenders shall automatically be ratably reduced by the amount of each Opco/Forasub Loan Reduction Amount to the extent such Opco/Forasub Loan Reduction Amount is not applied to the Term Advances in accordance with Section 2.04.

                  (c) Upon and at all times after any Commitment of any Lender is terminated pursuant to any provision of this Agreement, such Commitment shall be zero and such Lender shall have no further obligation to make any Advances.

         Section 2.16. Replacement of Lender. (a) In the event that any Lender demands payment pursuant to Section 2.06, 2.10 or 2.13, or any Lender becomes an Affected Lender as set forth in Section 2.11, the Borrower shall have the right, within 30 days after the date of the giving by such Lender of any notice or demand required or otherwise permitted to be given pursuant to Section 2.06, 2.10, 2.11 or 2.13 and if no Event of Default or Default then exists, to replace such Lender in accordance with the procedure set forth in Section 2.16(b); provided that no such replacement shall be effected without (i) the prior written consent of the Issuing Banks and the Swingline Lenders (such consent not to be unreasonably withheld), (ii) in the case of the replacement of the Lender that is a Swingline Lender, payment in full of all Swingline Advances owed to such Swingline Lender and the agreement of the replacement Lender to become a Swingline Lender, (iii) in the case of the replacement of the Lender that is an Issuing Bank, termination of all Letters of Credit issued by such Issuing Bank (or other satisfaction of such Letters of Credit in a manner acceptable to the Issuing Bank) and the agreement of the replacement Lender to become an Issuing Bank, and (iv) in the case of the replacement of the Lender that is the Collateral Agent, replacement of such Collateral Agent pursuant to Section 9.08.

                  (b) If the Borrower determines to replace a Lender pursuant to this Section 2.16, then the Borrower will replace such Lender with an Eligible Assignee in accordance with Section 10.06(a), (b) and (d), including execution by such Eligible Assignee of an appropriate Transfer Agreement, provided that no Lender or other Person shall have any obligation to increase its Commitment or otherwise to replace, in whole or in part, any Lender. Upon satisfaction of the requirements set forth in the first sentence of this Section 2.16(b), payment to such Lender of all principal, interest and, in the case of a Revolving Lender, such Lender's share of accrued commitment fees and Letter of Credit commissions, in immediately available funds, and the payment by the Borrower of all requested costs accruing to the date of purchase which the Borrower is obligated to pay under Section 10.04 and all other amounts owed by the Borrower to such Lender, (i) such Lender being replaced shall execute such Transfer Agreement and shall no longer constitute a "Lender" hereunder and all of its Commitments shall be deemed terminated, except that its rights under Sections 2.06, 2.10, 2.13 and 10.04 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a "Lender" hereunder, and (ii) such Eligible Assignee shall constitute a "Lender" hereunder in accordance with such Transfer Agreement (including assumption of the Commitment, if any, and other obligations of the Lender being so replaced).

         Section 2.17. Certificates of Lenders. Any Lender demanding or giving notice of amounts due to such Lender under this Article II shall, as part of each demand or notice for payment required under this Article II, deliver to the Borrower (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount and basis of the increased costs or additional amounts payable to such Lender hereunder and such certificate shall be conclusive and binding in the absence of manifest error.

         Section 2.18. Letters of Credit. (a) Each Issuing Bank agrees, on the terms and conditions herein set forth, to issue Letters of Credit for the account of the Parent or any Subsidiary of the Parent from time to time on any Business Day during the period from the date hereof until one month before the Revolving Loan Termination Date; provided that (i) at no time shall the Letter of Credit Liabilities exceed $100,000,000, (ii) no Letter of Credit shall have a Stated Expiry Date later than the earlier of one year from the date of its issuance or June 30, 2009, and (iii) at no time shall a Letter of Credit be issued if, after giving effect thereto, the sum of the aggregate amount of Revolving Advances plus the outstanding Letter of Credit Liabilities plus the outstanding Swingline Advances exceeds the Revolving Commitments. Each Letter of Credit shall be issued on notice given by the Borrower to an Issuing Bank and the Administrative Agent (which shall give to each Lender prompt notice thereof) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the issuance of the proposed Letter of Credit. Each such notice of a Letter of Credit (a "Notice of Letter of Credit") shall be by telecopier, in substantially the form of Exhibit B-2, specifying therein the requested (i) date of issuance of such Letter of Credit (which shall be a Business Day), (ii) amount of such Letter of Credit (which must be in Dollars), (iii) expiration date of such Letter of Credit, and (iv) purpose and terms of such Letter of Credit and other information contemplated by Exhibit B-2. Additionally, if requested by the Issuing Bank, the Borrower shall execute and deliver to the Issuing Bank, an application for letter of credit on the Issuing Bank's standard form or on another form agreed upon by the Borrower and the Issuing Bank.

                  (b) With respect to each Letter of Credit issued by an Issuing Bank, the Borrower agrees to pay to such Issuing Bank, for its sole account, an issuance fee in the amount agreed between such Issuing Bank and the Borrower prior to delivery of the Notice of Letter of Credit on the maximum face amount of such Letter of Credit and to the Administrative Agent a commission, computed (on the basis of a year of 360 days for the actual number of days elapsed) at a rate per annum equal to the

Applicable Letter of Credit Rate in effect from time to time, on the maximum face amount of such Letter of Credit from the date of issuance of such Letter of Credit until the Expiration Date for such Letter of Credit payable quarterly in arrears on the last Business Day of each quarter and on such Expiration Date (which commission shall be shared ratably by all Revolving Lenders (including the Issuing Bank) based on their respective Ratable Revolving Percentages). Additionally, the Borrower agrees to pay all reasonable costs and expenses of the Issuing Bank in connection with each Letter of Credit (including mailing charges and out-of-pocket expenditures).

                  (c) The Borrower will immediately and unconditionally pay to the Issuing Bank upon demand the amount of each payment made under any Letter of Credit. If the Borrower shall fail to pay to the Issuing Bank the amount of any such payment immediately upon demand in accordance with the terms of this Agreement, such payment shall immediately constitute, without necessity of further act or evidence, a loan (a "Demand Loan") made by the Issuing Bank to the Borrower on the date of such payment in a principal amount equal to such payment and repayable upon demand, together with interest on the principal amount of such Demand Loan remaining unpaid from time to time, payable on demand and computed from the date such Demand Loan is made as specified above to the date of repayment in full thereof, at a rate per annum equal to the sum of the Base Rate in effect from time to time plus the Applicable Base Rate Margin for Term Advances in effect from time to time plus 2% per annum.

                  (d) The obligations of the Borrower under this Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including the following circumstances:

                           (i)      any lack of validity or enforceability of
this Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                           (ii)     any change in the time, manner or place of
payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (iii)    the existence of any claim, set-off, defense
or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any other matter;

                           (iv)     any statement or any other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v)      payment by the Issuing Bank under any Letter
of Credit against presentation of a draft or document that does not comply with the terms of such Letter of Credit; or

                           (vi)     any exchange, release or non-perfection of
any collateral for, or any release or amendment or waiver of or consent to departure from any guarantee of, all or any of the obligations of the Borrower in respect of any Letter of Credit.

         However, this Section 2.18(d) shall not limit any right of the Borrower to make a claim against the Issuing Bank to the extent provided in Section 2.18(e).

                  (e) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. Neither the Issuing Bank nor any branch, affiliate or correspondent bank of the Issuing Bank nor any of their respective employees, agents, officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not strictly comply with the terms of the relevant Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that, notwithstanding clauses (a) through (d) of this sentence, the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential or other, damages suffered by the Borrower that the Borrower proves were caused by
(i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  (f) Upon the date of the issuance of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Revolving Lender and each other Revolving Lender shall have been deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit Liabilities and all related Demand Loans equal to such Lender's Ratable Revolving Percentage at such date. The Issuing Bank shall promptly notify each such participant Revolving Lender of each Letter of Credit issued or increased, the amount of such Lender's participation in such Letter of Credit and each payment thereunder. Upon the making of any payment under any Letter of Credit, each Lender (other than the Issuing Bank) shall pay for the purchase of its participation therein by immediate payment to the Issuing Bank of same day funds in the amount of its participation in such payment.

                  (g) Existing Letters of Credit. All Existing Letters of Credit shall be deemed to be Letters of Credit issued under this Agreement as of the Effective Date and shall constitute Letters of Credit hereunder for all purposes (including Section 2.18(c) and Section 2.18(f)), and no notice requesting issuance thereof shall be required hereunder. Each reference herein to the issuance of a Letter of Credit shall include such deemed issuance. The issuing bank for any Existing Letter of Credit shall be the Issuing Bank for purposes of such Existing Letter of Credit. All fees accrued on the Existing Letters of Credit to but excluding the Effective Date shall be for the account of the relevant "Issuing Bank" and the "Revolving Lenders" (as those terms are used in the Existing U.S. Revolver) as provided in the Existing U.S. Revolver, and all fees accruing on the Existing Letters of Credit on and after the Effective Date shall be for the account of the relevant Issuing Bank thereof and the Revolving Lenders as provided herein.

                                   ARTICLE III
                                   CONDITIONS

         Section 3.01. Initial Conditions Precedent. The obligation of any Issuing Bank to issue the initial Letter of Credit and the obligation of each Lender to make its initial Advance pursuant to the terms and conditions of this Agreement is subject to the condition precedent that the Administrative Agent shall have received on or before the day of the initial Advance (or, if earlier, the day of issuance of the initial Letter of Credit) the following, each dated on or before such day, in form and substance reasonably satisfactory to the Administrative Agent (the first day when all such conditions have been satisfied or waived is hereinafter referred to as the "Effective Date"):

                  (a) The Revolving Notes, Term Notes and Swingline Notes payable to the order of the respective Lenders.

                  (b) The Security Documents and all documents required for creation of an Acceptable Security Interest in the Collateral (including the certificates pledged pursuant to the Pledge and financing statements).

                  (c) A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying (i) the resolutions of the board of directors (or comparable governing body) of such Credit Party authorizing the execution of each Credit Document to be executed by such Credit Party, (ii) the charter and bylaws (or comparable documents) of such Credit Party and (iii) all other documents evidencing any necessary company action and governmental and other third party approvals and consents, if any, with respect to each such Credit Document and the transactions thereunder.

                  (d) A certificate of the Secretary or an Assistant Secretary of each Credit Party certifying the names and true signatures of the officers (or agents) of such Credit Party authorized to sign each Credit Document to be executed by it.

                  (e) An opinion of Baker Botts L.L.P., counsel for the Borrower and the Guarantors substantially in the form of Exhibit C.

                  (f) An opinion of the general counsel of the Parent, substantially in the form of Exhibit D.

                  (g) An opinion of Bracewell & Patterson, L.L.P., counsel for the Administrative Agent, substantially in the form of Exhibit E.

                  (h) An opinion of Holland & Knight LLP, counsel for the Administrative Agent, substantially in the form of Exhibit F.

                  (i) Favorable local counsel opinions from such jurisdictions as may be reasonably requested by the Administrative Agent (including each jurisdiction in which Collateral or security for the Opco Loan is located and each jurisdiction of formation of each Opco Loan Party).

                  (j) Lien searches in all relevant jurisdictions with respect to the Borrower and each Guarantor.

                  (k) Certificates of existence, good standing and qualification from appropriate state officials with respect to each Credit Party.

                  (l) Certified copies of all Hedging Agreements evidencing any Other Obligations.

                  (m) A certificate of an officer of the Parent (i) certifying that the representations and warranties contained in each Credit Document are correct, (ii) listing all insurance maintained by the Parent and the Subsidiaries on the date hereof and (iii) certifying that such insurance complies with Section 5.01(c) and is in full force and effect.

                  (n) Evidence of payment by the Borrower of all filing and recording fees and taxes and all fees and disbursements required to be paid by the Borrower on the date hereof.

                  (o) Evidence that all Transactions (other than the making of Advances, the issuance of Letters of Credit, the consummation of the Tender Offer, the giving of the Note Redemption Notice, the making of the Note Redemption Deposit and the Note Redemption) have been (or simultaneously with the initial Advance will be) consummated in compliance with applicable law.

                  (p) All governmental, shareholder and third-party consents and approvals necessary in connection with the Transactions.

                  (q) A pro forma Consolidated balance sheet of the Parent and its Subsidiaries as of March 31, 2004, giving effect to the Transactions, together with a certificate of the chief financial officer of the Parent to the effect that such balance sheet fairly presents the pro forma financial position of the Parent and its Subsidiaries in all material respects in accordance with GAAP.

                  (r) A written certification of the chief financial officer of the Parent that the Consolidated EBITDA for each fiscal month after the end of March 31, 2004 had no inconsistencies with the forecasts for such months set forth in the annual budget of the Parent previously provided to the Lenders that could reasonably be expected to reflect a material adverse change in the business, assets, operations, property or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, since December 31, 2003.

                  (s) Evidence that the Parent shall have received not less than $375 million in gross cash proceeds from the issuance of the Senior Notes on terms reasonably satisfactory to the Administrative Agent.

                  (t) Copies of the Senior Notes, the related indenture, all documents related to the Forasub Loan, all documents related to the Opco Loan, the Note Redemption Notices, the documents and filings related to the Tender Offer and all other documents related to the Transactions.

                  (u) Evidence of the termination of the Existing Credit Facilities, payment in full of all amounts owed thereunder and termination of all Liens thereunder.

                  (v) Evidence that the Parent has available to it adequate liquidity to consummate the Tender Offer and to make the Note Redemption Deposit.

                  (w) Evidence that all (or if the Parent and the Subsidiaries own less than all on the date hereof, then the percentage so owned) Equity Interests of the Subsidiaries are owned by the Parent or one or more Subsidiaries, in each case free and clear of any Lien not permitted hereby.

                  (x) A certificate from the Parent's independent maritime insurance broker that the insurance maintained by the Parent and its Subsidiaries with respect to the rigs that form part of the Collateral is in full force and effect and conforms to the requirements of the Credit Documents.

                  (y) Endorsements naming the Collateral Agent or the Collateral Trustee, on behalf of the Lenders, as an additional insured or sole loss payee, as the case may be, and other customary endorsements, under all insurance with respect to the rigs that form part of the Collateral.

                  (z) Appraisals from R. S. Platou (USA) Inc. and J. Olsen as to the value of the Initial Rigs (including, for the avoidance of doubt, equipment that forms a part thereof) in form and substance reasonably satisfactory to the Lenders.

                  (aa) Customary environmental certifications as required by the Minerals Management Service or the United States Coast Guard, as the case may be, in respect of any rig located in, or flagged under the laws of, the United States.

                  (bb) All documentation and other information that the Borrower and the Guarantors are required by bank regulatory authorities to deliver to the Issuing Banks, the Lenders, the Collateral Agent and the Administrative Agent under applicable "know your customer" and anti-money laundering rules and regulations, including Title III of the Patriot Act that has been identified by the Issuing Banks, the Lenders, the Collateral Agent and the Administrative Agent and notified to the Borrower.

                  (cc) A certificate of an officer of the Borrower certifying the ratings assigned to the Borrowings to be incurred under this Agreement by S&P and Moody's.

         Section 3.02. Additional Conditions Precedent to Each Advance. The obligation of each Lender to make any Advance shall be subject to the additional conditions precedent that on the date of such Advance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

                           (i)      The representations and warranties contained
in Section 4.01 are correct on and as of the date of such Advance (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), before and after giving effect to such Advance and the Borrowing of which such Advance is a part and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (ii)     The representations and warranties contained
in each other Credit Document are correct in all material respects on and as of the date of such Advance (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), before and after giving effect to such Advance and the Borrowing of which such Advance is a part and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (iii)    No event has occurred and is continuing, or
would result from such Advance or the Borrowing of which such Advance is a part or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default, and

         (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Majority Lenders through the Administrative Agent may reasonably request.

         Section 3.03. Conditions Precedent to Each Letter of Credit. The obligation of an Issuing Bank to issue each Letter of Credit shall be subject to the additional conditions precedent that on the date of issuance of such Letter of Credit (a) the following statements shall be true (and each of the giving of the applicable Notice of Letter of Credit and the acceptance by the Borrower of the issuance of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of issuance of such Letter of Credit such statements are true):

                           (i)      the representations and warranties contained
in Section 4.01 are correct on and as of the date of issuance of such Letter of Credit (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), before and after giving effect to such issuance, as though made on and as of such date, and

                           (ii)     The representations and warranties contained
in each other Credit Document are correct in all material respects on and as of the date of such Advance (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), before and after giving effect to such Advance and the Borrowing of which such Advance is a part and to the application of the proceeds therefrom, as though made on and as of such date, and

                           (iii)    no event has occurred and is continuing, or
would result from such Letter of Credit, which constitutes a Default or an Event of Default, and and (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Majority Lenders through the Administrative Agent may reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties. Each of the Parent and the Borrower represents and warrants as follows:

                  (a) Each of the Parent and the Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware. Each Subsidiary is duly organized or validly formed, validly existing and (if applicable) in good standing in each case under the laws of its jurisdiction of incorporation or formation, except where the failure to be so organized, formed, existing or in good standing could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect. Each Subsidiary (other than any Excluded Subsidiary (Guaranty)) has executed this Agreement as a Guarantor. The Parent and each Subsidiary have all requisite powers required in each case to carry on its business as now conducted, except where the failure to have such powers could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

                  (b) The execution, delivery and performance by each Credit Party of this Agreement, each Security Document executed at any time by it, the Notes (in the case of the Borrower), each other Credit Document to which it is or will be a party and the documents related to any Transaction to which it is or will be a party are within such Credit Party's powers, have been duly authorized by all necessary action of such Credit Party, require, in respect of such Credit Party, no authorization, approval or other action by or in respect of, or notice to or filing with, any governmental body, agency or official (including any action or filing in connection with any exchange control), other than governmental approvals and filings required for the Tender Offer that have been made in accordance with law and, at all relevant times, are in full force and effect, and do not contravene, or constitute a default under, (i) any provision of law or regulation applicable to any Credit Party, (ii) Regulation U, (iii) the charter, bylaws, company agreement or similar document of such Credit Party or (iv) any judgment, injunction, order, decree or agreement binding upon any Credit Party, or result in the creation or imposition of any Lien on any asset of the Parent or any Subsidiary, except pursuant to the Security Documents.

                  (c) Each Credit Document has been duly executed and delivered by each Credit Party shown as being a party thereto. This Agreement and each other Credit Document to which any

Credit Party is a party (including, in the case of the Borrower, the Notes) are legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity. Each document related to any Transaction has been duly executed and delivered by each Credit Party shown as being a party thereto. Each such document to which any Credit Party is a party is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as the enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                  (d)      (i)      The Consolidated balance sheet of the Parent
and its Subsidiaries as at December 31, 2003, and the related Consolidated statements of income, cash flows and changes in stockholders' equity of the Parent and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial position of the Parent and its Subsidiaries as at such date and the Consolidated results of operations of the Parent and its Subsidiaries for the year ended on such date, all in accordance with GAAP. The unaudited Consolidated balance sheet of the Parent as of March 31, 2004 and the related unaudited Consolidated statements of income and cash flows for the three month period ended March 31, 2004, certified by a financial or accounting officer of the Parent, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP except as otherwise expressly noted therein, the Consolidated financial position of the Parent and its Subsidiaries as of such date and the Consolidated results of operations of the Parent and its Subsidiaries for such period, subject to changes resulting from audit and normal year-end adjustments.

                           (ii)     the Consolidated balance sheet of the
Borrower and its Subsidiaries as at December 31, 2003, and the related Consolidated statements of income, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present in all material respects, the Consolidated financial position of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the year ended on such date, all in accordance with GAAP. The unaudited Consolidated balance sheet of the Borrower as of March 31, 2004 and the related unaudited Consolidated statements of income and cash flows for the three month period ended March 31, 2004, certified by a financial or accounting officer of the Borrower, copies of which have been delivered to each of the Lenders, fairly present in all material respects, in conformity with GAAP except as otherwise expressly noted therein, the Consolidated financial position of the Borrower as of such date and the Consolidated results of operations of the Borrower and its Subsidiaries for such period, subject to changes resulting from audit and normal year-end adjustments.

                  (e) Since December 31, 2003, there has been no material adverse change in the business, assets, operations, property or condition (financial or otherwise) of the Parent and its Subsidiaries, taken as a whole, except as disclosed in the Parent's filings with the United States Securities and Exchange Commission prior to the date hereof.

                  (f) There is no action, suit or proceeding pending against the Parent or any Subsidiary, or to the knowledge of the Parent or any Subsidiary threatened against the Parent or any Subsidiary, before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable likelihood of an adverse decision that could reasonably be expected, in the aggregate for all such actions, suits and proceedings, to result in a Material Adverse Effect, or which in any manner draws into question the legality, validity, binding effect or enforceability of this Agreement, any other Credit Document or any document related to any Transaction.

                  (g) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan for which an Insufficiency in excess of $50,000,000 exists. Neither the Parent nor any ERISA Affiliate has received any notification (or has knowledge of any reason to expect) that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, for which a Withdrawal Liability in excess of $50,000,000 exists.

                  (h) The Parent and the Subsidiaries have filed or caused to be filed all tax returns that are required to be filed by them and have paid or provided for the payment, before the same become delinquent, of all taxes due pursuant to such returns or pursuant to any assessment received by the Parent or any Subsidiary, other than those taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of taxes are adequate.

                  (i) Neither the Parent nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" as those terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public-utility company" as those terms are defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended. Neither the Parent nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U).

                  (j) Each of the Credit Parties, Opco Loan Parties and Forasub is Solvent. Each of the Credit Parties, Opco Loan Parties and Forasub was Solvent at the time of, and immediately after giving effect to, each step of the Transactions.

                  (k) The fiscal year of the Parent is the twelve month period ending on December 31 of each year, and the fiscal quarters of the Parent are each of the three month periods ending on March 31, June 30, September 30 and December 31 of each year.

                  (l) Neither the Parent nor any Subsidiary is in default under or with respect to, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice or both, would constitute a default by the Parent or any Subsidiary under or with respect to, any contract, agreement, lease or other instrument to which the Parent or such Subsidiary is a party and which could reasonably be expected, in the aggregate, to result in a Material Adverse Effect. No Default or Event of Default exists.

                  (m) The Parent and each of the Subsidiaries have been and are in compliance in all respects with all applicable Environmental Laws, except to the extent that failure to comply with such Environmental Laws could not reasonably be expected to result in a Material Adverse Effect. There is (1) no outstanding allegation by government officials or other third parties that the Parent or any Subsidiary or any of their respective Properties is now, or at any time prior to the date hereof was, in violation of any applicable Environmental Law, (2) no administrative or judicial proceeding pending against the Parent or any Subsidiary or against any of their respective Properties pursuant to any Environmental Law, (3) no claim outstanding against the Parent or any Subsidiary or against any of their respective Properties, businesses or operations which was asserted pursuant to any Environmental Law, and (4) no pending or effective Environmental Law that is reasonably likely to require new or additional capital or other expenditures by the Parent or any Subsidiary that, in the case of all matters described in clauses (1), (2), (3) or (4) above in the aggregate, could reasonably be expected to result in a Material Adverse Effect. There are no facts or conditions or circumstances known to the Parent or any Subsidiary that the Parent or any Subsidiary reasonably believes could form the basis for any action, lawsuit, claim or proceeding involving the Parent or any Subsidiary or their respective past or present Properties, businesses or operations relating to the Environment or Environmental matters, including any action, lawsuit, claim or proceeding arising from past or present practices or operations asserted under any Environmental Law, that in the aggregate could reasonably be expected to result in a Material Adverse Effect.

                  (n) The Parent and the Subsidiaries have good and valid title to their respective property and to all property reflected by the balance sheet referred to in Section 4.01(d)(i) as being owned by the Parent and its Subsidiaries, in each case free and clear of all Liens except Liens permitted hereby and except where the failure to have such title could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect. No Excluded Subsidiary (Collateral) owns any interest in the Initial Rigs. There exists an Acceptable Security Interest in all Collateral.

                  (o) Set forth in Part I of Exhibit K is a complete and accurate list of all rigs owned by each Credit Party as of the date hereof that are covered or to be covered by a Vessel Mortgage on the date hereof; each such rig is, as of the date hereof, registered in the name of the Credit Party as shipowner, and under the laws and flag of the jurisdiction, indicated, with such rig located and deployed as of the date hereof as therein indicated.

                  (p) No statement, information, exhibit, representation, warranty or report contained in any Credit Document, any document related to any Transaction or the Information Memorandum or furnished to the Sole Lead Arranger, the Administrative Agent, the Collateral Agent, the Collateral Trustee, the Issuing Banks or any Lender in connection with or pursuant to any Credit Document or the preparation or negotiation of any Credit Document contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading when taken as a whole in light of the circumstances under which such statements were made, provided that with respect to any financial projections, the Parent and the Borrower represent and warrant only that such projections have been prepared in good faith based upon assumptions that are reasonable at the time made and at the time the projections are made available to any Lender Party. There is no fact known to any Responsible Officer of the Parent that the Parent has not disclosed to the Lenders in writing and that could reasonably be expected to result in a Material Adverse Effect.

                  (q) Neither the Parent nor any Subsidiary (i) is in violation of any Governmental Requirement or (ii) has failed to obtain any license, permit, franchise, consent, approval or other governmental authorization necessary to the ownership of any of their respective properties or the conduct of their respective businesses, except such violations and failures which could not reasonably be expected, in the aggregate (in the event that such violation or failure were asserted by any Person through appropriate action), to result in a Material Adverse Effect.

                  (r) Neither the business nor the properties or operations of the Parent or any of the Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, act of God or of the public enemy or other casualty (whether or not covered by insurance), that could reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

                  (s) Each of the Parent and its Subsidiaries has all requisite qualifications to own and operate its mobile offshore drilling units, drilling rigs and other vessels under all appropriate laws (including the laws of the jurisdiction of the location of such units, rigs and vessels and the jurisdiction of the flag of such units, rigs and vessels), except where the failure to have such qualifications could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

                  (t) Each Transaction (other than the making of Advances, the issuance of Letters of Credit, the Tender Offer and the Note Redemption) has been consummated, or will be consummated simultaneously with the making of the initial Advance, in accordance with applicable law and all applicable agreements.

                  (u) Each of the Security Documents creates in favor of the Collateral Agent for the benefit of the Lenders a legal, valid and enforceable fully perfected first priority security interest in and Lien on all right, title and interest of the Credit Parties in the Collateral described therein, subject to no other Liens other than Collateral Permitted Liens. Each Vessel Mortgage, executed and delivered, creates in favor of the mortgagee for the benefit of the Lender Parties a legal, valid, and enforceable first preferred mortgage lien over the Initial Rigs and when duly recorded in accordance with the laws of each Initial Rig's flag, will constitute a "preferred mortgage" within the meaning of Section 31301(6)(B) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage on a foreign vessel, in the case of Initial Rigs not registered under the laws and flag of the United States, and in the case of Initial Rigs registered under the laws and flag of the United States, constitutes a "preferred mortgage" within the meaning of Section 31301(6)(B) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage thereunder. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made (x) on or prior to the date hereof, in the case of filings and recordings in respect of the Initial Rigs, or (y) on or prior to the 10th day after of date hereof in the case of all other Collateral.

                  (v) Each Initial Rig complies with the provisions of the applicable Vessel Mortgage regarding classification.

                  (w) The Parent and the Subsidiaries are in compliance in all material respects with the International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention ("ISM Code"), to the extent applicable, and have established and implemented a safety management system and such other procedures as required by the ISM Code, to the extent applicable.

                                    ARTICLE V
                                    COVENANTS

         Section 5.01. Affirmative Covenants. Each of the Parent and the Borrower covenants and agrees that so long as any Advance shall remain unpaid, any Letter of Credit or Obligation shall remain outstanding or any Lender shall have any Commitment hereunder, the Parent and the Borrower will:

                  (a)      Reporting Requirements. Furnish to each Lender:

                           (i)      as soon as available and in any event within
45 days after the end of each of the first three quarters of each fiscal year of the Parent, the Consolidated balance sheets of the Parent and its Subsidiaries and, with respect to each first tier Subsidiary of the Parent (including the Borrower), the consolidating balance sheets of each such first tier Subsidiary and its Subsidiaries, as at the end of such quarter, and the Consolidated statements of income, cash flows and changes in stockholders' equity of the Parent and its Subsidiaries and, with respect to each first tier Subsidiary of the Parent (including the Borrower), the consolidating statements of income and cash flows of each such first tier Subsidiary and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth, in comparative form, the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified by a financial officer of the Parent as having been prepared in accordance with GAAP, except for the absence of footnotes, and as fairly presenting in all material respects the Consolidated and consolidating financial position and results of operations of the Parent and its Subsidiaries and each first tier Subsidiary of the Parent, as applicable, as of the end of such quarter and for such periods, subject, however, to year-end audit adjustments, together with a certificate of such officer showing in detail the calculations of the financial covenants set forth in Sections 5.02(a) and 5.02(b) for the four quarter period ending at the end of such quarter and as at the end of such quarter, respectively (provided that the requirements of this Section 5.01(a)(i) with respect to Consolidated financial statements of the Parent and its Subsidiaries shall be deemed satisfied by delivery of the Parent's Form 10-Q for such fiscal quarter);

                           (ii)     as soon as available and in any event not
later than 90 days after the end of each fiscal year of the Parent, copies of the Consolidated balance sheets of the Parent and its Subsidiaries and, with respect to each first tier Subsidiary of the Parent (including the Borrower), the consolidating balance sheets of each such first tier Subsidiary and its Subsidiaries, as at the end of such fiscal year, and Consolidated statements of income, cash flows and changes in stockholders' equity of the Parent and its Subsidiaries and, with respect to each first tier Subsidiary of the Parent (including the Borrower), the consolidating statements of income and cash flows of each such first tier Subsidiary and its Subsidiaries, for such fiscal year, all (except for such consolidating balance sheet and such consolidating statements) certified by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, together with a certificate of a financial officer of the Parent showing in detail the calculations of the financial covenants set forth in Sections 5.02(a) and 5.02(b) for the four quarter period ending at the end of such year and as at the end of such year, respectively, and certifying that such consolidating balance sheet and consolidating statements fairly present, in all material respects, in accordance with GAAP the consolidating financial position and consolidating results of operations of the Parent and its Subsidiaries and each first tier Subsidiary and its Subsidiaries, as applicable, as of the end of and for such year (provided that the requirements of this Section 5.01(a)(ii) with respect to Consolidated financial statements of the Parent and its Subsidiaries shall be deemed satisfied by delivery of the Parent's Form 10-K for such fiscal year);

                           (iii)    promptly after the sending or filing
thereof, copies of all material reports which the Parent or any Subsidiary sends to the holders of its Equity Interests or public debt as such, and copies of all reports and registration statements which the Parent or any Subsidiary files with the Securities and Exchange Commission, or any governmental authority succeeding to the functions of said Commission, or with any national securities exchange;

                           (iv)     promptly upon the receipt thereof by the
Parent or any Subsidiary, a copy of any written notice, complaint, request for information under any Environmental Law, summons or citation received from the EPA, or any other domestic or foreign governmental agency or instrumentality, federal, state or local, in any way concerning any action or omission on the part of the Parent or any of its present or former Subsidiaries in connection with Hazardous Materials or the Environment if the amount involved could reasonably be expected to result in a liability of the Parent or any Subsidiary in excess of $50,000,000 in the aggregate, or concerning the filing of a Lien upon, against or in connection with the Parent, its present or former Subsidiaries, or any of their leased or owned property, wherever located;

                           (v)      promptly after each receipt by the Parent or
any Subsidiary of any Net Proceeds, Net Cash Proceeds, Extraordinary Receipts or Net Debt Proceeds, a reasonably detailed description thereof;

                           (vi)     promptly after any Responsible Officer
obtains knowledge thereof, notice of (a) any material violation of, noncompliance with, or remedial obligations under, any Environmental Law, (b) any material release or threatened material release of Hazardous Materials affecting any property owned, leased or operated by the Parent or any Subsidiary, (c) the institution of any litigation or other proceeding in which the damages claimed are in excess of $50,000,000 and any materially adverse development in any such litigation or other proceeding, (d) the institution of any material investigation regarding taxes of the Parent or any Subsidiary or the assertion of any material tax claim against the Parent or any Subsidiary, (e) the assertion of any violation of any law or agreement in connection with any Transaction or the making of any material claim in connection with any Transaction, and (f) any condition or event that could reasonably be expected to result in a Material Adverse Effect, which notice shall specify the nature and period of existence thereof and specify the notice given or action taken by such Person and the nature of any such action, event or condition;

                           (vii)    as soon as possible and in any event within
five days after any Responsible Officer having obtained knowledge thereof, notice of the occurrence of any Event of Default or any Default, and a statement of the chief financial officer of the Parent setting forth the details of such Event of Default or Default and the action which the Parent has taken and proposes to take with respect thereto;

                           (viii)   as soon as possible and in any event (a)
within 30 Business Days after a Responsible Office knows that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan for which an Insufficiency in excess of $50,000,000 exists, has occurred and (b) within 10 Business Days after the Parent or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan for which an Insufficiency in excess of $50,000,000 exists, has occurred, a statement of the chief financial officer or chief accounting officer of the Parent describing such Termination Event and the action, if any, which the Parent or such ERISA Affiliate proposes to take with respect thereto;

                           (ix)     promptly and in any event within five
Business Days after receipt thereof by the Parent or any ERISA Affiliate, copies of each notice received by the Parent or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan for which an Insufficiency in excess of $50,000,000 exists or to have a trustee appointed to administer any Plan for which an Insufficiency in excess of $50,000,000 exists;

                           (x)      promptly and in any event within ten
Business Days after receipt thereof by the Parent or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Parent or any ERISA Affiliate indicating liability in excess of $50,000,000 incurred or expected to be incurred by the Parent or any ERISA Affiliate in connection with (a) the imposition of a Withdrawal Liability by a Multiemployer Plan, (b) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, or (c) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA;

                           (xi)     concurrently with the reporting of the
financial ratios set forth in Sections 5.02(a) and 5.02(b) first occurring after any acquisition or disposition (or series of related acquisitions or dispositions) that is reasonably expected to increase or decrease Consolidated EBITDA by at least $2,000,000 during the twelve-month period following the date of such acquisition or disposition, a certificate of the chief financial officer of the Parent setting forth the pro forma effect of such acquisition or disposition on Consolidated EBITDA and Consolidated Interest Expense for each quarter during the prior year as if such acquisition or disposition had occurred one year prior to such date;

                           (xii)    once during each June hereafter and
additionally within 30 days of request from time to time by the Majority Lenders, independent rig appraisal reports, prepared by appraisers acceptable to the Majority Lenders, on all rigs that constitute Collateral or secure the Opco Loan, in each case as of a recent date and in form reasonably satisfactory to the Majority Lenders (in the case of the first two such appraisal reports each year, at the Borrower's expense);

                           (xiii)   promptly upon obtaining knowledge thereof by
any Responsible Officer, notice of (a) any Casualty Event if the Casualty Proceeds with respect thereto could reasonably be expected to exceed $5,000,000 (or the equivalent in any other currency) with respect to any rig that is part of the Collateral or secures the Opco Loan, (b) any disposition of any such rig,
(c) any occurrence in respect of any such rig that is or is likely, by the passing of time or otherwise, to become a Total Loss, (d) any material requirement made by any insurer or classification society or by any competent authority which is not complied with within a reasonable time and (e) any arrest of any such rig or the exercise or purported exercise of any Lien on any such rig;

                           (xiv)    as soon as available and in any event not
later than 90 days after the end of each fiscal year of the Parent, a report prepared by the Parent's independent maritime insurance broker which report (i) lists all insurance policies then in effect with respect to each rig that is part of the Collateral or secures the Opco Loan, (ii) specifies for each such policy (A) the amount thereof, (B) the risks insured against thereby, (C) the name of the insurer and each insured party thereunder and (D) the policy number or other identification number thereof and (iii) certifies that all such insurance policies are (A) in full force and effect, (B) placed with responsible and reputable insurance companies or associations and (C) conforming to the requirements of this Agreement;

                           (xv)     upon request by any Lender from time to
time, a copy of the safety management manual used to describe and implement the Parent's safety management system developed, implemented and maintained in compliance with the ISM Code, if applicable;

                           (xvi)    promptly upon receipt thereof and following
such time as the appropriate officers of the parent shall have had reasonable time to respond thereto, a copy of each formal report or "management letter" submitted to the Parent or any Subsidiary by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Parent or any Subsidiary;

                           (xvii)   on or before 60 days after the commencement
of each fiscal year of the Parent, (a) a consolidated budget of the Parent and the Subsidiaries which includes Consolidated income statements, balance sheets and cash flow statements of the Parent and the Subsidiaries for each of the four fiscal quarters of such fiscal year and (b) a breakdown of projected revenues, operating expenses, utilizations and capital expenditures for each rig (other than land drilling rigs) owned or leased by the Parent or any Subsidiary;

                           (xviii)  on or before 45 days after the end of each
fiscal quarter of each fiscal year of the Parent, a report detailing (a) the then current location of each rig that is part of the Collateral or secures the Opco Loan and each other rig (other than land drilling rigs) owned or leased by the Parent or any Subsidiary, and the then current term of any contract of any rig (other than land drilling rigs) and (b) for the previous fiscal quarter, the average day rates and utilization for each rig (other than land drilling rigs); and

                           (xix)    such other information respecting the
business, condition or operations, financial or otherwise, of the Parent or any Subsidiary as any Lender through the Administrative Agent may from time to time reasonably request.

                  (b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders (including ERISA and Environmental Laws) to the extent noncompliance therewith could reasonably be expected to result in a Material Adverse Effect, such compliance to include the paying before the same become delinquent of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings.

                  (c) Maintenance of Insurance. Maintain, and cause each of the Subsidiaries to maintain, insurance (including self-insurance) with responsible and reputable insurance companies or associations in such amounts, with such deductibles and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties as the Parent and the Subsidiaries, all as determined by the Parent in its reasonable judgment.

                  (d) Preservation of Existence, Etc. Except as permitted by Section 5.02(e), preserve and maintain, and cause each of the Subsidiaries to preserve and maintain, its legal existence, rights (charter, if applicable, and statutory), franchises, permits, licenses and approvals and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation or other entity in each jurisdiction in which qualification is legally required; provided, that this Section 5.01(d) shall not prohibit any Permitted Restructuring or transaction permitted under Section 5.02(o) (including by liquidation or dissolution) or require the Parent or any Subsidiary to preserve or maintain any legal existence (other than that of the Borrower and the Parent (or, if not the Parent, a Permitted Holding Company)), right, franchise, permit, license, approval or qualification if the Parent or such Subsidiary shall determine that (i) the preservation and maintenance thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, and that the loss thereof is not disadvantageous in any material respect to the Lenders, or (ii) the failure to maintain and preserve the same could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect. Upon receipt of a written request therefor from the Borrower, the Administrative Agent will execute and deliver, at the Borrower's expense, all documents as may reasonably be requested to effect a release of a guaranty granted in accordance with Article 8 of this Agreement by any Person that ceases to exist in accordance with this Section 5.01(d) or Section 5.02(e).

                  (e) Visitation Rights. At any reasonable time and from time to time, permit (i) the Administrative Agent, the Collateral Agent, the Collateral Trustee or any of the Lenders or any agents or representatives thereof to visit and inspect the properties of, the Parent or any Subsidiary, and (ii) the Administrative Agent and the Collateral Agent to examine and make copies of the records and books of account of the Parent or any Subsidiary, and to discuss the affairs, finances and accounts of the Parent or any Subsidiary with, and be advised as to the same by, any of their respective Responsible Officers of the Parent.

                  (f) Acceptable Security Interest. Cause an Acceptable Security Interest to exist at all times in all Collateral.

                  (g) Maintenance of Properties. Maintain, and cause each Subsidiary to maintain, in good repair, working order and condition (but subject to reasonable wear and tear in the ordinary course of business), all property used in the business of the Parent and the Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof in all material respects, provided that this Section 5.01(g) shall not apply to property that is lost or damaged in connection with a casualty event or is subjected to a condemnation or other taking.

                  (h) Operation of Business. Operate, and cause each Subsidiary to operate, its business and properties prudently in all material respects in accordance with industry standards (including in respect of safety and Environmental matters) and in accordance with all insurance requirements.

                  (i) Books and Records. Maintain, and cause each Subsidiary to maintain, adequate books and records in accordance with sound business practices and GAAP.

                  (j) Obligations. Pay and perform and cause each of its Subsidiaries to pay and perform, its material obligations when due, except where the failure to do so could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect.

                  (k) Additional Guarantors. Concurrently with the creation or acquisition of any Subsidiary, (i) unless such Subsidiary is an Excluded Subsidiary (Guaranty), cause such Subsidiary to deliver to the Administrative Agent a joinder agreement in the form of Exhibit Q executed by such Subsidiary to become a Guarantor hereunder, legal opinions in respect of such Subsidiary and this Agreement, from counsel reasonably acceptable to the Administrative Agent, covering the types of matters covered in Exhibits C and D and certificates of the type referred to in Sections 3.01(c) and 3.01(d) in respect of such Subsidiary, all of which shall be in the form and substance reasonably satisfactory to the Administrative Agent, (ii) unless such Subsidiary is an Excluded Subsidiary (Pledge), cause each owner (other than owners that are not the Parent or a Subsidiary of the Parent) of any Equity Interests of such Subsidiary to deliver to the Administrative Agent a Pledge executed by such owner to the extent required to pledge (taking all such owners collectively) the portion of Equity Interests of such Subsidiary contemplated to be pledged in the definition of "Collateral", all certificates evidencing such portion of such Equity Interests, legal opinions in respect of such owner and such Pledge, from counsel reasonably acceptable to the Administrative Agent, covering the types of matters covered in Exhibits C and D and certificates of the type referred to in Sections 3.01(c) and 3.01(d) in respect of such owner, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and
(iii) if such Subsidiary is a Subsidiary of the Borrower (other than an Excluded Subsidiary (Collateral)), cause such Subsidiary to deliver to the Administrative Agent security documents covering all Collateral owned by such Subsidiary executed by such Subsidiary, legal opinions in respect of such Subsidiary and such security documents, from counsel reasonably acceptable to the Administrative Agent, covering the types of matters covered in Exhibits C and D and certificates of the type referred to in Sections 3.01(c) and 3.01(d) in respect of such Subsidiary, all of which shall be in the form and substance reasonably satisfactory to the Administrative Agent.

                  (l) Further Assurances. At any time and from time to time, at the Borrower's expense, promptly execute and deliver, and cause each Subsidiary to execute and deliver, to the Collateral Agent or the Collateral Trustee such further instruments and documents, and take such further action, as the Majority Lenders may from time to time reasonably request, in order to further carry out the intent and purpose of the Credit Documents and to establish and protect the Liens, rights, interests and remedies created, or intended to be created, in favor of the Collateral Agent, the Collateral Trustee or any of the Lenders, including the execution, delivery, recordation and filing of security agreements, financing statements, continuation statements and vessel mortgages (each being an "Additional Security Document") and delivery of Collateral.

                  (m) Ownership. Cause the Parent to own directly 100% of the Equity Interests of the Borrower at all times.

                  (n) Transactions. Cause each Transaction to be consummated in accordance with applicable law and all applicable agreements, and (without limiting the generality of the foregoing) cause the 9.375% Notes and 10% Notes to be paid in full and retired on or before September 30, 2004 in all material respects in accordance with the Note Redemption Notices, the related indentures and applicable law.

         Section 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit or Obligation shall remain outstanding or any Lender shall have any Commitment hereunder, each of the Parent and the Borrower agrees that neither of them will at any time:

                  (a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter (i) to be less than 2.50 to 1.00 for any period of four consecutive fiscal quarters of the Parent ending after the date hereof and on or before June 30, 2006, or (ii) to be less than 2.75 to 1.00 for any period of four consecutive fiscal quarters of the Parent ending after June 30, 2006.

                  (b) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to exceed (i) 5.50 to 1.00 during the period from the date hereof through December 31, 2005, (ii) 5.25 to 1.00 during the period from January 1, 2006 through December 31, 2006, or (iii) 5.00 to 1.00 during the period commencing January 1, 2007.

                  (c) Liens. Create, assume, incur or suffer to exist or permit any Subsidiary to create, assume, incur or suffer to exist, any Lien on or in respect of any property of the Parent or any Subsidiary, except that the Parent and any Subsidiary may create, incur, assume or suffer to exist the following:

                           (i)      Liens on the Equity Interests of a
Non-Recourse Subsidiary;

                           (ii)     Liens for taxes, assessments or governmental
charges or levies on property of the Parent or a Subsidiary, if the same are not delinquent or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP (to the extent required by GAAP) have been provided on the books of the Parent or such Subsidiary;

                           (iii)    Liens that arise in the ordinary course of
business to secure payment for services rendered or goods provided to the Parent or a Subsidiary and are imposed by law, such as construction, carriers', warehousemen's, materialmen's, maritime and mechanics' liens and other similar Liens, if the same are not delinquent or are being contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP (to the extent required by GAAP) have been provided on the books of the Parent or such Subsidiary;

                           (iv)     Liens arising in the ordinary course of
business out of pledges or deposits required by workers' compensation, unemployment insurance, social security, retirement benefits or similar laws;

                           (v)      Liens created by any of the Credit
Documents;

                           (vi)     Minor defects, irregularities and
deficiencies in title to, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances, in each case which do not interfere with the ordinary conduct of its business, and which do not materially detract from the value of the property which they affect;

                           (vii)    Any right of set off arising under common
law or by statute;

                           (viii)   Liens created by, resulting from or arising
in connection with any litigation or legal proceeding involving the Parent or any of its Subsidiaries;

                           (ix)     Liens arising in the ordinary course of
business securing the performance by the Parent or a Subsidiary of bids, tenders, contracts (other than Debt), leases (other than capital leases), statutory obligations and surety and appeal bonds, Liens arising in the ordinary course of business to secure progress or partial payments made to the Parent or any Subsidiary and other Liens of like nature made or incurred in the ordinary course of business;

                           (x)      Liens to secure Debt, including Project
Finance Debt, incurred for the purpose of financing all or a part of the purchase price or construction cost of property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) if in the case of all such Liens, (A) the principal amount of the Debt secured by such Liens does not exceed the cost of the property so acquired, constructed, upgraded, refurbished or renovated plus transaction costs related thereto, (B) such Liens do not encumber any other property (other than the proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the property so acquired, constructed, upgraded, refurbished or renovated and the capital stock of Project Finance Subsidiaries that own, whether directly or indirectly, only the property so acquired, constructed, upgraded, refurbished or renovated) and (C) such Liens attach no later than 12 months after the latest of (x) commencement of commercial operation of the property so acquired, constructed, upgraded, refurbished or renovated, (y) completion of the construction, acquisition, upgrade, improvement or renovation of such property and (z) acquisition of such property;

                           (xi)     Liens existing on the date hereof (existing
Liens securing obligations exceeding $25,000,000 in the aggregate are set forth on Exhibit N);

                           (xii)    Liens created by capital leases provided
that the Liens created by any such capital lease attach only to the property leased pursuant thereto and proceeds (including, without limitation, proceeds from associated contracts and insurances) of, and improvements, accessories and upgrades to, the property leased pursuant thereto;

                           (xiii)   Liens existing on property at the time of
acquisition thereof by the Parent or any Subsidiary and not created in contemplation thereof;

                           (xiv)    Liens existing on property of a Subsidiary
at the time such Subsidiary is merged or consolidated with or into, or acquired by, Parent or any Subsidiary or becomes a Subsidiary and not created in contemplation thereof;

                           (xv)     Liens securing (a) Debt among the Parent and
its Subsidiaries (other than Excluded Subsidiaries), (b) Debt among Subsidiaries of the Parent (other than Liens granted to an Excluded Subsidiary), and (c) Debt among Excluded Subsidiaries;

                           (xvi)    Liens securing obligations not exceeding
$75,000,000 in the aggregate at any time;

                           (xvii)   the Note Redemption Deposit and any other
deposit made to purchase notes tendered pursuant to the Tender Offer; and

                           (xviii)  any Liens extending, renewing, refinancing,
refunding or replacing any of the foregoing (other than Liens permitted by clause (viii), (ix) or (xvi) of this Section 5.02(c)) or Lien described in this
Section 5.02(c)(xviii), if (1) the amount secured by such Lien does not exceed the amount secured by the Lien being extended, renewed, refinanced, refunded or replaced at the time of such extension, renewal, refinancing, refunding or replacement and (2) such Lien does not cover any property in addition to that covered by the Lien being extended, renewed, refinanced, refunded or replaced.

                  (d) Debt. Create, incur, assume, guarantee, otherwise become liable for or suffer to exist, or permit any Subsidiary to create, incur, assume, guarantee, otherwise become liable for or suffer to exist, any Debt or any Contingent Obligation other than:

                           (i)      Indebtedness under this Agreement;

                           (ii)     the Senior Notes;

                           (iii)    Debt of the Parent and its Subsidiaries in
an aggregate principal amount not to exceed $75,000,000;

                           (iv)     Debt arising as a result of the endorsement
in the ordinary course of business of negotiable instruments in the course of collection;

                           (v)      Debt existing on the date hereof (Debt
existing on the date hereof exceeding $25,000,000 in the aggregate is set forth on Exhibit O);

                           (vi)     Debt created by capital leases of property
acquired or constructed (including upgrades, reburbishments and renovations) by the Parent or a Subsidiary after the date hereof, provided that the only property subject to such capital lease is the property so acquired, constructed, upgraded, refurbished or renovated;

                           (vii)    Debt securing Liens existing on property at
the time of acquisition thereof by the Parent or any Subsidiary and not created in contemplation thereof;

                           (viii)   Debt of a Subsidiary at the time such
Subsidiary is merged or consolidated with or into, or acquired by, Parent or any Subsidiary or becomes a Subsidiary and not created in contemplation thereof;

                           (ix)     Debt among the Parent and its Subsidiaries
or among Subsidiaries that constitutes a Permitted Investment;

                           (x)      Reserved;

                           (xi)     Debt, including, without limitation, Project
Finance Debt, incurred for the purpose of financing all or a part of the purchase price or construction cost of property (including the cost of upgrading, refurbishing or renovating drilling rigs, drillships and other vessels and platforms) if (A) the principal amount of the Debt does not exceed the cost of the property so acquired, constructed, upgraded, refurbished or renovated plus transaction costs related thereto and (B) such Debt is incurred no later than 12 months after the latest of (x) commencement of commercial operation of the property so acquired, constructed, upgraded, refurbished or renovated, (y) completion of the construction, acquisition, upgrade, refurbishment or renovation of such property and (z) acquisition of such property;

                           (xii)    Any Debt extending, renewing, refinancing,
refunding or replacing any of the foregoing (other than Debt permitted by clause
(iii), (iv) and (ix) of this Section 5.02(d)) or Debt described in this Section 5.02(d)(xii), including fees and costs associated therewith, if (1) the amount of such Debt does not exceed the amount of the Debt being extended, renewed, refinanced, refunded or replaced outstanding at the time of such extension, renewal, refinancing, refunding or replacement, (2) such Debt is not secured by a Lien on any property in addition to that covered by any Lien then securing the Debt being extended, renewed, refinanced, refunded or replaced, and (3) the average weighted maturity of such Debt is not shorter than the average weighted maturity of the Debt being extended, renewed, refinanced, refunded or replaced.

                  (e) Mergers and Dispositions of All or Substantially All Assets. (i) Merge, amalgamate or consolidate with or into any Person, or permit any Subsidiary to merge, amalgamate or consolidate with or into any Person, or
(ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets; provided that this
Section 5.02(e) shall not prohibit (x) any Permitted Restructuring, (y) any merger, amalgamation or consolidation that occurs in connection with a Permitted Investment or an Acquisition or (z) any transaction permitted under Section 5.02(o). Upon receipt of a written request therefor from the Borrower, the Collateral Agent will execute and deliver, at the Borrower's expense, all documents as may reasonably be requested to effect a release of the Liens held by the Collateral Agent (or if such Liens are held by the Collateral Trustee, the Collateral Agent will instruct the Collateral Trustee to execute and deliver, at the Borrower's expense, all such documents) pursuant to the Security Documents on any Collateral permitted to be released in accordance with the definition of Permitted Restructuring.

                  (f) Restrictions on Dividends, Inter-company Loans, or Investments. Create or otherwise cause or permit to become effective, or permit any Subsidiary to create or otherwise cause or permit to become effective, any consensual encumbrance or restriction (other than the Credit Documents) on the ability of any Subsidiary (other than a Project Finance Subsidiary or a Subsidiary that is not a Wholly-Owned Subsidiary of the Parent) to (i) pay dividends or make any other distributions to, or pay any Debt owed to, the Parent or any Subsidiary, (ii) make any loans or advances to or Investments in the Parent or any Subsidiary, or (iii) transfer any property to the Parent or any Subsidiary, in each case, other than encumbrances or restrictions contained in, or existing by reasons of, any agreement or instrument (a) existing on the date hereof, (b) relating to property existing at the time of the acquisition thereof, so long as the encumbrance or restriction relates only to the property so acquired, (c) relating to any Debt of, or otherwise to, any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Parent or a Subsidiary or became a Subsidiary and not created in contemplation thereof, (d) effecting a renewal, extension, refinancing, refund or replacement (or successive extensions, renewals, refinancings, refunds or replacements) of Indebtedness issued under an agreement referred to in clauses
(a) through (c) above, so long as the encumbrances and restrictions contained in any such renewal, extension, refinancing, refund or replacement agreement, taken as a whole, are not materially more restrictive than the encumbrances and restrictions contained in the original agreement, as determined in good faith by the board of directors of the Parent, (e) constituting customary provisions restricting subletting or assignment of any leases of the Parent or any Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder, (f) constituting restrictions on the sale or other disposition of any property securing Debt as a result of a Lien on such property permitted hereunder, (g) constituting any temporary encumbrance or restriction with respect to a Subsidiary under an agreement that has been entered into for the disposition of all or substantially all of the outstanding Equity Interests of or assets of such Subsidiary, provided that such disposition is otherwise permitted hereunder, (h) constituting customary restrictions on cash, other deposits or assets imposed by customers and other persons under contracts entered into in the ordinary course of business, (i) constituting provisions contained in agreements or instruments relating to Debt that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition, (j) constituting a requirement that a certain amount of Debt be maintained between a Subsidiary and the Parent or another Subsidiary, (k) constituting any encumbrance or restriction with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder, or (l) constituting any encumbrance or restriction with respect to property under a charter, lease or other agreement that has been entered into for the employment of such property.

                  (g) Debt Retirement. Pay, prepay, redeem or purchase, or deposit funds or property for the payment, prepayment, redemption or purchase of, or set aside or segregate in trust any amount for any holder of, or permit any Subsidiary to pay, prepay, redeem or purchase, or deposit funds or property for the payment, prepayment, redemption or purchase of, or set aside or segregate in trust any amount for any holder of, any Debt, except (i) if no Event of Default exists or no Default would be caused thereby, inter-company Debt between the Parent and a Subsidiary of the Parent or between Subsidiaries of the Parent, (ii) as required by the terms of such Debt as in effect on the later of the date such Debt was incurred and the date hereof, or (iii) if Liquidity is at least $200,000,000 after such payment, prepayment, redemption, purchase, deposit, setting aside or segregation.

                  (h)      Reserved

                  (i) Compliance with ERISA. Terminate any Plan so as to result in any liability of the Parent or any Subsidiary to the PBGC in excess of $50,000,000.

                  (j)      Reserved

                  (k) Affiliate Transaction. Make or permit any Subsidiary to make, directly or indirectly, any Investment in any Affiliate, any transfer, sale, lease or other disposition of any property to any Affiliate, any purchase or acquisition of any property from an Affiliate or any other arrangement or transaction directly or indirectly with or for the benefit of an Affiliate (including guaranties and assumptions of obligations of an Affiliate); provided that the Parent and any Subsidiary may enter into any arrangement or other transaction with an Affiliate if the terms thereof (including consideration paid) are substantially as advantageous to the Parent and such Subsidiary as the terms which would be obtained in a comparable arm's length transaction with a Person not an Affiliate; provided further that this Section 5.02(k) shall not apply to reasonable compensation (including amounts paid pursuant to Plans) and indemnification paid or made available to an officer, director or employee of the Parent or any of its Subsidiaries for services rendered in that person's capacity as an officer, director or employee or the making of any Distribution or Investment otherwise permitted by this Agreement. For purposes of this
Section 5.02(k), Affiliate shall not include the Parent or any Wholly-Owned Subsidiary of the Parent.

                  (l)      Reserved

                  (m) Distributions. Directly or indirectly, declare, pay or make any Distribution, or permit any Subsidiary to declare, pay or make any Distribution, except (i) any Subsidiary (other than the Borrower) may declare and make Distributions ratably to the holders of its Equity Interests and (ii) if no Event of Default exists or would result, the Borrower may make Distributions to the Parent.

                  (n) Investments. Make any Investment or permit any Subsidiary to make any Investment except Permitted Investments.

                  (o) Asset Disposition. Sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to sell, lease, transfer or otherwise dispose of, any property of the Parent or any Subsidiary, or permit any Subsidiary to issue or cause to become outstanding any Equity Interest, except
(1) charters in the ordinary course of business, (2) dispositions of inventory and worn-out or obsolete equipment in the ordinary course of business, (3) dispositions of the Pride Illinois, Pride Kentucky, Pride West Virginia and/or Pride Pennsylvania, and (4) so long as no Event of Default exists at the time of any of the following and no Event of Default would result from any of the following, (i) dispositions of property that (a) are described in the exception to the definition of Asset Disposition set forth in clause (f) thereof or (b) constitute Asset Dispositions in respect of which the Borrower is in compliance with Section 2.04, (ii) any Land Rig Sale or Twin Oaks Sale, in each case, for Fair Market Value, if the consideration therefor (in the aggregate for all dispositions under this clause
(ii)(x)) is either (a) solely cash or (b) Liquid Securities having a Fair Market Value (determined, for each Liquid Securities received, as of the date received) not exceeding 50% of the total aggregate consideration and cash, if, in the case of this clause (b), the Parent would be in compliance with Sections 5.02(a) and 5.02(b) on a pro forma basis giving effect to such Land Rig Sale or disposition of Equity Interests and if an Acceptable Security Interest is created in such Liquid Securities (except that such Acceptable Security Interest shall not be required if the creation thereof would result in adverse United States federal income tax consequences), (iii) dispositions of property between the Parent and a Subsidiary or between Subsidiaries, provided that if any Collateral or Opco Loan Collateral is transferred in connection with any such disposition, the Parent or such Subsidiary of the Parent who owns the Collateral or Opco Loan Collateral after such transfer shall ratify and confirm the Lien on such Collateral or Opco Loan Collateral and shall take all action reasonably requested by the Collateral Agent to maintain an Acceptable Security Interest in the Collateral (except that, if any Included Foreign Pledge Subsidiary ceases to exist or ceases to be an Included Foreign Pledge Subsidiary as a part of such disposition, the security interest contemplated herein in the Equity Interests of such Included Foreign Pledge Subsidiary may (and, upon request from the Borrower pursuant to the immediately following sentence, shall) be terminated simultaneously with the creation of an Acceptable Security Interest in the percentage of the Equity Interests of all Included Foreign Pledge Subsidiaries existing upon consummation of such disposition that is contemplated in the definition of "Collateral") and to preserve the mortgages securing the Opco Loan in all respects, (iv) at the time of or after a Land Rig Sale or Twin Oaks Sale, dispositions for cash and/or Liquid Securities by the Borrower or its Subsidiaries to any Foreign Subsidiary, for Fair Market Value, of Collateral with a Fair Market Value (in the aggregate for all dispositions under this clause (iv)) of up to the lesser of (x) $425 million and (y) the cash proceeds of all Land Rig Sales consummated prior thereto, (v) involuntary dispositions,
(vi) the issuance of Equity Interests to the Parent or a Subsidiary, (vii) the issuance of Equity Interests by a Subsidiary to a Person other than the Parent or another Subsidiary that, if treated as a disposition of a percentage of the assets of the issuing Subsidiary equal to the percentage of all Equity Interests of such Subsidiary represented by the Equity Interests so issued (on a fully diluted basis), would be permitted by this Section 5.02(o), and (vii) other sales of property (other than the Equity Interests of any Guarantor or any owner of Collateral or Opco Loan Collateral) having an aggregate fair market value not in excess of $5,000,000 in any year. Upon receipt of a written request therefor from the Borrower, the Collateral Agent (in the case of clause (y) of this sentence) or Administrative Agent (in the case of clause (z) of this sentence) will execute and deliver, at the Borrower's expense, all documents as may reasonably be requested to (y) effect a release of the Liens held by the Collateral Agent (or if such Liens are held by the Collateral Trustee, the Collateral Agent will instruct the Collateral Trustee to execute and deliver, at the Borrower's expense, all such documents) pursuant to the Security Documents on any Collateral disposed of (or otherwise permitted to be released) in accordance with this Section 5.02(o) or (z) effect a release of a guaranty granted in accordance with Article 8 of this Agreement by a Subsidiary the Equity Interests of which have been disposed of in accordance with this Section 5.02(o).

                  (p) Capital Expenditures. Make, or permit any Subsidiary to make, any Capital Expenditure other than Capital Expenditures not exceeding $300,000,000 in the aggregate during any fiscal year of the Parent, provided that this Section 5.02(p) shall not apply at any time that Liquidity is at least $200,000,000 after giving effect to any such Capital Expenditure.

                  (q) Business. Engage, or permit any of its Subsidiaries to engage, in any business other than the contract drilling business or a business related, ancillary or complementary to the business of the Parent and its Subsidiaries on the date hereof.

                  (r) Documents. Amend, waive, terminate or otherwise modify, or agree to the amendment, waiver, termination or other modification of, the charter, bylaws or other similar documents of the Parent or any Subsidiary, except (i) as part of a Permitted Restructuring or (ii) if (a) all Liens on the Collateral are preserved in all respects as Acceptable Security Interests, (b) the Forasub Loan, the Opco Loan and all security for the Opco Loan are preserved in all respects, unless the Forasub Loan and the Opco Loan have been paid in full, and (c) all such amendments, waivers, terminations and other modifications, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (s) Fiscal Period. Change its or any Subsidiary's accounting policies or reporting practices, except as required by GAAP or law, or change its or any Subsidiary's fiscal year or any fiscal quarter.

                  (t) Hedging. Enter into, or permit any Subsidiary to enter into, any Hedging Agreement other than Hedging Agreements entered into for bona fide hedging purposes (and not for speculative purposes) in the ordinary course of the Parent's or a Subsidiary's business.

                  (u) Use of Proceeds. Use, or permit any Subsidiary to use, the proceeds of any Advance for any purpose other than for general corporate purposes of the Borrower (including to effect the Transactions (other than the Tender Offer) and for loans and advances to the Parent and Subsidiaries, to the extent not prohibited by any of the Credit Documents) or use, or permit any Subsidiary to use, any such proceeds (i) in a manner which violates or results in a violation of any law or regulation or any Credit Document, (ii) to purchase or carry any margin stock (as defined in Regulation
U) or to extend credit to others for that purpose, (iii) to make any Investment in any Person if such Investment is opposed by the board of directors, general partner or other governing body of such Person or (iv) to consummate, or otherwise make any payment in connection with, the Tender Offer.

                  (v) Designation of Non-Recourse Subsidiaries. Permit the board of directors of the Parent to designate any Subsidiary as a Non-Recourse Subsidiary, unless:

                           (i)      Such Subsidiary is not, and does not and
will not own (directly or indirectly) any Equity Interest in, an Included Foreign Pledge Subsidiary, the Borrower, a Guarantor or, unless the Forasub Loan and the Opco Loan have been paid in full, an Opco Loan Party;

                           (ii)     Neither the Parent nor any Subsidiary (other
than such Non-Recourse Subsidiary) is liable for any Debt or other obligation of such Non-Recourse Subsidiary;

                           (iii)    No default with respect to any Debt of such
Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any Debt of the Parent or any Subsidiary (other than such Non-Recourse Subsidiary) ("Other Debt") to declare a default on any Other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity;

                           (iv)     No Investment has been made in such
Subsidiary on or after the date hereof by the Parent or any other Subsidiary except as set forth in clause (v) of the definition herein of Permitted Investments; and

                           (v)      Such Subsidiary does not and will not own,
directly or indirectly, any interest in the Forasub Loan, the Opco Loan, any Collateral or any Opco Loan Collateral.

                  (w) Actions Relating to Non-Recourse Subsidiaries. Take any action, or permit any Subsidiary to take any action, relating to any Non-Recourse Subsidiary that, if such action had been taken immediately prior to the designation of such Non-Recourse Subsidiary as a Non-Recourse Subsidiary, would have resulted in such designation being prohibited by Section 5.02(v) (including transferring any Collateral or Opco Collateral to such Non-Recourse Subsidiary or any Subsidiary thereof, incurring any

Debt that with a cross-default provision of the type referred to in Section 5.02(v)(iii), incurring liability for any Debt or other obligation of such Non-Recourse Subsidiary or transferring to such Non-Recourse Subsidiary any direct or indirect interest in any of the Persons referred to in Section 5.02(v)(i)).

                  (x) Secured Guarantees. Permit any Guarantor to guarantee or otherwise be directly or indirectly liable for the Senior Notes or any other Debt of another Person, unless such guarantee or liability, as the case may be, is unsecured.

                  (y) Rigs. Fail, or permit any Subsidiary to fail, to be the duly documented owner of, or qualified to own and operate, any rig that is Collateral or Opco Loan Collateral under the laws of the jurisdiction of the flag of such rig or under the laws of the jurisdiction of the location of such rig, or permit any rig (including each Initial Rig) (i) to fail to remain in the same class as it is in on the date hereof or, as to rigs acquired by the Parent or a Subsidiary after the date hereof, in the same class as it was in on the date of such acquisition, (ii) to enter any war zone, or (iii) to be used for any unlawful purpose; provided, that this Section 5.02(y) shall not apply to an action that the Parent or such Subsidiary determines (i) is desirable in the conduct of the business of the Parent or such Subsidiary and is not disadvantageous in any material respect to the Lenders, or (ii) could not reasonably be expected, in the aggregate, to result in a Material Adverse Effect. Upon receipt of a written request therefor from the Borrower, if any rig that is Collateral is to be reflagged, the Collateral Agent will execute and deliver, at the Borrower's expense, all documents as may reasonably be requested to effect a release of the Liens on such rig held by the Collateral Agent (or if such Liens are held by the Collateral Trustee, the Collateral Agent will instruct the Collateral Trustee to execute and deliver, at the Borrower's expense, all such documents) pursuant to the Security Documents under the existing flag, provided that an Acceptable Security Interest in such rig is created under the new flag.

                  (z) Forasub and Opco Loans. Permit the principal amount of the Forasub Loan or the Opco Loan to be reduced below $100,000,000, unless all payments and deposits required by Section 2.04 are made simultaneously with such reduction.

                  (aa) Sale Leaseback Transactions. Enter into, or permit any Subsidiary to enter into, any Sale Leaseback Transaction.

                  (bb) Note Guarantee. Permit any Foreign Subsidiary to guarantee any obligation in connection with the 9.375% Notes or the 10% Notes.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         Section 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay (i) any principal of any Advance when due, (ii) any amount payable pursuant to Section 2.18(c) when due or (iii) any interest, commitment fee or other amount due hereunder or under any other Credit Document to which it is a party for more than five days after such interest, fee or other amount becomes due; or

                  (b) Any representation or warranty made by any Credit Party (or any officer, agent or representative of any Credit Party) (including representations and warranties deemed made pursuant to Section 3.02 or Section 3.03) in or in connection with any Credit Document shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Any Credit Party (i) shall fail to perform or observe any term, affirmative covenant or agreement contained in Section 5.01 or any covenant in any other Credit Document and such failure shall remain unremedied for 30 days after the earlier of (x) the date a Responsible Officer has knowledge of such failure and (y) the date written notice thereof shall have been given to the Borrower and the Administrative Agent by any Lender; or (ii) shall fail to perform or observe any term, covenant or agreement contained herein on its part to be performed or observed that is not covered by Section 6.01(a) or clause (i) of this Section 6.01(c); or

                  (d) Any Credit Party shall (i) fail to pay any principal of or premium or interest on any Debt which is outstanding in the principal amount of at least $50,000,000 in the aggregate, of such Credit Party, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) default in the observance or performance of any covenant or obligation contained in any agreement or instrument relating to any such Debt or permit or suffer any other event to occur or condition to exist under any agreement or instrument relating to any such Debt, and such default or other event or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect thereof is to accelerate, or to permit the acceleration of, the maturity of such Debt or require such Debt to be prepaid prior to the stated maturity thereof; or

                  (e) Any Credit Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or any Credit Party shall take any action to authorize any of the actions set forth above in this Section 6.01(e); or

                  (f) One or more judgments, decrees or orders for the payment of money aggregating in excess of $50,000,000 (net of such amounts covered by independent third-party insurance as to which the insurer does not dispute coverage) shall be rendered against any Credit Party and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, decree or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of any such judgment, decree or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) Any Termination Event as defined in clause (b), (d) or (e) of the definition thereof with respect to a Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the liabilities to the PBGC resulting from all such Termination Events is equal to or greater than $50,000,000; or

                  (h) The Parent or any Subsidiary shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $50,000,000 or requires payments exceeding $50,000,000 in any year; or

                  (i) The Parent or any Subsidiary shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Parent and the Subsidiaries to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the date hereof by an amount exceeding $50,000,000 in the aggregate; or

                  (j) Any event occurs creating any ERISA Liabilities that could reasonably be expected to result in a Material Adverse Effect and such event is not cured within 30 days from the occurrence of such event;

                  (k)      Any Change in Control occurs; or

                  (l) Any material provision of any Credit Document executed by a Credit Party for any reason is not a legal, valid, binding and enforceable obligation of such Credit Party or any Credit Party shall so state in writing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the obligation of the Issuing Banks to issue Letters of Credit to be terminated and the obligation of each Lender to make Advances to be terminated, whereupon each such obligation and all of the Commitments shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other Obligations to be forthwith due and payable, whereupon the Advances, all such interest and all other Obligations shall become and be forthwith due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor, provided that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, (a) the obligation of the Issuing Banks to issue Letters of Credit, the obligation of each Lender to make Advances and all of the Commitments shall automatically be terminated and
(b) the Advances, all such interest, all other Obligations and all amounts contemplated by Section 6.02 shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower and each Guarantor. For purposes of this
Section 6.01, any Advance owed to an SPC shall be deemed to be owed to its Designating Bank.

         Section 6.02. L/C Cash Collateral Accounts. Upon the occurrence and during the continuance of any Event of Default (if the Administrative Agent has declared all amounts owed by the Borrower hereunder to be due and payable), the Borrower agrees that it shall forthwith, without any demand or the taking of any other action by the Issuing Banks, the Administrative Agent, or any of the Lenders, provide cover for the outstanding Letter of Credit Liabilities in respect of all Letters of Credit by paying to the Administrative Agent immediately available funds in the amount equal to the then aggregate Letter of Credit Liabilities of all outstanding Letters of Credit, which funds shall be deposited into a blocked deposit account or accounts to be established and maintained at the office of one or more of the Issuing Banks (or affiliates thereof) in the name of the Administrative Agent as collateral security for all Letter of Credit Liabilities (the "L/C Cash Collateral Account"). The Borrower hereby pledges, and grants to the Administrative Agent for the ratable benefit of the Lenders, a first priority security interest in all funds held in the L/C Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations. The Administrative Agent shall have sole control over the L/C Cash Collateral Account and shall from time to time withdraw funds then held in the L/C Cash Collateral Account to satisfy the payment of the Obligations as shall have become or shall become due and payable

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under this Agreement. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the L/C Cash Collateral
Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative
Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds or for investing such funds.

         Section 6.03. Application of Amounts Received Following the Occurrence of an Event of Default. Upon the occurrence and during the continuance of any Event of Default, any amounts received by the Administrative Agent, Collateral Agent or Collateral Trustee from the Borrower, pursuant to the Security Documents or from a Guarantor in connection with its guaranty of the Obligations, shall be applied to the Obligations in the following order of priority:

         (i) first, to the payment of all costs, expenses and other unreimbursed amounts (other than principal and interest on the Advances and Demand Loans), including but not limited to amounts due with respect to indemnity obligations, owed by the Credit Parties to the Administrative Agent, Collateral Agent, and Collateral Trustee, ratably in accordance with such respective costs, expenses and other unreimbursed amounts then owing to the Administrative Agent, Collateral Agent, and Collateral Trustee;

         (ii) second, to Letter of Credit issuance fees, costs, expenses and commissions pursuant to Section 2.18(b) and fees and interest on all Advances and Demand Loans, ratably in accordance with such respective amounts then owing to the Issuing Banks and Lenders;

         (iii) third, (a) to the payment of principal on all Advances and Demand Loans, (b) to the extent any Letter of Credit has not been fully cash collateralized pursuant to Section 6.02 hereof, cash collateralization of Letters of Credit, and (c) to the payment of all Other Obligations, ratably to each Lender, Issuing Bank and Secured Hedge Provider based on its respective Ratable Sharing Percentage on the date of such payment. With respect to Obligations that are not then payable, any amount reserved pursuant to this Section 6.03 shall be deposited in a Collateral Account until such time or times as such Obligations become payable, or the obligees under such Obligations notify the Administrative Agent that there are no remaining liability under such Obligations; and after such payment or notice, any surplus reserved amount, to the extent not applied to such Obligations, shall be available for distribution in accordance with the priority established in this Section 6.03; and

         (iv) fourth, any surplus of such amounts remaining after payment in full in cash of all the Obligations, the termination or cash collateralization of all Letters of Credit and Commitments, and the settlement or other termination of all Other Obligations shall be paid over to the Borrower, or whomever may be lawfully entitled to receive such surplus, in a commercially reasonable time, provided that none of the Lender Parties shall be liable for any interest, cost or expense in connection with any delay in delivering such proceeds to the Borrower or other Person.

                                   ARTICLE VII
                 THE ADMINISTRATIVE AGENT AND THE ISSUING BANKS

         Section 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the

Credit Documents as are delegated to the Administrative Agent, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any Credit Document or applicable law and shall not be required to initiate or conduct any litigation or other proceedings. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         Section 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document, except for its or their own gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have, by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Transfer Agreement entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.06;
(ii) may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower or any other Person; (v) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith or for the perfection, existence, sufficiency or value of any Collateral, any guaranty or any insurance; and (vi) shall incur no liability under or in respect of any Credit Document, except for its own gross negligence or willful misconduct, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed, given or sent by the proper party or parties. Without limiting the generality of the foregoing, insofar as the Administrative Agent is concerned, with respect to any Advance, each Lender shall be deemed to have consented to, approved and be satisfied with each matter referred to in Article III, unless the officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to such Advance specifying its objection thereto and such Lender shall not have made available to the Administrative Agent any portion of such Advance; provided that this sentence is solely for the benefit of the Administrative Agent (and not any Credit Party) and shall not amend, waive or otherwise modify Article III, Section 6.01(b) or any other provision applicable to any Credit Party, whether in respect of such Advance or any other Advance or matter.

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

         Section 7.03. Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, each Lender which is also the Administrative Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include any Lender serving as the Administrative Agent in its individual capacity. Any Lender serving as the Administrative Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent, any of the Subsidiaries and any Person who may do business with or own securities of the Parent or any Subsidiary, all as if such Lender were not the Administrative Agent and without any duty to account therefor to the Lenders.

         Section 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter.

         Section 7.05. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Majority Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Majority Lenders; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of its acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Majority Lenders or all of the Lenders, as the case may be. Furthermore, except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 7.06. Holders. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         Section 7.07. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then held by each of them (or if no principal of the Advances is at the time outstanding, ratably according to the respective amounts of their Revolving Commitments then existing, or, if no such principal amounts are then outstanding and no Revolving Commitments are then existing, ratably according to the respective amounts of the Revolving Commitments existing immediately prior to the termination thereof), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Credit Documents or any action taken or omitted by the Administrative Agent under the Credit Documents (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE ADMINISTRATIVE AGENT, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT THE ADMINISTRATIVE AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.07, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Credit Documents, or any of them, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

         Section 7.08. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent which shall be a commercial bank or trust company that is, if no Event of Default exists, reasonably acceptable to the Borrower.

                  (c) If a successor to a resigning Administrative Agent shall not have been so appointed within such 15 Business Day period, the resigning Administrative Agent, with the consent of the Borrower if no Event of Default exists (which consent will not be unreasonably withheld), shall have the right to then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Administrative Agent, the resigning Administrative Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the resigning Administrative Agent hereunder and under any other Credit Document until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above.

                  (e) After any Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         Section 7.09. Issuing Banks' Reliance, Etc. Neither the Issuing Banks nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document, except for its or their own gross negligence or willful misconduct. The Issuing Banks shall not have, by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended or shall be so construed as to impose upon the Issuing Banks any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein. Without limitation of the generality of the foregoing, each Issuing Bank: (i) may treat the payee of any Note as the holder thereof until such Issuing Bank receives a

Transfer Agreement entered into by the Lender that is payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.06,
(ii) may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower or any other Person; (v) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith or for the perfection, existence, sufficiency or value of any Collateral, any guaranty or any insurance; and (vi) shall incur no liability under or in respect of any Credit Document, except for its own gross negligence or willful misconduct, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

         Section 7.10. Issuing Banks and Their Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, each Lender which is also an Issuing Bank shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not an Issuing Bank; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include any Lender serving as an Issuing Bank in its individual capacity. Any Lender serving as an Issuing Bank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent, any of the Subsidiaries and any Person who may do business with or own securities of the Parent or any Subsidiary, all as if such Lender were not an Issuing Bank and without any duty to account therefor to the Lenders.

         Section 7.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Issuing Banks or any other Lender and based on the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Issuing Banks or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents. The Issuing Banks shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter.

                                  ARTICLE VIII
                                  THE GUARANTY

         Section 8.01. Guaranty. Subject to Section 8.11, each Guarantor hereby severally, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Obligations even if such Obligations are declared unenforceable or not allowable in a bankruptcy, reorganization, or similar proceeding involving any Credit Party or any other Person. The foregoing guaranty is a guaranty of payment, not of collection, and each Guarantor is primarily liable for the payment of the Obligations.

         Section 8.02. Limit of Liability. The liabilities and obligations of each Guarantor under the Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor's liabilities and obligations hereunder and thereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law after giving effect to all other indebtedness of such Guarantor, the right of each such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have.

         Section 8.03. Guaranty Absolute. Each Guarantor severally, unconditionally and irrevocably guarantees that the Obligations will be paid strictly in accordance with the Credit Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of the Obligations or the rights of any Person with respect thereto. The obligations of each Guarantor hereunder are independent of the obligations of any other Person in respect of the Obligations, and a separate action or actions may be brought and prosecuted against any Person regardless of whether any other Person is joined in any such action or actions. The liability of each Guarantor hereunder shall be absolute and unconditional irrespective of:

                  (a) The lack of validity or unenforceability of the Obligations or any Credit Document for any reason whatsoever, including that the act of creating the Obligations is ultra vires, that the officers or representatives executing the documents creating the Obligations exceeded their authority, that the Obligations violate usury or other laws, or that any Credit Party has defenses to the payment of the Obligations, including breach of warranty, statute of frauds, bankruptcy, statute of limitations, lender liability, or accord and satisfaction;

                  (b) Any change in the time, manner, or place of payment of, or in any term of, any of the Obligations, any increase, reduction, extension, or rearrangement of the Obligations, any amendment, supplement, or other modification of the Credit Documents, or any waiver or consent granted under the Credit Documents, including waivers of the payment and performance of the Obligations;

                  (c) Any release, exchange, subordination, waste, or other impairment (including negligent, willful, unreasonable, or unjustifiable impairment) of any collateral securing payment of the Obligations; the failure of Collateral Agent, the Collateral Trustee or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale, or other handling of any such collateral; or the fact that any Lien related to any collateral for the Obligations shall not be properly perfected, or shall prove to be unenforceable or subordinate to any other Lien;

                  (d) Any full or partial release of any Credit Party or any collateral;

                  (e) The failure to apply or the manner of applying any collateral or payments of the proceeds of any collateral against the Obligations;

                  (f) Any change in the organization or structure of any Credit Party; any change in the shareholders, directors, or officers of any Credit Party; or the insolvency, bankruptcy, liquidation, or dissolution of any Credit Party or any defense that may arise in connection with or as a result of any such insolvency, bankruptcy, liquidation or dissolution;

                  (g) The failure to give notice of any extension of credit made under any Credit Document, notice of acceptance of the guaranty set forth in this Article VIII, notice of any amendment, supplement, or other modification of any Credit Document, notice of the execution of any document or agreement creating Obligations, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of suit, notice of any transfer of the Obligations, notice of the financial condition of or other circumstances regarding any Credit Party, or any other notice of any kind relating to the Obligations;

                  (h) Any payment or grant of collateral by any Credit Party to the Collateral Agent, the Collateral Trustee or any other Person being held to constitute a preference, fraudulent obligation or fraudulent transfer under bankruptcy laws, or for any reason the Collateral Agent, the Collateral Trustee or any other Person is required to refund such payment or release such collateral;

                  (i) Any other action taken or omitted which affects the Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations pursuant to the terms hereof;

                  (j) The fact that all or any of the Obligations cease to exist by operation of law, including by way of discharge, limitation or tolling thereof under applicable bankruptcy laws; and

                  (k) Any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Credit Party.

         Section 8.04. Waiver of Notice and Other Remedies. Guarantor hereby waives promptness, diligence, notice of acceptance, notice of acceleration, notice of intent to accelerate, and any other notice with respect to any of the Obligations and the guaranty set forth herein and any requirement that the Collateral Agent, the Collateral Trustee or any other Person protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against any Credit Party or any other Person or any collateral.

         Section 8.05. Waiver of Subrogation and Contribution. Until such time as the Obligations are irrevocably paid in full and all Letters of Credit and Commitments are terminated, each Guarantor hereby irrevocably waives any claim or other rights that it may acquire against any Credit Party that arise from such Guarantor's obligations under this Article VIII or any other Credit Document, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Collateral Agent or any other Lender Party against any Credit Party, or any collateral that the Collateral Agent or any other Lender Party now has or acquires. If any amount shall be paid to any Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Collateral Agent and the Lender Parties, and shall promptly be paid to the Collateral Agent for the benefit of Collateral Agent and the other Lender Parties to be applied to the Obligations, whether matured or unmatured, as the Collateral Agent may elect. Each Guarantor that makes a payment or distribution under its guarantee hereunder will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Documents and that the waiver set forth in this Section 8.05 is knowingly made.

         Section 8.06. Reinstatement. Each Guarantor agrees that, to the extent that the Borrower or other Guarantor makes any payment under any Credit Document or the Collateral Agent or any other Lender Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment, the Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred.

         Section 8.07. Exercise of Remedies. The Collateral Agent shall have the right to make demands, file suits and claims, engage in other proceedings and exercise any other rights or remedies available to the Collateral Agent to collect amounts owed pursuant to the terms of this Article VIII, and the Collateral Agent shall not need the consent of any other Lender Party or Person to do so.

         Section 8.08. Modifications and Amendment to the Credit Documents. Each amendment, waiver or consent effected in accordance with Section 10.01 shall be binding on each Guarantor whether or not any Guarantor is a party thereto.

         Section 8.09. Representations, Warranties and Covenants. Each Guarantor hereby represents and warrants that each representation or warranty contained in
Article IV is true and correct to the extent such representation or warranty pertains to it or to any of its Subsidiaries. Each Guarantor hereby agrees to comply, and to cause each of its Subsidiaries to comply, with each provision of
Article V that pertains to it or its Subsidiaries.

         Section 8.10. Continuing Guaranty; Assignments. The guaranty set forth in this Article VIII is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full of the Obligations and termination of all Letters of Credit and the Commitments, (b) be binding upon each Guarantor and its respective successors and assigns, (c) inure to the benefit of each of the Lender Parties and their respective successors, transferees and permitted assigns, and (d) not be terminated by any Guarantor or any other Person. This Agreement is not assignable by any Guarantor.

         Section 8.11. No Guarantee of Indenture Issuer Obligations. Notwithstanding anything to the contrary, no provision of this Agreement or any other Credit Document shall require any Guarantor that is a Subsidiary of the Person that is the issuer of the existing Debt under the Indenture dated as of May 1, 1997 between the Parent and JP Morgan Chase Bank, as trustee, or the Senior Notes (on the date hereof, such Person being the Existing Parent), or any successor or assign of such Person (other than the Borrower or any other Credit Party) with respect to such Debt, to guarantee or otherwise be liable, directly or indirectly, for any obligation of such Person under any Credit Document.

         Section 8.12. Parallel Obligations. Any discharge of a Parallel Obligations (as defined in the Dutch Deed of Pledge of Shares), in full or in part, shall to the same extent decrease the obligations pursuant to the Principal Obligations (as defined in the Dutch Deed of Pledge of Shares) to which it corresponds.

                                   ARTICLE IX
                              THE COLLATERAL AGENT

         Section 9.01. Authorization and Action. Each of the Lenders and the Issuing Banks hereby appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Collateral Agent, by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders, all other beneficiaries of any Security Document and all holders of Notes; provided that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to any Credit Document or applicable law and shall not be required to initiate or conduct any litigation or other proceedings. Each Lender agrees that the Person acting as Collateral Agent shall be Trustee under the Master Vessel and

Trust Agreement entered into between the Collateral Agent and the Trustee in respect of the Initial Rigs subject to Vessel Mortgages. The Collateral Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

         Section 9.02. Collateral Agent's Reliance, Etc. Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document, except for its or their own gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have, by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender, any other beneficiary of any Security Document or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein. Without limitation of the generality of the foregoing, the Collateral Agent: (i) may treat the payee of any Note as the holder thereof until the Collateral Agent receives a Transfer Agreement entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.06; (ii) may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or any other beneficiary of any Security Document and shall not be responsible to any Lender or any other beneficiary of any Security Document for any statements, warranties or representations (whether written or oral) made in or in connection with any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower or any other Person; (v) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith or for the perfection, existence, sufficiency or value of any Collateral, any guaranty or any insurance; and (vi) shall incur no liability under or in respect of any Credit Document, except for its own gross negligence or willful misconduct, by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed, given or sent by the proper party or parties.

         Section 9.03. Collateral Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, each Lender which is also the Collateral Agent shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not the Collateral Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include any Lender serving as the Collateral Agent in its individual capacity. Any Lender serving as the Collateral Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Parent, any of the Subsidiaries and any Person who may do business with or own securities of the Parent or any Subsidiary, all as if such Lender were not the Collateral Agent and without any duty to account therefor to the Lenders.

         Section 9.04. Lender Credit Decision. Each of the Lenders and the other beneficiaries of any Security Document (both on its own behalf and on behalf of any of its Affiliates that is a beneficiary of any Security Document) acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender and based on the financial statements referred to in
Section 4.01(d) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders and the other beneficiaries of any Security Document (both on its own behalf and on behalf of any of its Affiliates that is a beneficiary of any Security Document) also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents. The Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Person or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter.

         Section 9.05. Certain Rights of the Collateral Agent. If the Collateral Agent shall request instructions from the Majority Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Majority Lenders; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender nor any beneficiary of any Security Document nor the holder of any Note shall have any right of action whatsoever against the Collateral Agent as a result of its acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Majority Lenders or all of the Lenders, as the case may be. Furthermore, except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 9.06. Holders. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

         Section 9.07. Indemnification. The Lenders agree to indemnify the Collateral Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Advances then held by each of them (or if no principal of the Advances is at the time outstanding, ratably according to the respective amounts of their Revolving Commitments then existing, or, if no such principal amounts are then outstanding and no Revolving Commitments are then existing, ratably according to the respective amounts of the Revolving Commitments existing immediately prior to the termination thereof), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of any of the Credit Documents or any action taken or omitted by the Collateral Agent under the Credit Documents (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE COLLATERAL AGENT, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE COLLATERAL AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT THE COLLATERAL AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 9.07, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Lender agrees to reimburse the Collateral Agent promptly upon demand for such Lender's ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Credit Documents, or any of them, to the extent that the Collateral Agent is not reimbursed for such expenses by the Borrower.

         Section 9.08. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Majority Lenders shall have the right to appoint a successor Collateral Agent which shall be a commercial bank or trust company that is, if no Event of Default exists, reasonably acceptable to the Borrower.

                  (c) If a successor to a resigning Collateral Agent shall not have been so appointed within such 15 Business Day period, the resigning Collateral Agent, with the consent of the Borrower if no Event of Default exists (which consent will not be unreasonably withheld), shall have the right to then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Majority Lenders appoint a successor Collateral Agent as provided above.

                  (d) If no successor Collateral Agent has been appointed pursuant to clause (b) or (c) above and shall have accepted such appointment by the 20th Business Day after the date such notice of resignation was given by the resigning Collateral Agent, the resigning Collateral Agent's resignation shall become effective and the Lenders shall thereafter perform all the duties of the resigning Collateral Agent hereunder and under any other Credit Document until such time, if any, as the Majority Lenders appoint a successor Collateral Agent as provided above.

                  (e) After any Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.01. Amendments, Etc. No amendment or waiver of any provision of any Credit Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase any Commitment of any Lender or subject any Lender to any additional obligation, (c) forgive or reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) take any action which requires the signing of all the Lenders pursuant to the terms of any Credit Document, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall be required for the Lenders or any of them to take any action under any Credit Document, (g) amend this Section 10.01, (h) release any Guarantor or all or substantially all of the Collateral (except as contemplated by this Agreement), (i) change the definitions herein of Ratable Revolving Percentage or Majority Lenders, (j) change the mandatory prepayment events or the order of application of any prepayment of Advances from that set forth in Section 2.04, or change the provisions for pro rata payments, pro rata sharing or other pro rata treatment of the Lenders (including the order of application of collateral proceeds set forth in Section 6.03), or (k) change the rights or duties (including rights to payment) under any Credit Document of the Revolving Lenders (but not the Term Lenders) or of the Term Lenders (but not the Revolving Lenders); and provided further that (v) no amendment, waiver or consent shall, unless in writing and signed by the Guarantors, in addition to the other Persons required herein to take such action, amend Article VIII, (w) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Banks in addition to the other Persons required herein to take such action, affect the rights or duties of the Issuing Banks under any Credit Document, (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required herein to take such action, affect the rights or duties of the Administrative Agent under any Credit Document, (y) no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent or the Collateral Trustee in addition to the other Persons required herein to take such action, affect the rights or duties of the Collateral Agent or the Collateral Trustee, as the case may be, under the Credit Documents, and (z) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lenders in addition to the other Persons required herein to take such action, affect the rights of duties of the Swingline Lenders under the Credit Documents.

         Section 10.02. Notices, Etc. Except as otherwise provided in this
Section 10.02, all notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied, or delivered, if to the Borrower or any Guarantor, at its address or telecopier number set forth below its signature hereto; if to any Lender, at its Domestic Lending Office; if to the Administrative Agent, at its address or telecopier number set forth below:

                           Citicorp North America, Inc.
                           2 Penns Way
                           Suite 100
                           New Castle, DE 19720
                           Attention: Heather Puchalski
                           Telecopier No.: 212-994-0961
                           Email address: heather.m.puchalski@citigroup.com

if to the Collateral Agent, at its address or telecopier number set forth below:

                           Citibank, N. A.
                           Global Corporate & Investment Banking Group
                           388 Greenwich Street, 23rd Floor
                           New York, NY 10013
                           Attention: Robert H. Malleck
                           Telecopier No.: 212-816-5429
                           Email address: robert.malleck@citigroup.com

if to one or more Issuing Bank, at its address or telecopier number set forth below:

                           Calyon New York Branch
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention: ---------------------
                           Telecopier No.: ----------------
                           Email address: -----------------

                           Natexis Banques Populaires
                           333 Clay St., Suite #: 4340
                           Houston, Texas 77002
                           Attention: Tanya McAllister
                           Telecopier No.: ----------------
                           Email address: -----------------

if to one or more Swingline Lenders, at its address or telecopier number set forth below:

                           Calyon New York Branch
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Attention: ---------------------
                           Telecopier No.: ----------------
                           Email address: -----------------

                           Natexis Banques Populaires
                           333 Clay St., Suite #: 4340
                           Houston, Texas 77002
                           Attention: Tanya McAllister
                           Telecopier No.: ----------------
                           Email address: -----------------

or, as to any Credit Party, the Administrative Agent, the Collateral Agent, a Swingline Lender or an Issuing Bank, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lenders and the Issuing Banks, provided, further, that any communication that (A) relates to a request for a new, or a Conversion or continuation of an existing Advance, a new Letter of Credit, any increase or extension of any Letter of Credit or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Advance, Letter of Credit, increase or extension of any Letter of Credit or other extension of credit hereunder, shall be in writing (including telecopy communication) and mailed, telecopied or delivered pursuant to this Section 10.02. All such notices and communications shall be effective, if mailed, five Business Days after deposit in the mails; if sent by overnight courier, one Business Day after delivery to the courier company; and if sent by telecopier, when received by the receiving telecopier equipment, respectively; provided that notices and communications to the Administrative Agent, the Issuing Banks, the Swingline Lenders or the Collateral Agent shall not be effective until received by the Administrative Agent, the Issuing Banks, the Swingline Lenders or the Collateral Agent, as the case may be. Any notice or communication to a Lender shall be deemed to be a notice or communication to any SPC designated by such Lender and no further notice to such SPC shall be required.

         The Credit Parties hereby agree that they will provide to the Administrative Agent and the Collateral Agent all information, documents and other materials that they are obligated to furnish to the Administrative Agent or the Collateral Agent, as the case may be, pursuant to the Credit Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a

Conversion or continuation of an existing Advance, a new Letter of Credit, any increase or extension of any Letter of Credit or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Advance, Letter of Credit, increase or extension of any Letter of Credit or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Agent to oploanswebadmin@citigroup.com. In addition, the Credit Parties agree to continue to provide the Communications to the Administrative Agent and the Collateral Agent in the manner specified in the Credit Documents but only to the extent requested by the Administrative Agent or the Collateral Agent.

         The Credit Parties further agree that the Administrative Agent or the Collateral Agent may make the Communications available to the Lenders and the Issuing Banks by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the "Platform"). The Credit Parties acknowledge that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

         THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO ANY LENDER PARTY, ANY CREDIT PARTY OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE TRANSMISSION BY ANY CREDIT PARTY, ANY OF THE AGENT PARTIES OR ANY OTHER PERSON OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its email address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender Party agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender Party agree to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender Party's email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

         Nothing herein shall prejudice the right of the Credit Parties, the Administrative Agent, the Collateral Agent, the Collateral Trustee, the Issuing Lender or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

         Section 10.03. No Waiver; Remedies. No failure on the part of any Lender, the Issuing Banks, the Collateral Agent or the Administrative Agent to exercise, and no delay in exercising, any right under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law. The Collateral Agent and the Collateral Trustee may foreclose on, or take other action after default in respect of, any of the Collateral in any order.

         Section 10.04. Costs, Expenses and Indemnity. (a) Each of the Parent and the Borrower agrees to pay within ten Business Days, (i) all reasonable costs and expenses incurred by the CNAI or any of its affiliates in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Documents and the other documents to be delivered under the Credit Documents, due diligence in connection with the Credit Documents and syndication of the credit facilities contemplated herein, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect to preparation, execution and delivery of the Credit Documents and the satisfaction of the matters referred to in Section 3.01, the reasonable costs and expenses of the Issuing Banks in connection with any Letter of Credit, the reasonable costs and expenses of the Collateral Agent and the Collateral Trustee and all amounts paid by the Collateral Agent or the Collateral Trustee pursuant to any Security Document, and (ii) all reasonable legal and other costs and expenses of the Administrative Agent, the Issuing Banks, the Collateral Agent, the Collateral Trustee the Swingline Lenders and each Lender incurred during the existence of an Event of Default in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Credit Documents and the other documents to be delivered under the Credit Documents or incurred in connection with any workout, restructuring or bankruptcy. Notwithstanding anything in this Section 10.04 to the contrary, however, any fees and expenses in connection with the replacement of the Collateral Trustee are for the Collateral Agent's own account (unless the replacement Collateral Trustee is required by applicable law).

                  (b) If any payment or purchase of principal of, or Conversion of, any LIBOR Advance is made other than on the last day of an Interest Period relating to such Advance, as a result of a payment, purchase or Conversion pursuant to Section 2.04, 2.07(f), 2.08, 2.09, 2.10, 2.11, 2.13 or
2.16 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, purchase or Conversion, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Advance.

                  (c) Each of the Parent and the Borrower hereby indemnifies and holds harmless each Lender Party and each of their respective directors, officers, employees, trustees, advisors and agents (collectively, "Indemnified Parties") from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel and claims, damages, losses, liabilities and expenses relating to Environmental matters) (collectively, "Losses") for which any of them may become liable or which may be incurred by or asserted against an Indemnified Party, in each case arising out of, related to or in connection with (i) any transaction in which any proceeds of all or any part of the Advances are applied, (ii) breach by the Borrower, any Subsidiary or the Parent of any Credit Document, (iii) violation by the Parent, the Borrower or any Subsidiary of any Environmental Law or any other law, rule, regulation or order, (iv) any Lien granted pursuant to any Credit Document, (v) ownership by any Indemnified Party of any property following foreclosure (or similar action) under any of the Credit Documents, to the extent such Losses arise out of or result from (x) any Hazardous Materials located in, on or under the property of the Parent or any Subsidiary on the date of such foreclosure (or similar action) or (y) operation of any such property on or before the date of such foreclosure (or similar action) but after notice to the Borrower, including Losses which are imposed upon Persons under any Environmental Law solely by virtue of ownership, (vi) any Indemnified Party's being deemed an operator of any property of the Borrower, the Parent or any Subsidiary by a court or other Person following foreclosure (or similar action), to the extent such Losses arise out of or result from any Environmental matter or any Hazardous Materials located in, on or under any such property, (vii) any of Transactions, or (viii) any investigation, litigation, or proceeding, whether or not any Indemnified Party is a party thereto, related to or in connection with any of the foregoing or any Credit Document (EXPRESSLY INCLUDING ANY SUCH LOSSES ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH LOSSES ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 10.04(C), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. The Administrative Agent will provide the Borrower prompt notice of any matter (other than matters solely among Indemnified Parties) as to which indemnification pursuant to this Section 10.04(c) is claimed.

         Section 10.05. Right of Set-Off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) either (i) the Revolving Credit Advances or the Term Advances having become due and payable in accordance with the terms hereof, or (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Credit Party against any and all of the obligations of such Credit Party now or hereafter existing under any Credit Document, irrespective of whether or not such Lender shall have made any demand under any Credit Document and although such obligations may be unmatured. Each Lender agrees promptly to notify such Credit Party after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

         Section 10.06. Assignments and Participations. (a) Each Lender may, in accordance with applicable law, assign to one or more Lenders or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, its Term Commitment, the Advances owing to it and the Notes held by it); provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement in respect of its Revolving Commitment and Revolving Advances (including the Letter of Credit Liabilities held by the assigning Lender pursuant to Section 2.18) or in respect of its Term Advances,
(ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, an assignment to another Lender, or an assignment of Term Advances to an Eligible Assignee that is an Affiliate of a Lender or an Approved Fund, the Revolving Commitment or Term Advances of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Transfer Agreement with respect to such assignment) shall in no event be less than $1,000,000 and shall be in an integral multiple of

$1,000,000, (iii) each such assignment shall be to an Eligible Assignee, and
(iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for acceptance by the Administrative Agent and recording by the Administrative Agent in the Register, a Transfer Agreement, together with any Notes then held by such assigning Lender and any Notes then held by such assignee and a processing and recordation fee of $3,500 payable by the assignee, provided that only one such processing and recordation fee shall be due in connection with concurrent assignments of Term Advances to two or more Approved Funds. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Transfer Agreement, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Transfer Agreement, have the rights and obligations of a Lender hereunder, (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Transfer Agreement, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Transfer Agreement covering all of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto except that the rights under Sections 2.06, 2.10, 2.13 and 10.04 of such Lender shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a party hereto), and (z) unless the Borrower consents to such assignment, no such assignee shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than the assigning Lender would have been entitled to receive with respect to the rights assigned to such assignee, except as a result of circumstances arising after, and that could not reasonably be expected at, the date of such assignment.

                  (b) By executing and delivering a Transfer Agreement, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer Agreement, and other than that the assignor is the legal and beneficial owner of the interest being assigned and that the assigned interest is free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith, the perfection, existence, sufficiency or value of any Collateral, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its respective obligations under any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer Agreement; (iv) such assignee will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Collateral Trustee, the Issuing Banks, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, any of the other Credit Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; (vii) such assignee appoints and authorizes the Collateral Agent to take such action as Collateral Agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Transfer Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, the Term Commitment of, the principal amount of the Revolving Advances owing to, and the principal amount of the Term Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a Transfer Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Notes then held by such assigning Lender and any Notes then held by such assignee, the Administrative Agent shall, if such Transfer Agreement has been completed and is in substantially the form of Exhibit G, (i) accept such Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, an authorized officer of the Borrower shall execute and deliver to the Administrative Agent (i) in exchange for the surrendered Revolving Notes a new Revolving Note payable to the order of such Eligible Assignee in an amount equal to its Revolving Commitment after giving effect to such Transfer Agreement and, if the assigning Lender has retained a Revolving Commitment hereunder, a new Revolving Note payable to the order of the assigning Lender in an amount equal to the Revolving Commitment retained by it hereunder (such new Revolving Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Notes, shall be dated the effective date of such Transfer Agreement, shall be properly completed and shall otherwise be in substantially the form of Exhibit A-1), and (ii) in exchange for the surrendered Term Notes a new Term Note payable to the order of such Eligible Assignee in an amount equal to its Term Advances after giving effect to such Transfer Agreement and, if the assigning Lender has retained any Term Advance hereunder, a new Term Note payable to the order of the assigning Lender in an amount equal to the Term Advances retained by it hereunder (such new Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Notes, shall be dated the effective date of such Transfer Agreement, shall be properly completed and shall otherwise be in substantially the form of Exhibit A-2).

                  (e) Each Lender, in accordance with applicable law, may sell participations to one or more Lenders or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of any of its Commitments, the Advances owing to it and the Notes held by it); provided that
(i) such Lender's obligations under this Agreement (including its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) the terms of any such participation shall not restrict such Lender's ability to make any amendment or waiver of any Credit Document or such Lender's ability to consent to any departure by the Borrower therefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and
(vi) unless the Borrower otherwise consents, no such participant shall be entitled to receive any greater payment pursuant to Sections 2.06, 2.10 and 2.13 than such Lender would have been entitled to receive with respect to the rights assigned to such participant by such Lender, except as a result of circumstances arising after, and that could not reasonably be expected at, the date of such participation.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board. In the case of any Term Lender that is a fund, such Lender may, without the consent of the Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Advances and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

                  (g) Notwithstanding anything to the contrary contained herein, any Revolving Lender (a "Designating Bank") with the consent of the Administrative Agent (and, if no Event of Default has occurred and is continuing, the Borrower) may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Designating Bank to the Administrative Agent and the Borrower, the option to fund all or any part of any payment to an Issuing Bank or a Swingline Lender or any Revolving Advance which the Designating Bank has agreed to make; provided that no Designating Bank shall have granted at any one time such option to more than one SPC; and provided further that (i) such Designating Bank's obligations under this Agreement shall remain unchanged, (ii) such Designating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower, the Issuing Banks, the Collateral Agent, the Administrative Agent, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Designating Bank in connection with such Designating Bank's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any payment to an Issuing Bank or a Swingline Lender or to fund any Revolving Advance, and (v) neither the grant to nor the exercise of such option by an SPC shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement. The making of a Revolving Advance by an SPC hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Revolving Advance were made by such Designating Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement to the extent that any such indemnity or similar payment obligation shall have been paid by its Designating Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States. In addition, notwithstanding anything to the contrary contained in this Section 10.06, an SPC may not assign its interest in any Letter of Credit, Swingline Advance or Revolving Advance except that, with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, such SPC may assign all or a portion of its interests in any Letter of Credit, Swingline Advance or Revolving Advance to the Designating Bank or to any financial institution (consented to by the Borrower, applicable Issuing Banks and Administrative Agent), providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of any Letter of Credit, Swingline Advance or Revolving Advance. Each Designating Bank shall serve as the agent of its SPC and shall on behalf of its SPC (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices, and vote, approve or consent hereunder, and take all

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actions hereunder, including votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank for the SPC and need not be signed by such SPC on its own behalf. The Borrower, the Issuing Banks, the Collateral Agent, the Collateral Trustee, the Administrative Agent and the Lenders may rely thereon without any requirement that the SPC sign or acknowledge the same or that notice be delivered to the Borrower or the SPC. This Section 10.06(g) may not be amended without the written consent of any SPC, which shall have been identified to the Administrative Agent and the Borrower.

         Section 10.07. Governing Law; Entire Agreement. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law rules (other than Section 5-1401 of the New York General Obligations Law). This Agreement, the Notes, the other Credit Documents and any fee letter pertaining hereto constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         Section 10.08. Interest. It is the intention of the parties hereto that the Administrative Agent, the Issuing Banks, each Lender and each other Lender Party shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the any Lender Party contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in any Credit Document, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by any Lender Party under any Credit Document shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall at the option of the such Lender Party, be applied on the principal amount of the obligations owed to such Lender Party by the Borrower or refunded such Lender Party to the Borrower, and (b) in the event that the maturity of any Note or other obligation payable to any Lender Party is accelerated or in the event of any permitted prepayment, then such consideration that constitutes interest under law applicable to such Lender Party may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Lender Party provided for in any Credit Document or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of such Credit Party be credited by such Credit Party on the principal amount of the obligations owed to by the Borrower or refunded by such Credit Party to the Borrower.

         Section 10.09. Confidentiality. Each Lender Party agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to such Lender Party's Affiliates, employees, auditors or counsel or to another Lender Party if the disclosing Lender Party or the disclosing Lender Party's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Parent or its Subsidiaries which is furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to such Lender Parties in writing as confidential, provided that any such Lender Party may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender Party or to the Federal Reserve Board or the FDIC or similar organizations (whether in the United States or elsewhere), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender Party, (e) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender or the grant of an option to an SPC to fund any payment to an Issuing Bank or a Swingline Lender or any Revolving Advance, provided that such prospective transferee executes an agreement with the Borrower containing provisions substantially identical to those contained in this

Section 10.09, and provided further that if the contemplated transfer is a grant of an option to fund a payment to an Issuing Bank or a Swingline Lender or any Revolving Advance to an SPC pursuant to Section 10.06(g), such SPC may disclose
(x) on a confidential basis, any non-public information relating to such drawings funded by it to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC, and (y) such information as may be required by law or regulation to be delivered, and
(f) to any Lender Party. Any Person required to maintain the confidentiality of information as provided in this Section 10.09 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information. Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of the Lender Parties contained in this Section 10.09 shall survive the payment in full of all Obligations .

         Section 10.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 10.11. Domicile of Loans. Each Lender may transfer and carry its loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender provided that no Lender shall be relieved of its obligations as a result thereof.

         Section 10.12. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Issuing Banks, the Collateral Agent, the Swingline Lenders and the Administrative Agent and when the Administrative Agent shall have, as to each Lender, either received a copy of a signature page hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent, the Issuing Banks, the Collateral Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

         Section 10.13. WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANKS AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, ANY LETTER OF CREDIT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 10.14. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 10.15. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING BANKS, THE COLLATERAL AGENT, THE GUARANTORS OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE

OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND. THE BORROWER AND THE GUARANTORS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN ACCORDANCE WITH SECTION 10.02. THE BORROWER AND THE GUARANTORS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER OR SUCH GUARANTOR, AS THE CASE MAY BE, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS.

         Section 10.16. DAMAGES. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANKS, THE GUARANTORS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY ACTION OR PROCEEDING REFERRED TO IN SECTION 10.15 ANY EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL CONSTITUTE A WAIVER BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANKS, THE SWINGLINE LENDERS OR ANY OTHER LENDER OF ANY RIGHT TO RECEIVE FULL PAYMENT OF ALL OBLIGATIONS.

         Section 10.17. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Affiliates to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

         Section 10.18. Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made in or in connection with any Credit Document shall be considered to have been relied upon by the Lender Parties and shall survive the issuance of any Letters of Credit and the issuance and delivery of the Notes and the making of Advances regardless of any investigation. In addition, the confidentiality provisions contained in Section
10.09 shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BORROWER:

                         PRIDE OFFSHORE, INC.

                         By: /s/ Steven D. Oldham
                             ---------------------------------------------------
                         Name: Steven D. Oldham
                         Title: Vice President and Treasurer

                         Address for notices to one or more Credit Parties:

                         Attention of the Treasurer of Pride International, Inc. 5847 San Felipe, Suite 3300
                         Houston, Texas 77057
                         Fax Number: 713-789-1430
                         Telephone Number: 713-789-1400

                         with copies to its Assistant Treasurer, Treasury Operations and its General Counsel.

                         ADMINISTRATIVE AGENT:

                         CITICORP NORTH AMERICA, INC., as
                         Administrative Agent

                         By: /s/ Robert Malleck
                             ---------------------------------------------------
                         Authorized Officer

                         COLLATERAL AGENT:

                         CITIBANK, N. A., as Collateral Agent

                         By: /s/ Robert Malleck
                             ---------------------------------------------------
                         Authorized Officer

                     Signature Page to the Credit Agreement

                         ISSUING BANKS AND SWINGLINE LENDERS:

                         CALYON NEW YORK BRANCH,
                         as an Issuing Bank and as a Swingline Lender

                         By: /s/ Olivier Audemard
                             ---------------------------------------------------
                                Authorized Officer
                                Olivier Audemard

                         NATEXIS BANQUES POPULAIRES,
                         as an Issuing Bank and as a Swingline Lender

                         By: /s/ Timothy Polvado
                             ---------------------------------------------------
                                 Timothy Polvado, Vice President/Manager

                         By: /s/ Renaud d'Herbes
                             ---------------------------------------------------
                                 Renaud d'Herbes, Senior Vice President/
                                 Regional Manager

                     Signature Page to the Credit Agreement

                                REVOLVING LENDERS

REVOLVING COMMITMENT

$50,000,000                          CITICORP NORTH AMERICA, INC.

                                     By: /s/ Robert Malleck
                                         ---------------------------------------
                                             Authorized Officer

                     Signature Page to the Credit Agreement

$45,000,000                          NATEXIS BANQUES POPULAIRES

                                     By: /s/ Timothy Polvado
                                         ---------------------------------------
                                             Timothy Polvado, Vice President/
                                             Manager

                                     By: /s/ Renaud d'Herbes
                                         ---------------------------------------
                                             Renaud d'Herbes, Senior Vice
                                             President/Regional Manager


                     Signature Page to the Credit Agreement

$45,000,000                          BANK OF AMERICA, N.A.

                                     By: /s/ Claire M. Liu
                                         ---------------------------------------
                                             Claire M. Liu
                                             Managing Director


                     Signature Page to the Credit Agreement

$45,000,000                          NORDEA

                                     By: /s/ Martin Lunder
                                         ---------------------------------------
                                         Martin Lunder
                                         Senior Vice President

                                     By: /s/ Anne Engen
                                         ---------------------------------------
                                         Anne Engen
                                         Vice President

                     Signature Page to the Credit Agreement

$45,000,000                          DEUTSCHE BANK TRUST COMPANY AMERICAS

                                     By: /s/ David M. Waill
                                         ---------------------------------------
                                         David M. Waill
                                         Managing Director

                     Signature Page to the Credit Agreement

$37,500,000                          CALYON NEW YORK BRANCH

                                     By: /s/ Olivier Audemard
                                         ---------------------------------------
                                             Olivier Audemard
                                             Managing Director

                     Signature Page to the Credit Agreement

$37,500,000                          BNP PARIBAS

                                     By: /s/ Michel Bourgery
                                         ---------------------------------------
                                             Michel Bourgery
                                             Co-Head of Global Shipping Finance

                     Signature Page to the Credit Agreement

$37,500,000                          SUMITOMO MITSUI BANKING CORPORATION

                                     By: /s/ Leo E. Pagarigan
                                         ---------------------------------------
                                             Leo E. Pagarigan
                                             Senior Vice President

                     Signature Page to the Credit Agreement

$37,500,000                          Skandinaviska Enskilda Banken AB (publ.)

                                     By: /s/ Lars Hagen
                                         ---------------------------------------
                                             Lars Hagen

                                     By: /s/ Erling Amundson
                                         ---------------------------------------
                                             Erling Amundson

                     Signature Page to the Credit Agreement

$13,750,000                          CREDIT INDUSTRIEL ET COMMERCIAL

                                     By: /s/ Alain Merle d'Aubigne
                                         ---------------------------------------
                                             Alain Merle d'Aubigne

                                     By: /s/ Anne-Helene Hovasse
                                         ---------------------------------------
                                             Anne-Helene Hovasse

                     Signature Page to the Credit Agreement

$13,750,000                          BECM

                                     By: /s/ M. Francois Dueve
                                         --------------------------------------
                                             Authorized Officer

                     Signature Page to the Credit Agreement

$27,500,000                          DnB NOR BANK ASA

                                     By: /s/ Barbara Gronquist
                                         ---------------------------------------
                                             Barbara Gronquist
                                             Senior Vice President

                                     By: /s/ Nikolai Nachamkin
                                         ---------------------------------------
                                             Nikolai Nachamkin
                                             First Vice President

                     Signature Page to the Credit Agreement

$27,500,000                          HSH NORDBANK AG

                                     By: /s/ illegible
                                         ---------------------------------------
                                             Authorized Officer
                                             Vice President

                     Signature Page to the Credit Agreement

$27,500,000                          VEREINS-UND WESTBANK AG

                                     By: /s/ illegible
                                         ---------------------------------------
                                             Authorized Officer

                     Signature Page to the Credit Agreement

$10,000,000                          SOUTHWEST BANK OF TEXAS

                                     By: /s/ Carmen Dunmire
                                         ---------------------------------------
                                             Carmen Dunmire
                                             Senior Vice President

                     Signature Page to the Credit Agreement

                                  TERM LENDERS

TERM COMMITMENT

$300,000,000                         CITICORP NORTH AMERICA, INC.

                                     By: /s/ Robert Malleck
                                         ---------------------------------------
                                             Authorized Officer

                     Signature Page to the Credit Agreement

                                  GUARANTORS:

                                  PRIDE INTERNATIONAL, INC.

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President - Treasury and Investor
                                         Relations

                                  MEXICO DRILLING LIMITED LLC

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                                  PRIDE CENTRAL AMERICA, LLC

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                                  PRIDE OFFSHORE INTERNATIONAL LLC

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                                  PRIDE SOUTH PACIFIC LLC

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                     Signature Page to the Credit Agreement

                                  PRIDE DRILLING, LLC

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                                  PRIDE NORTH AMERICA LLC

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                                  PETROLEUM SUPPLY COMPANY

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                                  PRIDE INTERNATIONAL SERVICES, INC.

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                                  PRIDE MEXICO HOLDINGS, LLC

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                     Signature Page to the Credit Agreement

                                  PRIDE INTERNATIONAL MANAGEMENT COMPANY

                                  By:    /s/ Steven D. Oldham
                                         ---------------------------------------
                                  Name:  Steven D. Oldham
                                  Title: Vice President and Treasurer

                     Signature Page to the Credit Agreement

                                   Schedule I
                           Applicable Lending Offices

                 LENDER                     DOMESTIC LENDING OFFICE   EURODOLLAR LENDING OFFICE
-----------------------------------------------------------------------------------------------
Citicorp North America, Inc.
-----------------------------------------------------------------------------------------------
Natexis Banques Populaires
-----------------------------------------------------------------------------------------------
Bank of America, N.A.
-----------------------------------------------------------------------------------------------
Nordea Bank Norge ASA Grand Cayman Branch
-----------------------------------------------------------------------------------------------
Deutsche Bank Trust Company Americas
-----------------------------------------------------------------------------------------------
Calyon New York Branch
-----------------------------------------------------------------------------------------------
BNP Paribas
-----------------------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation
-----------------------------------------------------------------------------------------------
Skandinaviska Enskilda Banken AB
-----------------------------------------------------------------------------------------------
Credit Industriel Et Commercial
-----------------------------------------------------------------------------------------------
BECM
-----------------------------------------------------------------------------------------------
DnB Nor Bank ASA
-----------------------------------------------------------------------------------------------
HSH Nordbank AG
-----------------------------------------------------------------------------------------------
Vereins-Und Westbank AG
-----------------------------------------------------------------------------------------------
Southwest Bank of Texas
-----------------------------------------------------------------------------------------------

                       Schedule I to the Credit Agreement

                                   EXHIBIT A-1

                                 REVOLVING NOTE

U.S.$ ________                                                    Dated:________

      For value received, the undersigned, Pride Offshore, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of ________ U.S. Dollars (U.S. $________) or, if less, the aggregate unpaid principal amount of the Revolving Advances (as defined in such Credit Agreement) owing to the Lender.

      This Revolving Note is one of the Revolving Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement, dated as of July 7, 2004, among the Borrower, the Lenders and Guarantors parties thereto from time to time, other parties and Citicorp North America, Inc., as Administrative Agent (as the same may be amended, modified and supplemented from time to time, the "Credit Agreement"). The Credit Agreement, among other things,
(i) provides for the making of Revolving Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed the amount first above mentioned, (ii) provides that the indebtedness of the Borrower resulting from each Revolving Advance owing to the Lender be evidenced by this Revolving Note, and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Reference is made to the Credit Agreement for the respective meanings assigned to the capitalized terms used and not otherwise defined in this Revolving Note.

      The Borrower promises to pay the principal of this Revolving Note on the dates and in the amounts set forth in the Credit Agreement. Additionally, the Borrower promises to pay interest on the unpaid principal amount of each Revolving Advance owing to the Lender from the date of such Revolving Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Citicorp North America, Inc., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Revolving Advance owed to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Revolving Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This Revolving Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                      PRIDE OFFSHORE, INC.

                                      By: ________________________________
                                      Name: ______________________________
                                      Title: _____________________________

                  REVOLVING ADVANCES AND PAYMENTS OF PRINCIPAL

                           Amount of         Type of          Amount of         Unpaid
                           Revolving        Revolving      Principal Paid      Principal     Notation
      Date                  Advance          Advance         or Prepaid         Balance       Made By
-----------------       --------------     -----------    ----------------    -----------    --------
-----------------       --------------     -----------    ----------------    -----------    --------

-----------------       --------------     -----------    ----------------    -----------    --------

-----------------       --------------     -----------    ----------------    -----------    --------

-----------------       --------------     -----------    ----------------    -----------    --------

                                   EXHIBIT A-2

                                    TERM NOTE

U.S. $________                                                    Dated:________

      For value received, the undersigned, Pride Offshore, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of ________ U.S. Dollars (U.S. $________) or, if less, the aggregate unpaid principal amount of the Term Advances (as defined in such Credit Agreement) owing to the Lender.

      This Term Note is one of the Term Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement, dated as of July 7, 2004, among the Borrower, the Lenders and Guarantors parties thereto from time to time, other parties and Citicorp North America, Inc., as Administrative Agent (as the same may be amended, modified and supplemented from time to time, the "Credit Agreement"). The Credit Agreement, among other things, (i) provides for the making of a Term Advance by the Lender to the Borrower in the U.S. dollar amount first above mentioned, (ii) provides that the indebtedness of the Borrower resulting from the Term Advances owing to the Lender be evidenced by this Term Note, and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Reference is made to the Credit Agreement for the respective meanings assigned to the capitalized terms used and not otherwise defined in this Term Note.

      The Borrower promises to pay the principal of this Term Note on the dates and in the amounts set forth in the Credit Agreement. Additionally, the Borrower promises to pay interest on the unpaid principal amount of the Term Advances owing to the Lender from the date of such Term Advances until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Citicorp North America, Inc., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. The Term Advances owed to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Term Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This Term Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           PRIDE OFFSHORE, INC.

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                     TERM ADVANCES AND PAYMENTS OF PRINCIPAL

                                                                  Amount of         Unpaid
                     Amount of Term      Type of Term           Principal Paid     Principal    Notation
Date                   Advance             Advance                or Prepaid        Balance      By Made
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                                   EXHIBIT A-3

                                 SWINGLINE NOTE

U.S. $________                                                    Dated:________

      For value received, the undersigned, Pride Offshore, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal sum of ________ U.S. Dollars (U.S. $________) or, if less, the aggregate unpaid principal amount of the Swingline Advances (as defined in such Credit Agreement) owing to the Lender.

      This Swingline Note is the Swingline Note referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement, dated as of July 7, 2004, among the Borrower, the Lenders and Guarantors parties thereto from time to time, other parties and Citicorp North America, Inc., as Administrative Agent (as the same may be amended, modified and supplemented from time to time, the "Credit Agreement"). The Credit Agreement, among other things, (i) provides for the making of Swingline Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed the amount first above mentioned, (ii) provides that the indebtedness of the Borrower resulting from each Swingline Advance owing to the Lender be evidenced by this Swingline Note, and (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Reference is made to the Credit Agreement for the respective meanings assigned to the capitalized terms used and not otherwise defined in this Swingline Note.

      The Borrower promises to pay the principal of this Swingline Note on the dates and in the amounts set forth in the Credit Agreement. Additionally, the Borrower promises to pay interest on the unpaid principal amount of each Swingline Advance owing to the Lender from the date of such Swingline Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Citicorp North America, Inc., as Administrative Agent, at 399 Park Avenue, New York, New York 10043, in same day funds. Each Swingline Advance owed to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Swingline Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

      This Swingline Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           PRIDE OFFSHORE, INC.

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                  SWINGLINE ADVANCES AND PAYMENTS OF PRINCIPAL

              Amount of            Amount of            Unpaid
              Swingline         Principal Paid         Principal     Notation
Date           Advance             or Prepaid           Balance      Made By
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                   EXHIBIT B-1

                               NOTICE OF BORROWING

                                     [Date]

Citicorp North America, Inc., as Administrative Agent
2 Penns Way
Suite 100
New Castle, DE 19720
Attention: Heather Puchalski

Ladies and Gentlemen:

      The undersigned, Pride Offshore, Inc., refers to the Credit Agreement, dated as of July 7, 2004 (such Credit Agreement, as the same may be amended, modified and supplemented from time to time being herein referred to as the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders and Guarantors parties thereto, others and Citicorp North America, Inc., as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Article II of the Credit Agreement that the undersigned hereby requests Advances under the Credit Agreement, and in that connection sets forth below the information relating to such Advances (the "Proposed Advances") as required by Section 2.02(a) of the Credit Agreement:

      (i)   The Business Day of the Proposed Advances is ____________, ____.

      (ii)  The aggregate amount of the Proposed Advances is $______________.

      (iii) The Proposed Advances are [Revolving] [Term] [Swingline] Advances.

      (iv) The Type of Advances comprising the Proposed Advances is a [Base Rate Advance] [LIBOR Advance].(1)

      [(v) The initial Interest Period for each Advance made as part of the Proposed Advances is ______(months).](2)

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Advances:

      (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of each such date (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), before and after giving effect to the Proposed Advances and to the application of the proceeds therefrom, as though made on and as of each such date; and

----------
(1) Only applicable for Proposed Advances consisting of Revolving Advances and Term Advances

(2)   Only applicable for Proposed Advances consisting of LIBOR Advances

      (B) the representations and warranties contained in each other Credit Document are correct in all material respects on and as of each such date (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct in all material respects as of such earlier date), before and after giving effect to the Proposed Advances and to the application of the proceeds therefrom, as though made on and as of each such date; and

      (C) no event has occurred and is continuing, or would result from any such Proposed Advance or the Borrowing of which any such Proposed Advance is a part or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

                                           Very truly yours,

                                           PRIDE OFFSHORE, INC.

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                   EXHIBIT B-2

                           NOTICE OF LETTER OF CREDIT

                                     [Date]

Citicorp North America, Inc., as Administrative Agent
2 Penns Way
Suite 100
New Castle, DE 19720
Attention: Heather Puchalski

Ladies and Gentlemen:

      The undersigned, Pride Offshore, Inc. (the "Borrower"), refers to the Credit Agreement, dated as of July 7, 2004 (such Credit Agreement, as the same may be amended, modified and supplemented from time to time being herein referred to as the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders and Guarantors parties thereto, others and Citicorp North America, Inc., as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.18 of the Credit Agreement that the undersigned hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the "Proposed Letter of Credit") as required by Section 2.18 of the Credit Agreement. The Proposed Letter of Credit will be issued:

      (a)   check one

            (i)   _________ as a standby Letter of Credit

            (ii)  _________ as a commercial Letter of Credit

      (b)   date of issuance _____________

      (c)   for the benefit of ______________

      (d)   in the amount of $ _____________

      (e)   having an expiry date of ____________

      (f) subject to the draw conditions set forth in Schedule I attached hereto;

      (g)   for the following purpose: ________________________________; and

      (h)   having additional terms set forth in Schedule II attached hereto.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the issuance date of the Proposed Letter of
Credit:

      (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of each such date (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), before and after giving effect to such issuance, as though made on and as of each such date; and

      (B) the representations and warranties contained in each other Credit Document are correct in all material respects on and as of each such date (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct in all material respects as of such earlier date), before and after giving effect to such issuance, as though made on and as of each such date; and

      (C) no event has occurred and is continuing, or would result from any such Proposed Letter of Credit, which constitutes a Default or an Event of Default.

                                           Very truly yours,

                                           PRIDE OFFSHORE, INC.

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                   Schedule I
                                       to
                           Notice of Letter of Credit

                                 Draw Conditions

                                   Schedule II
                                       to
                           Notice of Letter of Credit

                                Additional Terms

                                    EXHIBIT G

                               TRANSFER AGREEMENT

                         Dated ________ _______ , 20___

      Reference is made to the Credit Agreement, dated as of July 7, 2004 (such Credit Agreement, as the same may be amended, modified and supplemented from time to time, being herein referred to as the "Credit Agreement"), among Pride Offshore, Inc., a Delaware corporation (the "Borrower"), the Lenders and Guarantors parties thereto from time to time, others and Citicorp North America, Inc., as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

      _________________________ (the "Assignor") and __________________ (the
"Assignee") agree as follows:

      1. With respect to the Assignor's Revolving Commitments and Revolving Advances, the Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the date hereof equal to the percentage interest set forth in Section 1(a) on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement.

      2. With respect to the Assignor's Term Advances, the Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents as of the date hereof equal to the percentage interest set forth in Section 1(b) hereto of all outstanding rights and obligations under the Credit Agreement.

      3. By executing and delivering this Transfer Agreement, Assignor and Assignee confirm to and agree with each other and the other parties to the Credit Agreement as follows: (i) Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) other than as provided in this Transfer Agreement, Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Credit Document or any other instrument or document furnished pursuant the Credit Agreement or in connection therewith, the perfection, existence, sufficiency or value of any Collateral, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant to the Credit Agreement or in connection therewith; (iii) Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its respective obligations under any Credit Document or any other instrument or document furnished pursuant to the Credit Agreement or in connection therewith; (iv) Assignee confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(d) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Agreement; (v) Assignee will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Collateral Trustee, the Issuing Banks, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Credit Documents or any other instrument or document; (vi) Assignee confirms that it is an Eligible Assignee; (vii) Assignee appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto;
(viii) Assignee appoints and authorizes the Collateral Agent to take such action as Collateral Agent on its behalf and to exercise such powers and discretion under the Credit Documents as are delegated to the Collateral Agent by the terms of the Credit Agreement or other Credit Documents, together with such powers and discretion as are reasonably incidental thereto; and (ix) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

      4. Assignor attaches the Notes (if any) held by the Assignor and requests that the Administrative Agent exchange such Notes for (i) new Notes payable to the order of the Assignee in an amount equal to the Revolving Commitment and Term Advances of the Assignee after giving effect to this Transfer Agreement, or
(ii) new Notes payable to the order of the Assignee in an amount equal to the Revolving Commitment and Term Advances of the Assignee after giving effect to this Transfer Agreement and new notes payable to the order of the Assignor in an amount equal to the Revolving Commitment and Term Advances retained by the Assignor under the Credit Agreement, respectively, in each case as specified on
Schedule 1 hereto. Assignee attaches the Notes (if any) held by it and specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office, the offices set forth beneath its name on the signature pages hereof.

      5. Following the execution of this Transfer Agreement by the Assignor and the Assignee, this Transfer Agreement will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Transfer Agreement (the "Effective Date") shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on
Schedule 1 hereto.

      6. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Transfer Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents, and
(ii) the Assignor shall, to the extent provided in this Transfer Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and under the other Credit Documents.

      7. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Credit Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Credit Documents for periods prior to the Effective Date directly between themselves.

      8. This Transfer Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      9. This Transfer Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
Schedule 1 to this Transfer Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Transfer Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.

                                   Schedule 1
                                       to
                               Transfer Agreement

Section 1.

(a) Percentage of Revolving Commitment and Revolving Advances assigned: _______%

(b) Percentage of Term Advances assigned:                               _______%

Section 2.

Aggregate outstanding principal of Revolving Commitment assigned to the Assignee
under this Transfer Agreement:                                                        $___________
Aggregate outstanding principal of Term Advances assigned to the Assignee under
this Transfer Agreement:                                                              $___________

Section 3.

Effective Date: __________ __________, 20_____

                              [NAME OF ASSIGNOR], as Assignor

                              By: ________________________________
                              Name:_______________________________
                              Title:______________________________

                              [NAME OF ASSIGNEE], as Assignee

                              By: ________________________________
                              Name:_______________________________
                              Title:______________________________

                              Domestic Lending Office (and address for notices):

                              [Address]

                              Eurodollar Lending Office:

                              [Address]

Accepted and Approved(1) this ___ day of______________, 20____

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By: ________________________________
Name:_______________________________
Title:______________________________

[Approved this ___ day of_________, 20_____

[NAME OF ISSUING BANKS], each as an Issuing Bank

By: ________________________________
Name:_______________________________
Title:______________________________](1)

[Approved this ___ day of _________, 20______

[NAME OF SWINGLINE LENDERS], each as a Swingline Lender

By: ________________________________
Name:_______________________________
Title:______________________________](1)

[Approved this ___ day of _________, 20______

PRIDE OFFSHORE, INC.

By: ________________________________
Name:_______________________________
Title:______________________________](1)

---------------------
      (1) To be added only if the approval of the Administrative Agent, Swingline Lenders, Issuing Banks and/or the Borrower is required by the terms of the Credit Agreement.

                                    EXHIBIT H

                           FORM OF SECURITY AGREEMENT

            SECURITY AGREEMENT (this "AGREEMENT") dated July ___, 2004 made by the Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 17(b)) (the Persons so listed and the Additional Grantors being, collectively, the "GRANTORS"), to Citibank, N.A., as Collateral Agent as defined in the Credit Agreement (the "COLLATERAL AGENT") and its successors and assigns as such.

            PRELIMINARY STATEMENTS.

            (1) Pride Offshore, Inc., a Delaware corporation ("PRIDE"), as borrower (the "Borrower") and the Grantors have entered into a Credit Agreement dated as of July 7, 2004 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") with the Lenders, the Issuing Banks (as defined therein) and Citibank, N.A. as Collateral Agent and Citicorp North America, Inc., as Administrative Agent (each as defined therein). Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement.

            (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Lenders, the Issuing Banks, and any Secured Hedge Provider a security interest in the Collateral (as hereinafter defined).

            (3) It is a condition precedent to the making of the Advances by the Lenders and the issuance of any Letter of Credit by the Issuing Banks under the Credit Agreement and the entry into any Hedging Agreements by any Secured Hedge Provider from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

            (4) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Documents.

            (5) Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; PROVIDED that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Advances and the Issuing Banks to issue any Letter of Credit under the

Credit Agreement, to induce any Secured Hedge Provider to enter into any Hedging Agreements, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Lenders, the Issuing Banks and any Secured Hedge Provider as follows:

            Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, the Issuing Banks and any Secured Hedge Provider a security interest in such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

            (a) all (i) drilling platforms and rigs (including but not limited to those drilling platforms and rigs listed on Schedule II hereto (a "RIG" or the "RIGS")), (ii) all drilling equipment, machinery and tools, constituting a part thereof, and (iii) all accessions thereto and all software that is embedded in and is part of the equipment (any and all such property being the "EQUIPMENT");

            (b) all inventory in all of its forms, including, without limitation, (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software that is embedded in and is part of the inventory (any and all such property being the "INVENTORY");

            (c) (i) all accounts (including, without limitation, chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper)), arising out of or in connection with the sale, use, operation, pooling, chartering, or lease of goods or the Rigs, or the rendering of services (whether or not earned by performance), (ii) all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing the foregoing, and (iii) all moneys and claims for moneys due and to become due to any Grantor, and all claims for damages, arising out of the breach of any and all present and future drilling contracts, charter parties, pooling arrangements, bills of lading, contracts and other engagements of affreightment or for the use and operations of every kind whatsoever of any Rig and in and to any and all claims and causes of action for money, loss or damages that may accrue or belong to any Grantor, its successors or assigns, arising out of or in any way connected with the present or future use, operation, pooling or chartering of any Rig hereto or arising out of or in any way connected with any and all present and future requisitions, drilling contracts, charter parties, pooling arrangements, bills of lading, contracts and other engagements of affreightment or for the use and other operations of any Rig hereto, (iv) all moneys and claims due and to become due to any Grantor, and all claims for damages and all insurances and other proceeds, in respect of the actual or constructive total loss of or requisition of use of or title to any Rig hereto, and (v) any proceeds of any of the foregoing (any and all of such accounts and chattel paper, to the extent not referred to in clause (d) below, being the "RECEIVABLES", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the "SUPPORTING OBLIGATIONS");

            (d) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

            (e) all proceeds of any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (d) of this Section 1 and this clause (e)) and, to the extent not otherwise included, all payments received under insurance (whether or not the Collateral Agent is the loss payee thereof), or under any indemnity, warranty or guaranty, payable by reason of loss or damage to any of the foregoing Collateral.

            Section 2. Security for Secured Obligation. This Agreement hereby secures, in the case of each Grantor, the payment of all Obligations and (subject to Section 14(b)) Other Obligations of such Grantor now or hereafter existing under the Credit Documents or any Hedging Agreement with a Secured Hedge Provider (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations and Other Obligations), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such obligations, being the "SECURED OBLIGATIONS"), and such Grantor agrees to pay any and all expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Collateral Agent or the Lenders in enforcing any rights under this Agreement or any other Credit Documents. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations and would be owed by such Grantor to any Lender, the Issuing Banks, the Collateral Agent or the Administrative Agent under the Credit Documents and any amount owed to any Secured Hedge Provider but for the fact that they are unenforceable, or not allowable, due to the existence of a bankruptcy, reorganization or similar proceeding involving a Credit Party.

            Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts, including any drilling contracts, and agreements included in such Grantor's Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) none of the Lenders, Issuing Banks or Secured Hedge Provider shall have any obligation or liability under the contracts, including any drilling contracts, and agreements included in the Collateral by reason of this Agreement or any other Credit Document or any Hedging Agreement, and none of the Lenders, Issuing Banks or Secured Hedge Provider shall be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            Section 4. Representations and Warranties. Each Grantor represents and warrants as of the date of this Agreement, as follows:

            (a) Such Grantor's exact legal name, as provided in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the states or jurisdictions set forth in Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects. Such Grantor has not, at any time in the six years immediately preceding the date of this Agreement, changed its name, location (within the meaning of the Section 9-307 of the UCC), chief executive office, type of organization or jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto except as disclosed in Schedule III hereto.

            (b) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, except for the security interest created under this Agreement and Liens permitted under the Credit Agreement.

            Section 5. Post-Closing Changes; Bailees; Collections on Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location (within the meaning of Section 9-307 of the UCC) from those set forth in Section 4(a) of this Agreement without compliance with the requirements of the Credit Agreement and without first giving at least 30 days' prior written notice to the Collateral Agent and taking all action reasonably required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Except as otherwise permitted by the Credit Agreement, no Grantor will become bound by a security agreement authenticated by another Person (determined as provided in Section 9-203(d) of the UCC) without taking all action required by the Collateral Agent to ensure that the perfection of the Collateral Agent's security interest in the Collateral will be maintained. If any Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

            (b) Except as otherwise provided in this subsection (b), each Grantor will continue to use commercially reasonable efforts to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Supporting Obligations. The Collateral Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables and Supporting Obligations of the assignment of such Receivables and Supporting Obligations to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Supporting Obligations, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Supporting Obligations, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the preceding sentence and during the continuance of the Event of Default to which such notice relates, all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the

Receivables and Supporting Obligations of such Grantor shall be held and applied by the Collateral Agent from time to time as provided in the Credit Agreement. No Grantor will consent to the subordination of its right to payment under any of the Receivables and Supporting Obligations to any other indebtedness or obligations of the obligor thereof.

            Section 6. Transfers and Other Liens. Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except Liens permitted under the Credit Agreement.

            Section 7. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, in the Collateral Agent's discretion, to take any commercially reasonable action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

            (a) to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to the Credit Agreement,

            (b) to ask for, demand, collect, sue for, recover, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

            (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

            Section 8. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, as the Collateral Agent reasonably deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor in accordance with this Agreement.

            Section 9. The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Lenders', the Issuing Banks's and any Secured Hedge Provider's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to matters relative to any Collateral, whether or not any Lender, the Issuing Banks or any Secured Hedge Provider has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

            (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each, a "SUBAGENT") for the Collateral Agent hereunder with respect to all or any part of the Collateral located outside the United States (including its coastal waters). In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (ii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; PROVIDED, HOWEVER, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent, with a copy delivered to the Grantors.

            Section 10. Remedies. If any Event of Default shall have occurred and be continuing:

            (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a lender upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at one or more places and times to be designated by the Collateral Agent that are reasonably convenient to both parties; (ii) without notice except as specified below or as required by applicable law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Supporting Obligations and the other Collateral, and
      (B) exercise all other rights and remedies with respect to the Receivables, the Supporting Obligations and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 14 hereof) in whole or in part by the Collateral Agent for the ratable benefit of the Lenders, the Issuing Banks, the Secured Hedge Provider against, all or any part of the Secured Obligation, in the manner provided in Section 6.03 of the Credit Agreement.

            Section 11. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless in accordance with Article 10.01 of the Credit Agreement.

            (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Credit Documents to "Grantor" shall thereafter also mean and be a reference to such Additional Grantor, and, where the context so permits, each reference in this Agreement and the other Credit Documents to "Collateral" shall thereafter also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-III attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-III, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

            Section 12. Notices, Etc. All notices and other communications provided for hereunder shall be delivered pursuant to and in accordance with the Credit Agreement.

            Section 13. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of
(i) the payment in full in cash of the Secured Obligations other than those owing to Secured Hedge Providers and (ii) the separate cash collateralization of all outstanding Letters of Credit, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Lenders, the Issuing Banks and any Secured Hedge Provider and their respective successors and permitted assigns.

            Section 14. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Credit

Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; PROVIDED, HOWEVER, that (i) at the time of such request and such release no Default or Event of Default shall have occurred and be continuing,
(ii) such Grantor shall have delivered to the Collateral Agent, at least 2 Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the material terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Credit Documents and (iii) the portion (if any) of proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Section 2.04(e) of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.04(h) of the Credit Agreement.

            (b) Upon the later of (i) the payment in full in cash of the Secured Obligations other than those owing to Secured Hedge Providers and (ii) the separate cash collateralization of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            Section 15. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligation or any other Secured Obligation of any other Credit Party under or in respect of the Credit Documents, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against such Grantor or any other Credit Party or whether such Grantor or any other Credit Party is joined in any such action or actions. All rights of the Collateral Agent and the other Lenders and the assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and each Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Credit Document or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Secured Obligations of any other Credit Party under or in respect of the Credit Documents or any other amendment or waiver of or any consent to any departure from any Credit Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Credit Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

            (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Secured Obligations of any other Credit Party under or in respect of the Credit Documents or any other assets of any Credit Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Credit Party or any of its Subsidiaries;

            (f) any failure of any Lender to disclose to any Credit Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Credit Party now or hereafter known to such Lender (each Grantor waiving any duty on the part of the Lenders to disclose such information);

            (g) the failure of any other Person to execute this Agreement or any other Collateral Document, guaranty or agreement or the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligation; or

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, such Grantor or any other Grantor or a third party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations are rescinded or must otherwise be returned by any Lender or by any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

            Section 16. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            Section 17. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Vessel Mortgage or related Assignment of Insurances and the terms of such Vessel Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Vessel Mortgage and related Assignment of Insurances shall be controlling, and the terms of this Agreement shall be controlling in the case of all other Collateral.

            Section 18. Governing Law; Entire Agreement(a) . This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law rules (other than Section 5-1401 of the New York General Obligations Law). This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

            Section 19. Waiver of Jury Trial. Each of the Grantors and the Collateral Agent irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby.

            IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                               PRIDE OFFSHORE, INC., as Borrower

                                               By:______________________________
                                               Name:
                                               Title:

                                               MEXICO DRILLING LIMITED LLC

                                               By:______________________________
                                               Name:
                                               Title:

                                               PRIDE CENTRAL AMERICA, LLC

                                               By:______________________________
                                               Name:
                                               Title:

                                               PRIDE OFFSHORE INTERNATIONAL LLC

                                               By:______________________________
                                               Name:
                                               Title:

                                               PRIDE SOUTH PACIFIC LLC

                                               By:______________________________
                                               Name:
                                               Title:

                                               PRIDE DRILLING, LLC

                                               By:______________________________
                                               Name:
                                               Title:

                           PRIDE - Security Agreement

                                               PRIDE NORTH AMERICA LLC

                                               By:______________________________
                                               Name:
                                               Title:

Acknowledged and Accepted:
CITIBANK, N.A.

By: __________________________
Name:
Title:

                                SCHEDULE I TO THE

                               SECURITY AGREEMENT

             LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,
         JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION
                                     NUMBER

                               CHIEF
                              EXECUTIVE          TYPE OF          JURISDICTION OF       ORGANIZATIONAL
GRANTOR      LOCATION          OFFICE          ORGANIZATION        ORGANIZATION             I.D. NO.
-------      --------          ------          ------------        ------------         --------------

                               SCHEDULE II TO THE
                               SECURITY AGREEMENT

                                  LIST OF RIGS

         NAME                                            OWNER
-----------------------------------------------------------------
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

                                                             SCHEDULE III TO THE
                                                              SECURITY AGREEMENT

                         CHANGES IN NAME, LOCATION, ETC.

CHANGES IN THE GRANTOR'S NAME (INCLUDING NEW GRANTOR WITH A NEW NAME)

None.

CHANGES IN THE GRANTOR'S LOCATION

None.

CHANGES IN THE GRANTOR'S CHIEF EXECUTIVE OFFICE

None.

CHANGES IN THE TYPE OF ORGANIZATION

None.

CHANGES IN THE JURISDICTION OF ORGANIZATION

Pride International, Inc. was a Louisiana corporation until 2001

CHANGES IN THE ORGANIZATIONAL IDENTIFICATION NUMBER

None.

                                EXHIBIT A TO THE
                               SECURITY AGREEMENT

                      FORM OF SECURITY AGREEMENT SUPPLEMENT

                                         [Date of Security Agreement Supplement]

Citibank, N.A.
   as the Collateral Agent for the
   Lenders referred to in the
   Credit Agreement referred to below
   [Address]
   Attn: ___________________

Ladies and Gentlemen:

            Reference is made to (i) the Credit Agreement dated July 7, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among Pride Offshore, Inc. (the"Borrower"), the Lenders, Citibank, N.A., as Collateral Agent and Citicorp North America, Inc., as Administrative Agent, the Issuing Banks (as defined therein), and (ii) the Security Agreement dated July 7, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "SECURITY AGREEMENT") made by the Grantors from time to time party thereto in favor of the Collateral Agent for the Lenders, the Issuing Banks and any Secured Hedge Provider.

            SECTION 1. Grant of Security. The undersigned hereby grants to the Collateral Agent, for the ratable benefit of the Lenders, the Issuing Banks and any Secured Hedge Provider a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

            SECTION 2. Security for Secured Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Credit Documents or any Hedging Agreement with a Secured Hedge Provider, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligation and that would be owed by the undersigned to any Lender under the Credit Documents but for the fact that such Secured Obligation are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Credit Party.

            SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through III to Schedules I through III, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

            SECTION 4. Representations and Warranties. The undersigned hereby makes, as of the date hereof, each representation and warranty set forth in
Section 4 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor.

            SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

            SECTION 6. Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law rules (other than Section 5-1401 of the New York General Obligations Law). This Agreement, together with the Security Agreement, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

            SECTION 7. Waiver of Jury Trial. Each of the Grantors and the Collateral Agent irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby.

                           PRIDE - Security Agreement

                                                    Very truly yours,

                                                    [NAME OF ADDITIONAL GRANTOR]

                                                    By _________________________
                                                       Title:

                                                           Address for notices:
                                                           _____________________
                                                           _____________________
                                                           _____________________

                                   EXHIBIT I-1

                       FORM OF PLEDGE AGREEMENT (DELAWARE)

THIS PLEDGE OF SHARES is made on July 7, 2004

BETWEEN:

(1) PRIDE INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware ("PLEDGOR"); and

(2) CITIBANK, N.A., a Delaware corporation for and on behalf of itself and the Lender Parties (the "PLEDGEE") (which expression shall include its successors, permitted assigns and permitted transferees from time to time).

RECITALS

(A) Pledgor is the sole legal and beneficial holder of 100% of the issued shares in the share capital of the Pride Offshore, Inc., a corporation incorporated under the laws of the State of Delaware (the "BORROWER"), being the entire issued shares in the share capital of the Borrower, as further described in Schedule I hereof.

(B) Pursuant to the Credit Agreement dated July 7, 2004 (the "CREDIT AGREEMENT") between the Borrower, the Lenders named therein, the Guarantors named therein (including the Pledgor), the Issuing Banks (as defined therein), Citicorp North America, Inc. as Administrative Agent and the Pledgee as Collateral Agent, the Lenders have agreed to make available to the Borrower the facilities referred to therein on the terms and subject to the conditions contained therein.

(C) It is a condition precedent to the Pledgee and the other Lender Parties under the Credit Agreement that the Pledgor execute this Pledge pursuant to which the Pledgor will pledge 100% of the issued shares of the Borrower (the "EXISTING SECURITIES").

IT IS AGREED:

1.    DEFINITIONS

      Capitalized terms used herein and not otherwise defined shall be used herein as defined in the Credit Agreement.

2.    PLEDGE

2.1 In consideration of the Pledgee and the Lender Parties agreeing to enter into the Credit Documents and the Hedging Agreements (if any) and as security for the due and punctual performance of the Obligations, the Pledgor as sole legal and beneficial owner of: (i) the Existing Securities, (ii) any and all other issued shares in the Borrower from time to time owned by the Pledgor from the period commencing on the date hereof and terminating on the date upon which all of the Obligations, except the Other Obligations, have been paid in full (such period being the "SECURITY PERIOD"), and (iii) all other shares, stocks, securities, grants and all rights, monies and property whatsoever, including all dividends or other distributions and interest paid or payable thereon, which may at any time be derived from, accrue on or be offered in respect of, the Existing Securities and/or any or all of the issued shares referred to in (ii) above or comprised in any security created pursuant hereto, whether by way of redemption, exchange, conversion, option rights, bonus, preference, capital reorganisation or otherwise howsoever ((i) - (iii) being the "PLEDGED PROPERTY"), hereby mortgages, assigns, pledges and hypothecates unto the Pledgee a first priority security interest, charge and mortgage in all and singular of its respective rights, title and interests and privileges, whether now owned or hereafter acquired in, to and over the Pledged Property and each part thereof.

2.2 Upon payment in full of the Obligations under the Credit Documents, a Permitted Restructuring or other transaction permitted by the Credit Agreement that requires the security hereby constituted by this Pledge to be released as contemplated by the Credit Agreement, the Pledgee shall upon the request of the Pledgor, discharge the security hereby constituted by this Pledge and return the items listed in Clause 10.1.1, to the Pledgor.

3.    PLEDGOR'S LIABILITY NOT AFFECTED

3.1 The Pledgor's liability to the Pledgee and each of the Lender Parties under this Pledge shall not be discharged or impaired by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Pledgor's knowledge or consent):

      3.1.1 any time, forbearance or other indulgence given or agreed by the Pledgee and/or any Lender Party to or with any other person in respect of any of their respective obligations under any of the Credit Documents; or

      3.1.2 any legal limitation, disability or incapacity relating to any Credit Party or any other person; or

      3.1.3 any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any Credit Party or any other person under any of the Credit Documents or any amendment to or variation thereof or of any other document or security comprised therein (in accordance with the terms thereof); or

      3.1.4 any change in the name, constitution or otherwise of any Credit Party or any other person or the merger of any Credit Party or any other person by or with any other corporate entity; or

      3.1.5 the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any Credit Party or any other person or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of any Credit Party or any other person or the occurrence of any circumstances whatsoever affecting such Credit Party's or any other person's liability to discharge its respective obligations under any of the Credit Documents; or

      3.1.6 any release, renewal, exchange or realisation of any security or obligation provided under or by virtue of any of the Credit Documents (other than as provided in this Pledge) or the provision to the Pledgee and/or any Lender Party at any time of any further security for the obligations of any Credit Party or any other person under any of the Credit Documents; or

      3.1.7 any failure on the part of the Pledgee and/or any Lender Party to take or perfect any security agreed to be taken under or in relation to any of the Credit Documents; or

      3.1.8 any other act, matter or thing which might otherwise constitute a legal or equitable discharge of any of the Pledgor's obligations under this Pledge other than the payment in full of the Obligations under the Credit Documents.

3.2 The Pledgee agrees that, notwithstanding the provisions of Clause 3.1, no recourse shall be had to any assets of the Pledgor in respect of any of the Obligations and/or any of the Pledgor's obligations hereunder and, absent negligence or wilful misconduct on the part of the Pledgor, the Pledgee hereby acknowledges that it will have no further claim against, or recourse to, the assets of the Pledgor in respect of such obligations. In addition, absent negligence or wilful misconduct on the part of the Pledgor, where compliance with the obligations imposed on the Pledgor under this charge would require the expenditure by the Pledgor of its own funds, the obligations of the Pledgor shall be limited to the extent that it is in funds to meet such expenditure.

3.3 The Pledgee agrees not to seek before any court or governmental agency to have any shareholder, director or officer of the Pledgor held liable for any actions or inactions of the Pledgor or any obligations of the Pledgor under the Credit Documents, except if such actions or inactions are the result of the fraud or wilful default or recklessness with wilful disregard or gross negligence of the probable consequences of such shareholder, director or officer.

3.4 The Pledgee agrees that it shall not take any action to commence any case, proceeding, proposal or other action under any existing or further law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Pledgor or the debts of the Pledgor other than to obtain a declaratory judgment or to seek to enforce and realise its security under the Pledged Property.

4.    CONTINUING PLEDGE

4.1 This Pledge shall be a continuing security and accordingly, except as provided in this Pledge or in the Credit Agreement:

      4.1.1 shall not be discharged by any partial payment or performance by the Pledgor or any other person under or in respect of any of the Credit Documents;

      4.1.2 shall extend to cover the balance due at any time from any other Credit Party to the Pledgee and/or any Lender Party under or in respect of any of the Credit Documents;

      4.1.3 shall be in addition to and not in substitution for or derogation of any other security which the Pledgee and/or any Lender Party may at any time hold in respect of the obligations of any other Credit Party under or in respect of any of the Credit Documents or the transactions contemplated thereby; and

      4.1.4 except to the extent that the Pledgee expressly waives in writing the Pledgor's obligations under this Pledge, shall not be discharged or in any way adversely affected by any action taken or not taken by the Pledgee and/or any Lender Party.

4.2 Any release or discharge of the security constituted by this Pledge, to the extent made on the basis of granting of security, or the making of a disposition or payment, to the Pledgee and/or any Lender Party under the Credit Documents, shall be conditional upon such security disposition, or payment not being void, avoided, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation or insolvency or for any reason whatsoever and, if such condition shall not be fulfilled, the Pledgee shall be entitled to enforce this Pledge subsequently as if such release or discharge to the extent made on the basis of such security, disposition or payment, had not occurred and any such security, disposition or payment had not been made.

5.    EXCLUSION OF THE PLEDGOR'S RIGHTS

5.1 Until the Obligations under the Credit Documents have been discharged in full, the Pledgor shall not:

      5.1.1 following the occurrence of a Event of Default which is continuing be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights the Pledgee and/or any Lender Party may have in respect of the Obligations or any related security or all or any of the proceeds of such rights or security; or

      5.1.2 without the prior written consent of the Pledgee:

            (a) prove in a liquidation of the Borrower in competition with the Pledgee and/or any Lender Party for any monies owing to the Pledgor by the Borrower on any account whatsoever; or

            (b) following the occurrence of a Event of Default which is continuing exercise any right of set-off or counterclaim to which the Pledgor may be entitled against the Borrower, except as required by applicable law, provided that if the Pledgor, in breach of this Clause 5.1, receives or recovers any monies pursuant to any such exercise, claim or proof, such monies shall be held by the Pledgor upon trust for the Pledgee and/or any Lender Party to apply the same as if they were monies received or recovered by the Pledgee under this Pledge.

6.    EXERCISE OF RIGHTS

6.1 Unless and until a Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain all dividends and other distributions made on or in respect of the

      Pledged Property and to exercise all voting rights attaching to the Existing Securities or any thereof for all purposes.

6.2 If a Event of Default shall have occurred and be continuing the Pledgee shall, without prejudice to any other right or remedy available hereunder or under applicable law, forthwith become entitled:

      6.2.1 upon notice to the Pledgor and the Borrower, solely and exclusively to all the voting rights attaching to the Pledged Property or any thereof and the Pledgor shall exercise such rights in such manner as the Pledgee may in its commercially reasonable discretion determine; and/or

      6.2.2 to receive and, pursuant to Section 6.03 of the Credit Agreement, apply all dividends and other distributions made on or in respect of the Pledged Property or any part thereof and any such dividends and other distributions received by the Pledgor after such time shall be held in trust by the Pledgor for the Pledgee and be paid or transferred to the Pledgee on demand; and/or

      6.2.3 upon at least ten (10) Business Days' notice to, but without consent or concurrence by, the Pledgor to sell the Pledged Property or any part thereof by such method, at such place and upon such terms as the Pledgee may determine in accordance with applicable law, with power to postpone any such sale and in any such case the Pledgee may exercise any and all rights attaching to the Pledged Property as the Pledgee in its commercially reasonable discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights; upon any sale of the Pledged Property or any part thereof the purchaser thereof shall not be bound to see or enquire whether the power of sale of the Pledgee has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Pledgee and the receipt of the Pledgee for the purchase money shall effectively discharge the purchaser of the Pledged Property, or any part thereof, who shall not be concerned or be in any way answerable therefor.

6.3 Following the occurrence of an Event of Default which is continuing and if the Pledgee so requests, the Pledgor shall procure that the Borrower forthwith enter the relevant details of the Pledgee or its nominee as shareholder in respect of the Pledged Property in the register of members of the Borrower upon presentation of the properly completed executed share transfer form and satisfaction of any applicable legal requirements.

7.    FURTHER ASSURANCE

      The Pledgor covenants with the Pledgee that it shall from time to time and at all times whether before or after the security constituted by this Pledge shall have become enforceable at the request of the Pledgee, and at the Pledgor's cost and expense, take such actions and execute such additional documents as the Pledgee may reasonably require to perfect or give full effect to this Pledge or for securing the rights hereunder of the Pledgee and each of the Lenders.

8.    POWER OF ATTORNEY

8.1 The Pledgor hereby irrevocably and by way of security appoints the Pledgee to be its attorney (such attorney to have power, upon notice to the Pledgor, to appoint substitute attorneys and to revoke the appointment thereof at any time) for and on the Pledgor's behalf and in the Pledgor's name and as the Pledgor's act and deed:

      8.1.1 to execute, seal and deliver and otherwise perfect any such document as is mentioned in Clause 7 hereof;

      8.1.2 to do all such acts and execute, deliver and perfect all such documents as the Pledgor itself could do or execute with reference to or in connection with any of the matters dealt with in this Pledge or any documents contemplated by or entered into pursuant hereto or thereto or which may be required or deemed proper for any of the purposes of the security constituted by this Pledge or any documents contemplated by or entered into pursuant hereto or thereto and to use the Pledgor's name in the exercise of all or any of the powers conferred by this Pledge or any documents contemplated by or entered into pursuant hereto or thereto upon the Pledgee, and to complete and date (without prejudice to the generality of the foregoing) the share transfer form referred to in Clause 10.1.1, and to instruct the directors of the Borrower to enter the relevant details of the Pledgee or its nominee as shareholder in respect of the Pledged Property in the register of shares of the Borrower, provided always that (i) unless otherwise agreed by the Pledgor, such power shall not be exercisable by or on behalf of the Pledgee until a Event of Default has occurred and is continuing, and (ii) no such attorney shall in the exercise of such power cause the Pledgor to incur obligations, or liabilities for expenditures, other than those expressly contemplated by this Pledge.

8.2 The power of attorney hereby granted is as regards the Pledgee and any substitute attorney (and as the Pledgor hereby acknowledges) granted irrevocably and for value as part of the security granted by this Pledge to secure proprietary interests in and the performance of obligations owed to the Pledgee.

9.    REPRESENTATIONS AND WARRANTIES

9.1 The Pledgor represents and warrants at the date hereof that, save as permitted by the Credit Documents or otherwise by the Pledgee:

      9.1.1 it is the sole legal and beneficial owner of all of the shares comprised in the Existing Securities being the entire issued shares in the share capital of the Borrower;

      9.1.2 that the Existing Securities are fully paid up and are not subject to any options;

      9.1.3 none of the Pledged Property is subject to any encumbrance or security interest whatsoever, howsoever created or arising including any right of ownership, security, mortgage, pledge, assignment by way of security, charge, lease, lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of detention or security interest whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above (the foregoing, a "LIEN") other than Collateral Permitted Liens or as created pursuant to this Pledge or the other Security Documents;

      9.1.4 it has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or reorganisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of all or substantially all of its assets; and

      9.1.5 the obligations of the Pledgor under the Credit Documents to which it is or is to be a party are, or will when the same are executed be at least pari passu with all other present and future obligations of the Pledgor save for obligations mandatorily preferred by law.

9.2 Each of representations contained herein is made and each of the warranties contained is given without condition or qualification save as expressly stated therein.

9.3 The rights and remedies of the Pledgee and/or any Lender Party in relation to any misrepresentation or breach of warranty on the part of the Pledgor shall not be prejudiced by the Pledgor, by the performance of this Pledge or by any other act or thing which may be done by it in connection with this Pledge and which would apart from this sub-clause prejudice such rights or remedies.

9.4 The representations and warranties set out in Clause 9.1 shall survive the execution of this Pledge and shall be deemed to be repeated on the date of each Advance or issuance of a Letter of Credit, in each case as though made with reference to the facts and circumstances then subsisting on such date.

10.   UNDERTAKINGS

10.1 The Pledgor undertakes to the Pledgee that it shall, on the date of this Pledge deliver, or procure that there is delivered, to the Pledgee by way of security:

      10.1.1 (i) the share certificate representing the Existing Securities comprised in the Pledged Property and (ii) an executed and undated share transfer form (in the form of Schedule 2) in respect of such shares in which the identity of the transferee shall be left blank and which shall be duly executed by the Pledgor; and

      10.1.2 certified copies of the register of members of the Borrower duly marked to indicate the Lien created pursuant to this Pledge.

10.2 The Pledgor shall not, without the prior written consent of the Pledgee or as otherwise permitted pursuant to any of the other Credit Documents, sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Property or agree to do any of the aforesaid or suffer to exist any Lien over the Pledged Property, other than pursuant to this Pledge and/or any of the Credit Documents.

10.3 The Pledgor shall not procure or authorise or permit the issue of any further shares in the Borrower unless the Pledgor shall procure that such further shares are held on the terms hereof as if they were included in the Pledged Property and, at the cost of the Pledgor, immediately procure the execution of documentation necessary to pledge such shares in accordance with the terms herein in form and substance reasonably satisfactory to the Pledgee including the share certificates and the share transfer form referred to in Clause 10.1 duly signed by the holders of such shares and promptly deliver them to the Pledgee.

10.4 If the Pledgor amends the memorandum or articles of association of the Borrower the Pledgor shall provide the Pledgee with copies of such amendments.

10.5 Until the Obligations under the Credit Documents have been discharged in full the Pledgor shall not pass any resolution for the voluntary winding-up of the Borrower except as permitted by the Credit Agreement.

11.   ENFORCEMENT EXPENSES

      Subject to Clause 3 hereof, the Pledgor shall pay to the Pledgee within ten (10) Business Days of demand and supported by the relevant invoices all expenses incurred or sustained by the Pledgee in connection with, after a Event of Default, the enforcement or preservation or attempted enforcement or preservation of its respective rights under this Pledge.

12.   SEVERABILITY

      If at any time any provision of this Pledge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

13.   PRESERVATION OF INDEMNITIES

      The indemnities contained in this Pledge shall constitute a separate and independent obligation from the other obligations contained in this Pledge, shall give rise to a separate and independent cause of action, shall apply irrespective of any time or indulgence granted by the Pledgee and/or any Lender Party from time to time and shall continue in full force and effect notwithstanding the termination or expiry of this Pledge.

14.   NOTICES

      All notices and other communication provided for hereunder shall be delivered pursuant to and in accordance with the Credit Agreement.

15.   ASSIGNMENT

15.1 This Pledge shall be binding upon and enure to the benefit of each party hereto and its successors in title and permitted assigns.

15.2 Except as permitted by the Credit Agreement in connection with a transfer of the Pledgor Property, the Pledgor shall not be entitled to assign or transfer any of its respective rights, benefits or obligations hereunder without the prior written consent of the Lenders (which the Lenders shall have full discretion to withhold).

15.3 The Pledgee may assign or transfer its rights, benefits or obligations under this Pledge in accordance with the Section 9.08 of the Credit Agreement (but not otherwise).

16.   GOVERNING LAW AND JURISDICTION

16.1 THIS PLEDGE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

16.2 The Pledgor and the Pledgee (a) hereby irrevocably submit itself to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Pledge or any of the other Credit Documents, the subject matter thereof or any of the transactions contemplated thereby, (b) hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such New York State or Federal court and (c) to the extent permitted by applicable law and to the extent that it has or hereafter may acquire any immunity from jurisdiction of any court, from any legal process, or from any remedy provided for in any Credit Document, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding (i) that the suit, action or proceeding is brought in an inconvenient forum, (ii) that the venue of the suit, action or proceeding is improper, (iii) the defense of sovereign immunity, (iv) that it is not personally subject to the jurisdiction of the above-named New York State or Federal court by reason of sovereign immunity or otherwise, (v) that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or attachment either prior to judgment or in aid of execution, by reason of sovereign immunity or (vi) that the Credit Documents, the subject matter thereof or any of the transactions contemplated thereby may not be enforced in or by such courts or under any applicable law.

17.   COUNTERPARTS

      This Pledge may be executed in any number of counterparts and by each of the parties hereto on separate counterparts each of which when executed shall constitute an original but all counterparts together shall constitute but one and the same instrument.

IN WITNESS whereof the Pledgor has executed and delivered this Pledge as a deed the day and year first above written

                                   SCHEDULE 1

AMOUNT OR
NUMBER OF
 SHARES                DESCRIPTION OF SHARES              REGISTERED SHAREHOLDER

                                   SCHEDULE 2

                               SHARE TRANSFER FORM

                              PRIDE OFFSHORE, INC.

                               SHARE TRANSFER FORM

FOR VALUE RECEIVED, Pride International, Inc. hereby sells, assigns and transfers unto ____________________ _________ shares (the "SHARES") of Pride Offshore, Inc., a Delaware corporation (the "CORPORATION"), standing in our name on the books of said Corporation represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint ____________________ as attorney-in-fact to transfer the said share on the books of said Corporation with full power of substitution in the premises.

Dated:  ____________________

PRIDE INTERNATIONAL, INC.

By: ________________________
Name:
Title:

In the presence of:

____________________________
Name:
Title:

                                 EXECUTION PAGE

PLEDGOR

PRIDE INTERNATIONAL, INC.

By:_________________________

Title:
Name:

PLEDGEE

CITIBANK, N.A.

By:_________________________

Name:
Title:

                                   EXHIBIT I-2

                         FORM OF PLEDGE AGREEMENT (BVI)

THIS PLEDGE OF SHARES is made on July 7, 2004

BETWEEN:

(1) PRIDE INTERNATIONAL, INC., a corporation incorporated under the laws of the State of Delaware ("PLEDGOR"); and

(2) CITIBANK, N.A., a Delaware corporation for and on behalf of itself and the Lender Parties (the "PLEDGEE") (which expression shall include its successors, permitted assigns and permitted transferees from time to time).

RECITALS

(A) Pledgor is the sole legal and beneficial holder of 100% of the issued shares in the share capital of the _________________________ (the "COMPANY"), being the entire issued shares in the share capital of the Company, as further described in Schedule I hereof.

(B) Pursuant to the Credit Agreement dated July 7, 2004 (the "CREDIT AGREEMENT") between Pride Offshore, Inc. (the "Borrower"), the Lenders named therein, the Guarantors named therein (including the Pledgor), the Issuing Banks (as defined therein), Citicorp North America, Inc. as Administrative Agent and the Pledgee as Collateral Agent, the Lenders have agreed to make available to the Borrower the facilities referred to therein on the terms and subject to the conditions contained therein.

(C) It is a condition precedent to the Pledgee and the other Lender Parties under the Credit Agreement that the Pledgor execute this Pledge pursuant to which the Pledgor will pledge 65% of the issued shares of the Company (the "Existing Securities").

IT IS AGREED:

1.    DEFINITIONS

      Capitalized terms used herein and not otherwise defined shall be used herein as defined in the Credit Agreement.

2.    PLEDGE

2.1 In consideration of the Pledgee and the Lender Parties agreeing to enter into the Credit Documents and the Hedging Agreements (if any) and as security for the due and punctual performance of the Obligations, the Pledgor as sole legal and beneficial owner of: (i) the Existing Securities, (ii) 65% of any and all other issued shares in the Company from time to time owned by the Pledgor from the period commencing on the date hereof and terminating on the date upon which all of the Obligations, except the Other Obligations, have been paid in full (such period being the "SECURITY PERIOD"), and (iii) all other shares, stocks, securities, grants and all rights, monies and property whatsoever, including all dividends or other distributions and interest paid or payable thereon, which may at any time be derived from, accrue on or be offered in respect of, the Existing Securities and/or any or all of the issued shares referred to in (ii) above or comprised in any security created pursuant hereto, whether by way of redemption, exchange, conversion, option rights, bonus, preference, capital reorganisation or otherwise howsoever ((i) - (iii) being the "PLEDGED PROPERTY"), hereby mortgages, assigns, pledges and hypothecates unto the Pledgee a first priority security interest, charge and mortgage in all and singular of its respective rights, title and interests and privileges, whether now owned or hereafter acquired in, to and over the Pledged Property and each part thereof.

2.2 Upon payment in full of the Obligations under the Credit Documents, a Permitted Restructuring or other transaction permitted by the Credit Agreement that requires the security hereby constituted by this Pledge to be released as contemplated by the Credit Agreement, the Pledgee shall upon the request of the Pledgor, discharge the security hereby constituted by this Pledge and return the items listed in Clause 10.1.1 to the Pledgor.

3.    PLEDGOR'S LIABILITY NOT AFFECTED

3.1 The Pledgor's liability to the Pledgee and each of the Lender Parties under this Pledge shall not be discharged or impaired by reason of any of the following events or circumstances (regardless of whether any such events or circumstances occur with or without the Pledgor's knowledge or consent):

      3.1.1 any time, forbearance or other indulgence given or agreed by the Pledgee and/or any Lender Party to or with any other person in respect of any of their respective obligations under any of the Credit Documents; or

      3.1.2 any legal limitation, disability or incapacity relating to any Credit Party or any other person; or

      3.1.3 any invalidity, irregularity, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligations of any Credit Party or any other person under any of the Credit Documents or any amendment to or variation thereof or of any other document or security comprised therein (in accordance with the terms thereof); or

      3.1.4 any change in the name, constitution or otherwise of any Credit Party or any other person or the merger of any Credit Party or any other person by or with any other corporate entity; or

      3.1.5 the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of any Credit Party or any other person or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of any Credit Party or any other person or the occurrence of any circumstances whatsoever affecting such Credit Party's or any other person's liability to discharge its respective obligations under any of the Credit Documents; or

      3.1.6 any release, renewal, exchange or realisation of any security or obligation provided under or by virtue of any of the Credit Documents (other than as provided in this Pledge) or the provision to the Pledgee and/or any Lender Party at any time of any further security for the obligations of any Credit Party or any other person under any of the Credit Documents; or

      3.1.7 any failure on the part of the Pledgee and/or any Lender Party to take or perfect any security agreed to be taken under or in relation to any of the Credit Documents; or

      3.1.8 any other act, matter or thing which might otherwise constitute a legal or equitable discharge of any of the Pledgor's obligations under this Pledge other than the payment in full of the Obligations under the Credit Documents.

3.2 The Pledgee agrees that, notwithstanding the provisions of Clause 3.1, no recourse shall be had to any assets of the Pledgor in respect of any of the Obligations and/or any of the Pledgor's obligations hereunder and, absent negligence or wilful misconduct on the part of the Pledgor, the Pledgee hereby acknowledges that it will have no further claim against, or recourse to, the assets of the Pledgor in respect of such obligations. In addition, absent negligence or wilful misconduct on the part of the Pledgor, where compliance with the obligations imposed on the Pledgor under this charge would require the expenditure by the Pledgor of its own funds, the obligations of the Pledgor shall be limited to the extent that it is in funds to meet such expenditure.

3.3 The Pledgee agrees not to seek before any court or governmental agency to have any shareholder, director or officer of the Pledgor held liable for any actions or inactions of the Pledgor or any obligations of the Pledgor under the Credit Documents, except if such actions or inactions are the result of the fraud or wilful default or recklessness with wilful disregard or gross negligence of the probable consequences of such shareholder, director or officer.

3.4 The Pledgee agrees that it shall not take any action to commence any case, proceeding, proposal or other action under any existing or further law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganisation, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Pledgor or the debts of the Pledgor other than to obtain a declaratory judgment or to seek to enforce and realise its security under the Pledged Property.

4.    CONTINUING PLEDGE

4.1 This Pledge shall be a continuing security and accordingly, except as provided in this Pledge or in the Credit Agreement:

      4.1.1 shall not be discharged by any partial payment or performance by the Pledgor or any other person under or in respect of any of the Credit Documents;

      4.1.2 shall extend to cover the balance due at any time from any other Credit Party to the Pledgee and/or any Lender Party under or in respect of any of the Credit Documents;

      4.1.3 shall be in addition to and not in substitution for or derogation of any other security which the Pledgee and/or any Lender Party may at any time hold in respect of the obligations of any other Credit Party under or in respect of any of the Credit Documents or the transactions contemplated thereby; and

      4.1.4 except to the extent that the Pledgee expressly waives in writing the Pledgor's obligations under this Pledge, shall not be discharged or in any way adversely affected by any action taken or not taken by the Pledgee and/or any Lender Party.

4.2 Any release or discharge of the security constituted by this Pledge, to the extent made on the basis of granting of security, or the making of a disposition or payment, to the Pledgee and/or any Lender Party under the Credit Documents, shall be conditional upon such security disposition, or payment not being void, avoided, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation or insolvency or for any reason whatsoever and, if such condition shall not be fulfilled, the Pledgee shall be entitled to enforce this Pledge subsequently as if such release or discharge to the extent made on the basis of such security, disposition or payment, had not occurred and any such security, disposition or payment had not been made.

5.    EXCLUSION OF THE PLEDGOR'S RIGHTS

5.1 Until the Obligations under the Credit Documents have been discharged in full, the Pledgor shall not:

      5.1.1 following the occurrence of a Event of Default which is continuing be entitled to share in or succeed to or benefit from (by subrogation or otherwise) any rights the Pledgee and/or any Lender Party may have in respect of the Obligations or any related security or all or any of the proceeds of such rights or security; or

      5.1.2 without the prior written consent of the Pledgee:

            (a) prove in a liquidation of the Company in competition with the Pledgee and/or any Lender Party for any monies owing to the Pledgor by the Company on any account whatsoever; or

            (b) following the occurrence of a Event of Default which is continuing exercise any right of set-off or counterclaim to which the Pledgor may be entitled against the Company, except as required by applicable law.

            provided that if the Pledgor, in breach of this Clause 5.1, receives or recovers any monies pursuant to any such exercise, claim or proof, such monies shall be held by the Pledgor upon trust for the Pledgee and/or any Lender Party to apply the same as if they were monies received or recovered by the Pledgee under this Pledge.

6.    EXERCISE OF RIGHTS

6.1 Unless and until a Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive and retain all dividends and other distributions made on or in respect of the

      Pledged Property and to exercise all voting rights attaching to the Existing Securities or any thereof for all purposes.

6.2 If a Event of Default shall have occurred and be continuing the Pledgee shall, without prejudice to any other right or remedy available hereunder or under applicable law forthwith become entitled:

      6.2.1 upon notice to the Pledgor and the Company, solely and exclusively to all the voting rights attaching to the Pledged Property or any thereof and the Pledgor shall exercise such rights in such manner as the Pledgee may in its commercially reasonable discretion determine; and/or

      6.2.2 to receive and, pursuant to Section 6.03 of the Credit Agreement, apply all dividends and other distributions made on or in respect of the Pledged Property or any part thereof and any such dividends and other distributions received by the Pledgor after such time shall be held in trust by the Pledgor for the Pledgee and be paid or transferred to the Pledgee on demand; and/or

      6.2.3 upon at least ten (10) Business Days' notice to, but without consent or concurrence by, the Pledgor to sell the Pledged Property or any part thereof by such method, at such place and upon such terms as the Pledgee may determine in accordance with applicable law, with power to postpone any such sale and in any such case the Pledgee may exercise any and all rights attaching to the Pledged Property as the Pledgee in its commercially reasonable discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights; upon any sale of the Pledged Property or any part thereof the purchaser thereof shall not be bound to see or enquire whether the power of sale of the Pledgee has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Pledgee and the receipt of the Pledgee for the purchase money shall effectively discharge the purchaser of the Pledged Property, or any part thereof, who shall not be concerned or be in any way answerable therefor.

6.3 Following the occurrence of an Event of Default which is continuing and if the Pledgee so requests, the Pledgor shall procure that the Company forthwith enter the relevant details of the Pledgee or its nominee as shareholder in respect of the Pledged Property in the register of members of the Company upon presentation of the properly completed executed share transfer form and satisfaction of any applicable legal requirements.

7.    FURTHER ASSURANCE

      The Pledgor covenants with the Pledgee that it shall from time to time and at all times whether before or after the security constituted by this Pledge shall have become enforceable at the request of the Pledgee, and at the Pledgor's cost and expense, take such actions and execute such additional documents as the Pledgee may reasonably require to perfect or give full effect to this Pledge or for securing the rights hereunder of the Pledgee and each of the Lenders.

8.    POWER OF ATTORNEY

8.1 The Pledgor hereby irrevocably and by way of security appoints the Pledgee to be its attorney (such attorney to have power, upon notice to the Pledgor, to appoint substitute attorneys and to revoke the appointment thereof at any time) for and on the Pledgor's behalf and in the Pledgor's name and as the Pledgor's act and deed:

      8.1.1 to execute, seal and deliver and otherwise perfect any such document as is mentioned in Clause 7 hereof;

      8.1.2 to do all such acts and execute, deliver and perfect all such documents as the Pledgor itself could do or execute with reference to or in connection with any of the matters dealt with in this Pledge or any documents contemplated by or entered into pursuant hereto or thereto or which may be required or deemed proper for any of the purposes of the security constituted by this Pledge or any documents contemplated by or entered into pursuant hereto or thereto and to use the Pledgor's name in the exercise of all or any of the powers conferred by this Pledge or any documents contemplated by or entered into pursuant hereto or thereto upon the Pledgee, and to complete and date (without prejudice to the generality of the foregoing) the share transfer form referred to in Clause 10.1.1, and to instruct the Company to enter the relevant details of the Pledgee or its nominee as shareholder in respect of the Pledged Property in the register of shares of the Company, provided always that (i) unless otherwise agreed by the Pledgor, such power shall not be exercisable by or on behalf of the Pledgee until a Event of Default has occurred and is continuing, and (ii) no such attorney shall in the exercise of such power cause the Pledgor to incur obligations, or liabilities for expenditures, other than those expressly contemplated by this Pledge.

8.2 The power of attorney hereby granted is as regards the Pledgee and any substitute attorney (and as the Pledgor hereby acknowledges) granted irrevocably and for value as part of the security granted by this Pledge to secure proprietary interests in and the performance of obligations owed to the Pledgee.

9.    REPRESENTATIONS AND WARRANTIES

9.1 The Pledgor represents and warrants at the date hereof that, save as permitted by the Credit Documents or otherwise by the Pledgee:

      9.1.1 it is the sole legal and beneficial owner of all of the shares comprised in the Existing Securities being 65% of the entire issued shares in the share capital of the Company;

      9.1.2 that the Existing Securities are fully paid up and are not subject to any options;

      9.1.3 none of the Pledged Property is subject to any encumbrance or security interest whatsoever, howsoever created or arising including any right of ownership, security, mortgage, pledge, assignment by way of security, charge, lease, lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of detention or security interest whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above (the foregoing, a "LIEN") other than Collateral Permitted Liens or as created pursuant to this Pledge or the other Security Documents;

      9.1.4 it has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of all or substantially all of its assets; and

      9.1.5 the obligations of the Pledgor under the Credit Documents to which it is or is to be a party are, or will when the same are executed be, at least pari passu with all other present and future obligations of the Pledgor save for obligations mandatorily preferred by law.

9.2 Each of representations contained herein is made and each of the warranties contained is given without condition or qualification save as expressly stated therein.

9.3 The rights and remedies of the Pledgee and/or any Lender Party in relation to any misrepresentation or breach of warranty on the part of the Pledgor shall not be prejudiced by the Pledgor, by the performance of this Pledge or by any other act or thing which may be done by it in connection with this Pledge and which would apart from this sub-clause prejudice such rights or remedies.

9.4 The representations and warranties set out in Clause 9.1 shall survive the execution of this Pledge and shall be deemed to be repeated on the date of each Advance or issuance of a Letter of Credit, in each case as though made with reference to the facts and circumstances then subsisting on such date.

10.   UNDERTAKINGS

10.1 The Pledgor undertakes to the Pledgee that it shall, on the date of this Pledge deliver, or procure that there is delivered, to the Pledgee by way of security:

      10.1.1 (i) the share certificate representing the Existing Securities comprised in the Pledged Property and (ii) an executed and undated share transfer form (in the form of Schedule 2) in respect of such shares in which the identity of the transferee shall be left blank and which shall be duly executed by the Pledgor; and

      10.1.2 certified copies of the register of members of the Company duly marked to indicate the Lien created pursuant to this Pledge.

10.2 The Pledgor shall file with the Registrar of Companies (British Virgin Islands) a copy of the register of members duly marked to indicate the Lien created pursuant to this Pledge.

10.3 The Pledgor shall not, without the prior written consent of the Pledgee or as otherwise permitted pursuant to any of the other Credit Documents, sell, assign, transfer, charge, pledge or encumber in any manner any part of the Pledged Property or agree to do any of the aforesaid or suffer to exist any Lien over the Pledged Property, other than pursuant to this Pledge and/or any of the Credit Documents.

10.4 The Pledgor shall not procure or authorise or permit the issue of any further shares in the Company unless the Pledgor shall procure that 65% of such further shares are held on the terms hereof as if they were included in the Pledged Property and, at the cost of the Pledgor, immediately procure the execution of documentation necessary to pledge such shares in accordance with the terms herein in form and substance reasonably satisfactory to the Pledgee including the share certificates, and the share transfer form referred to in Clause 10.1 duly signed by the holders of such shares and promptly deliver them to the Pledgee.

10.5 If the Pledgor amends the memorandum or articles of association of the Company, the Pledgor shall provide the Pledgee with copies of such amendments.

10.6 Until the Obligations under the Credit Documents have been discharged in full the Pledgor shall not pass any resolution for the voluntary winding-up of the Company except as permitted by the Credit Agreement.

11.   ENFORCEMENT EXPENSES

      Subject to Clause 3 hereof, the Pledgor shall pay to the Pledgee within ten (10) Business Days of demand and supported by the relevant invoices all expenses incurred or sustained by the Pledgee in connection with, after a Event of Default, the enforcement or preservation or attempted enforcement or preservation of its respective rights under this Pledge.

12.   SEVERABILITY

      If at any time any provision of this Pledge is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

13.   PRESERVATION OF INDEMNITIES

      The indemnities contained in this Pledge shall constitute a separate and independent obligation from the other obligations contained in this Pledge, shall give rise to a separate and independent cause of action, shall apply irrespective of any time or indulgence granted by the Pledgee and/or any Lender Party from time to time and shall continue in full force and effect notwithstanding the termination or expiry of this Pledge.

14.   NOTICES

      All notices and other communication provided for hereunder shall be delivered pursuant to and in accordance with the Credit Agreement.

15.   ASSIGNMENT

15.1 This Pledge shall be binding upon and enure to the benefit of each party hereto and its successors in title and permitted assigns.

15.2 Except as permitted by the Credit Agreement in connection with a transfer of the Pledged Property, the Pledgor shall not be entitled to assign or transfer any of its respective rights, benefits or obligations hereunder without the prior written consent of the Lenders (which the Lenders shall have full discretion to withhold).

15.3 The Pledgee may assign or transfer its rights, benefits or obligations under this Pledge in accordance with the Section 9.08 of the Credit Agreement (but not otherwise).

16.   GOVERNING LAW AND JURISDICTION

16.1 THIS PLEDGE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).

16.2 The Pledgor and the Pledgee (a) hereby irrevocably submit itself to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Pledge or any of the other Credit Documents, the subject matter thereof or any of the transactions contemplated thereby, (b) hereby irrevocably agrees that all claims in respect of such suit, action or proceeding may be heard and determined in such New York State or Federal court and (c) to the extent permitted by applicable law and to the extent that it has or hereafter may acquire any immunity from jurisdiction of any court, from any legal process, or from any remedy provided for in any Credit Document, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding (i) that the suit, action or proceeding is brought in an inconvenient forum, (ii) that the venue of the suit, action or proceeding is improper, (iii) the defense of sovereign immunity, (iv) that it is not personally subject to the jurisdiction of the above-named New York State or Federal court by reason of sovereign immunity or otherwise, (v) that it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or attachment either prior to judgment or in aid of execution, by reason of sovereign immunity or (vi) that the Credit Documents, the subject matter thereof or any of the transactions contemplated thereby may not be enforced in or by such courts or under any applicable law.

17.   COUNTERPARTS

      This Pledge may be executed in any number of counterparts and by each of the parties hereto on separate counterparts each of which when executed shall constitute an original but all counterparts together shall constitute but one and the same instrument.

IN WITNESS whereof the Pledgor has executed and delivered this Pledge as a deed the day and year first above written

                                   SCHEDULE 3

 AMOUNT OR
NUMBER OF
 SHARES                     DESCRIPTION OF SHARES         REGISTERED SHAREHOLDER

                                   SCHEDULE 4

                               SHARE TRANSFER FORM

                            TWIN OAKS FINANCIAL LTD.

                               SHARE TRANSFER FORM

FOR VALUE RECEIVED, Pride International, Inc. hereby sells, assigns and transfers unto ____________________ _________ shares (the "SHARES") of Twin Oaks Financial Ltd., a British Virgin Islands company (the "COMPANY"), standing in our name on the books of said Company represented by Certificate No. _____ herewith, and does hereby irrevocably constitute and appoint ____________________ as attorney-in-fact to transfer the said shares on the books of said Company with full power of substitution in the premises.

Dated:  ____________________

PRIDE INTERNATIONAL, INC.

By: ________________________
Name:
Title:

In the presence of:

____________________________
Name:
Title:

                                 EXECUTION PAGE

PLEDGOR

PRIDE INTERNATIONAL, INC.

By: ________________________

Title:

Name:

PLEDGEE

CITIBANK, N.A.

By: ________________________

Name:

Title:

                                   EXHIBIT I-3

                        FORM OF PLEDGE AGREEMENT (DUTCH)

                                         1
                                         EG/EvO/JB/db
                                         PLEDGE OF SHARES FORASUB B.V.

On this seventh day of July two thousand and four, appeared before me,

Maria Francisca Elisabeth de Waard-Preller, civil law notary in Rotterdam, the Netherlands, practising in Rotterdam:

A. Bastiaan Tjeerd Bonifacius Siemers, residing at Palestinastraat 53, 3061 HK Rotterdam, the Netherlands born at Deventer, the Netherlands on the tenth day of May nineteen-hundred seventy-one, bearer of a Netherlands valid passport with number NC3522087, acting for the purposes hereof as attorney - duly authorised in writing - of PRIDE INTERNATIONAL, INC., a company organised and existing under the laws of the State of Delaware, United States of America, with its registered office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America, hereinafter referred to as the "PLEDGOR"; and

B. Jan Cornelis Belder, residing at 3701 ZS, Zeist, Achterheuvel 89A, the Netherlands, born at Ridderkerk, the Netherlands on the twenty-sixth day of January nineteen-hundred and seventy-five, bearer of driving licence with number 3107156602, acting for the purposes hereof as attorney - duly authorised in writing - of CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, with its registered office at 388 Greenwich Street, 23 rd Floor, New York, NY 10013, United States of America, hereinafter referred to as the "PLEDGEE".

The persons appearing, acting in their capacities as mentioned above, declared as follows:

a. Pride Offshore, Inc. as "BORROWER", the Guarantors named therein as "GUARANTORS", the Lenders named therein as "REVOLVING LENDERS", the Lenders named therein as "TERM LENDERS", Citicorp North America, Inc. as "ADMINISTRATIVE AGENT, Citibank N.A. as COLLATERAL AGENT", the ISSUING BANKS (as defined therein) and the SWINGLINE LENDERS (as defined therein) have entered into a Credit Agreement, dated as of the seventh day of July two thousand and four (as amended, modified, restated and/or supplemented from time to time, the "CREDIT AGREEMENT");

b. it is a condition precedent to the issuance of the initial Letter of Credit and the obligation of each Lender to make its initial Advance pursuant to the terms and conditions of the Credit Agreement, that the Pledgor shall execute this present Deed;

c. the Pledgor is the proprietor (rechthebbende) of all four hundred (400) issued and outstanding shares in the capital of the Company, each share having a nominal value of forty-five euros (EUR 45), numbered 1 up to and including 400, all of which collectively are hereinafter referred to as the "TOTAL OUTSTANDING SHARES";

d. the shares representing sixty-five percent (65%) of the Total Outstanding Shares, numbered 1 up to and including 260, are hereinafter referred to as the "PRESENT SHARES";

e. the Present Shares were acquired by Pride Petroleum Services, Inc. by virtue of a deed of transfer of shares, executed before Frank Evert Roos, civil law notary in Rotterdam, on the eleventh day of March nineteen hundred ninety-seven, on the twenty-second day of May nineteen hundred ninety-seven the name of the acquirer, Pride Petroleum Services, Inc., was changed into Pride International, Inc. by adopting a resolution thereto, subsequently, on the thirteenth day of September two thousand and one a merger, with Pride International, Inc. as disappearing company and PM Merger, Inc. as acquiring company was filed with the secretary of state of the State of Delaware, simultaneous with this merger the name of PM Merger, Inc. was changed into Pride International, Inc, subsequently the nominal value of the shares was converted into forty-five euros (EUR 45) each by deed amending the Company's articles of association, executed before Frank Evert Roos, aforementioned, on the twenty-eighth day of December two thousand and one;

f. it has been agreed that the voting rights attaching to the Pledged Shares (as defined hereafter) will be vested in (toekomen aan) the Pledgee subject to the suspensive conditions (opschortende voorwaarden) set out in
      Article 7 (Voting rights) of this Deed;

g. the articles of association of the Company permit the creation of a right of pledge on the Pledged Shares and the conditional transfer of the voting rights attaching to the Pledged Shares to the Pledgee;

h. the shareholder of the Company has resolved to give the legally required approval for the vesting of the right of pledge by way of the execution of this Deed, including the conditional transfer of voting rights attaching to the Pledged Shares to the Pledgee.

DECLARED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1 Unless the context requires otherwise, or unless otherwise defined in this Deed words and expressions defined in the Credit Agreement shall have the same meaning when used in this Deed.

1.2 In this Deed, the following words and expressions shall have the following meanings:

      Company: Forasub B.V., a private limited liability company organized and existing under the laws of the Netherlands, with its registered office at Rotterdam, the Netherlands, with address Schouwburgplein 30-34, 3012 CL Rotterdam, the Netherlands (trade register number 24271164);

      Enforcement Event:      the occurrence of an Event of Default as defined
                              in Section 6.1 of the Credit Agreement which is continuing and also constitutes a default
                              (verzuim) in the fulfilment of the Secured
                              Obligations within the meaning of Article 3:248
                              NCC;

      Future Shares:          the shares representing sixty-five percent (65%)
                              of each bundle of registered shares in the capital of the Company acquired by the Pledgor after signing of this Deed, having the lowest serial numbers of each such bundle;

      NCC:                    the Netherlands Civil Code;

      Parallel Obligations:   has the meaning provided for in paragraph 3.1 of
                              Article 3 (Parallel Obligations);

      Pledged Shares:         the Present Shares and the Future Shares

      Principal Obligations:  the payment when due of any and all obligations of the Credit Parties to pay an amount of money

                              (verplichtingen tot voldoening van een geldsom)

                              to the Lender Parties under the Credit Documents

                              other than under or pursuant to Article 3
                              (Parallel Obligations);

      Secured Obligations:    the Parallel Obligations and the Principal
                              Obligations to the extent owing to the Pledgee;

      Security Period:        the period beginning on the date of this Deed and
                              ending on the date on which the Pledgee (acting reasonably) is satisfied that all the Secured
                              Obligations (other than the Secured Obligations described in clause (b) of the definition of Principal Obligations and the corresponding
                              Parallel Obligations) have been paid in full and the Credit Agreement and all Commitments and Letters of Credit have been cancelled, expire or otherwise terminate;

      Shareholder Rights:     any and all of the existing and future rights and
                              claims respecting the Pledged Shares of the Pledgor against the Company under the articles of association of the Company or under applicable law by virtue of the position of the Pledgor as shareholder of the Company respecting the Pledged
                              Shares, to the extent that they are capable of being pledged and are not pledged by way of the pledge of the Pledged Shares, other than the voting rights attaching to the Pledged Shares; and

      Shares Related Rights:  has the meaning provided for in paragraph 8.1 of
                              Article 8 (Distributions and Shareholder Rights).

2.    CREATION OF PLEDGE

2.1 As security for the Secured Obligations, the Pledgor hereby agrees to grant and hereby so grants to the Pledgee a disclosed right of pledge (een openbaar pandrecht) on the Present Shares and grants in advance (bij voorbaat) a right of pledge on the Future Shares, which right of pledge the Pledgee hereby accepts.

2.2 As security for the Secured Obligations, the Pledgor agrees to grant and hereby so grants to the Pledgee, to the extent legally possible, a disclosed right of pledge (een openbaar pandrecht) on its Shareholder Rights, which right of pledge the Pledgee hereby accepts.

2.3   Immediately after the execution of this Deed and in accordance with
      Article 2:196a and 2:196b NCC, the Pledgee shall, under cover of a letter in substantially the form of Schedule 1 attached to this Deed, instruct a process server (deurwaarder) to officially serve a notarial copy of this Deed to the management of the Company.

3.    PARALLEL OBLIGATIONS

3.1 The Pledgor hereby irrevocably and unconditionally undertakes to pay to the Pledgee at any time amounts equal to the amounts payable (verschuldigd) by it to the Lender Parties or any one of them pursuant to the Principal Obligations. Each payment undertaking of the Pledgor under this paragraph 3.1 of this Article 3 (Parallel Obligations) to pay to the Pledgee an amount which corresponds with an amount payable to the Lender Parties or any one of them pursuant to the Principal Obligations is hereinafter referred to as a "Parallel Obligation" and, collectively, the "Parallel Obligations". Each Parallel Obligation shall become due (opeisbaar) when the obligation pursuant to the Principal Obligations to which it corresponds becomes due.

3.2 Any discharge of a Parallel Obligation in full or in part shall, to the same extent, decrease the obligation pursuant to the Principal Obligations to which it corresponds.

3.3 Each of the Pledgor and the Pledgee acknowledge and agree (i) that each Parallel Obligation is separate and independent from, and without prejudice to, the obligation to which it corresponds, except as provided in paragraph 3.2 of this Article 3 (Parallel Obligations), and (ii) that the Pledgee acts in its own name and not as agent or representative of the Lender Parties or any one of them and that each Parallel Obligation represents the Pledgee's own separate and independent claim (eigen zelfstandige vordering) to receive payment of such Parallel Obligation from the relevant party, as the case may be.

3.4 The Pledgor and the Pledgee acknowledge and agree, for the avoidance of doubt, that the rules that apply in the event of a common property (gemeenschap) are not applicable to, and shall not apply by analogy to, the relation between the Pledgee and the other Lender Parties of the one part and the Pledgor of the other part.

3.5 The Pledgee undertakes to apply any amount received or recovered by it in payment of a Parallel Obligation as if such amount were received or recovered by it as agent for the Lender Parties in payment of the amount due pursuant to the Principal Obligations to which such Parallel Obligation corresponds.

4.    FURTHER ASSURANCES

The Pledgor shall, upon receipt of reasonable written notice from the Pledgee, execute such further documents and do all such acts and things as the Pledgee may reasonably require from time to time with respect to or in relation to all or any of the Pledged Shares and the Shareholders Rights (including upon acquisition by the Pledgee of any Future Shares) to create, maintain or perfect the security of the Pledgee over the Pledged Shares and the Shareholders Rights contemplated by this Deed, but, for the avoidance of doubt, so that the terms of such further encumbrances shall be no more onerous than the terms of this Deed.

5.    REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants to the Pledgee that (other than pursuant to this Deed and except as otherwise permitted by the Credit Documents) on the date hereof:

(a) the Pledgor is proprietor (rechthebbende) of the Present Shares and the existing Shareholder Rights and has full legal and beneficial title thereto and has full power to dispose (beschikkingsbevoegd) of the Present Shares and the existing Shareholder Rights; and

(b) the Pledged Shares and the Shareholder Rights are not subject to any pledge or other limited right (beperkt recht) or any agreement to grant a pledge or other limited right, nor has an attachment (beslag) been levied on any of the Pledged Shares or Shareholder Rights.

6.    COVENANTS AND NEGATIVE UNDERTAKINGS

6.1 Except as otherwise permitted under the Credit Documents, the Pledgor covenants with the Pledgee that it will not, without the prior written consent of the Pledgee, which shall not be unreasonably withheld or delayed:

      (a) co-operate with the issue of any depositary receipts in relation to the Pledged Shares;

      (b) create or permit to subsist any liens on or over the Pledged Shares or the Shareholder Rights or any part thereof or interest therein;

      (c) sell, transfer, assign or otherwise dispose of the Pledged Shares or the Shareholder Rights or any part thereof or interest therein or attempt or agree so to do;

      (d) suffer or permit the Company to increase, create or issue any shares (including by conversion of any obligation now or hereafter convertible into shares) in the capital of the Company unless sixty five percent (65%) of such shares are held on the terms hereof as if they were Pledged Shares;

      (e) convene any meeting with a view to passing a resolution for the Company dissolution (ontbinding), liquidation (vereffening), merger (including statutory merger (juridische fusie)), or statutory devision (splitsing), or any equivalent or analogous procedure under the law of any jurisdiction; or

      (f) convene any meeting with a view to passing a resolution for the Company to enter into a (provisional) suspension of payments (surseance van betaling) or for bankruptcy (faillissement) or for the appointment of a receiver or similar officer of it or of all or substantially all of its assets.

6.2 The Pledgor covenants with the Pledgee that it will defend the Pledgee's right, title and security interest in and to the Pledged Shares and Shareholder Rights and the proceeds thereof against the claims and demands of all persons whomsoever, subject to Collateral Permitted Liens.

7.    VOTING RIGHTS

7.1 The Pledgor and the Pledgee hereby stipulate (within the meaning of Article 2:198, paragraph 3, of the NCC) that the voting rights attaching to the Pledged Shares are vested in (toekomen aan) the Pledgee subject to the suspensive conditions (opschortende voorwaarden) that (i) an Event of Default has occurred and is continuing and (ii) the Pledgee has given notice to the Pledgor and the Company that it wishes to exercise such rights. The Pledgee shall exercise such rights in a commercially reasonable manner.

7.2 The Pledgor agrees that a written notice from the Pledgee to the Company and the Pledgor in accordance with the provisions of this Deed, certifying that an Event of Default has occurred and is continuing and that the Pledgee wishes to exercise the voting rights attaching to the Pledged Shares, shall be sufficient to accept the Pledgee as being exclusively entitled to exercise the voting rights attaching to the Pledged Shares.

7.3 Upon the occurrence of an Event of Default which is continuing and notice thereof has been given by the Pledgee to the Pledgor, no vote on the Pledged Shares shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken by the Pledgor, which would materially violate any of the terms of this Deed or the Credit Documents.

7.4 Until an Event of Default has occurred and is continuing and the Pledgee has given the notice as referred to in paragraph 7.1 of this Article 7 (Voting rights) that it wishes to exercise the voting rights attaching to the Pledged Shares, the Pledgee shall not have the rights with respect to the Pledged Shares that Netherlands law confers to holders of depository receipts that are issued with the concurrence (medewerking) of a company.

8.    DISTRIBUTIONS AND SHAREHOLDER RIGHTS

8.1 The Pledgee shall have the right to receive and collect payment (inningsbevoegdheid) of dividends and other payments on the Pledged Shares and to exercise the Shareholders Rights and shall be exclusively authorised to demand and accept payment of dividends and other payments on the Pledged Shares and to exercise the Shareholders Rights, to collect payment thereof by judicial or extra-judicial means, to grant discharge in respect thereof, to enter into compromises, settlements and other agreements with the debtors thereof and, generally, to exercise all rights of the Pledgor in connection with the Pledged Shares and Shareholders Rights (hereinafter collectively referred to as the "Shares Related Rights"), provided that the Pledgee hereby grants permission to the Pledgor to exercise the Shares Related Rights exclusively, which permission can be withdrawn only if (i) an Event of Default has occurred and is continuing and (ii) the Pledgee has given notice to the Pledgor and the Company that such permission has been withdrawn.

8.2 The Pledgor hereby waives its right under Article 3:246, paragraph 4, NCC, to petition to the Cantonal Judge to authorise it to collect and receive payment of its dividends and other payments on the Pledged Shares and to exercise the Shareholders Rights in deviation from this Deed, which waiver is hereby accepted by the Pledgee.

8.3 The Pledgee shall not, on any account whatsoever, be liable to the Pledgor for any failure to collect or to collect in full any of the dividends and other payments on the Pledged Shares or to exercise the Shareholders Rights, except for its wilful misconduct or gross negligence (opzet of grove schuld).

9.    IMMEDIATE FORECLOSURE

9.1 If an Enforcement Event has occurred and is continuing, the Pledgee shall be empowered, upon at least ten (10) Business Days' notice to the Pledgor but without other demand, at its commercially reasonable discretion, to cause all or a part of the Pledged Shares and the Shareholder Rights to be sold in accordance with the provisions of the articles of association of the Company and the laws of the Netherlands.

9.2 Provided the Pledgee gives at least ten (10) Business Days' notice to the Pledgor prior to an intended sale, the Pledgee shall not be obliged to give notice of an intended sale as provided for in Article 3:249 NCC, nor shall the Pledgee be obliged to give the notice following a sale as provided for in Article 3:252 NCC.

9.3 The Pledgor shall not be entitled to file a request with the interim provisions judge (voorzieningenrechter) to decide that the Pledged Shares or the Shareholder Rights are to be sold in a deviating manner as provided for in Article 3:251 paragraph 1 NCC. Nothing in the preceding sentence shall limit the right of the Pledgee to file such request.

9.4 The Pledgee is irrevocably authorised (without obligation) by the Pledgor, in the event of a sale as referred to in paragraph 9.1 of this Article 9 (Immediate foreclosure), to offer the Pledged Shares for sale in the manner prescribed by the Company's articles of association or to seek the approval of the corporate bodies designated under the Company's articles of association as empowered to approve all proposed transfers of shares, as the case may be, and to exercise the Pledgor's rights in connection with the sale and transfer of the Pledged Shares as provided in Article 2:198 paragraph 5 NCC. To the extent permitted by applicable law, the Pledgor as shareholder of the Company, hereby waives any pre-emption rights or rights of first refusal in relation to the sale of Pledged Shares referred to in this Article 9 (Immediate foreclosure), which waiver is hereby accepted by the Pledgee.

9.5 Without prejudice to Article 3:253 NCC, any moneys received by the Pledgee pursuant to this Deed and/or under the powers hereby conferred, including, for the avoidance of doubt, any dividend and other payments on the Pledged Shares pursuant to Article 8 (Distributions and Shareholder Rights), shall be applied by the Pledgee in accordance with the terms of Section 6.03 of the Credit Agreement.

9.6 The Pledgor shall render such assistance and provide such information free of charge as the Pledgee may reasonably deem necessary in connection with the exercise of their rights, powers or remedies provided for in this Deed.

9.7 The Pledgee shall not be liable to the Pledgor for any damages caused by the sale of the Pledged Shares or the Shareholder Rights, unless caused by its gross negligence or wilful misconduct (opzet of grove schuld).

10.   CONTINUING SECURITY AND OTHER MATTERS

10.1 This Deed shall extend to the ultimate balance from time to time of the Secured Obligations and shall be a continuing security until the end of the Security Period notwithstanding any intermediate payment, partial settlement or other matter whatsoever.

10.2 Any release or discharge of the security constituted by this Deed, to the extent made on the basis of the granting of security, or the making of a disposition or payment, to the Pledgee and/or any Lender Party under the Credit Documents, shall be conditional upon such security disposition, or payment not being void, avoided, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation or insolvency or for any reason whatsoever and, if such condition shall not be fulfilled, the Pledgee shall be entitled to enforce this Deed subsequently as if such release or discharge to the extent made on the basis of such security, disposition or payment, had not occurred and any such security, disposition or payment had not been made.

10.3 This Deed and the obligations of the Pledgor under this Deed shall not in any way be prejudiced or affected by the existence of any other security documents, encumbrances, rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Pledgee dealing with, releasing, varying or failing to perfect or enforce any of the same, or giving time for payment or indulgence or compounding with any other person liable.

10.4 The Pledgee shall not be obliged to resort to any other security or other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted by the Pledgee in connection with any such other security or other means of payment shall discharge, reduce, prejudice or affect the right of pledge hereby created.

10.5  Unless the Pledgee purchases the Pledged Shares pursuant to a sale under
      Article 9 (Immediate foreclosure) in accordance with Article 3:251 paragraph 1 NCC (or a successor statute or other right to purchase the Pledged Shares that may be available from time to time), (a) the Pledgor shall remain liable to perform all obligations, if any, assumed by it with respect to the Pledged Shares and the Shareholder Rights and the Pledgee shall not have any obligations or liabilities with respect to the Pledged

      Shares or any part thereof or the Shareholder Rights by reason of or arising out of this Deed, nor (b) shall the Pledgee be required or obligated in any manner to perform or fulfil any of the obligations of the Pledgor under or with respect to any part of the Pledged Shares (or any other Total Outstanding Shares) or the Shareholders Rights.

11.   SUSPENSION OF THE PLEDGOR'S RIGHTS

In the event that the Pledged Shares or the Shareholder Rights or part thereof have been sold pursuant to Article 9 (Immediate foreclosure), the Pledgor shall not, prior to the end of the Security Period:

(a) claim, rank, prove or vote as a creditor of any of the other persons liable for the Secured Obligations or their estate in competition with the Pledgee or any of its successors and assigns under the Credit Agreement or any Secured Hedge Provider; or

(b) receive, claim or have the benefit of any payment, distribution or security from or on account of any other persons liable for the Secured Obligations or exercise any right of set-off against any other person liable for the Secured Obligations, except as required by applicable law.

12.   NOTICES

12.1 Any notice or other communication under or in connection with this Deed shall be in writing and delivered by hand or sent by facsimile, by courier, or by registered mail and shall be effective (i) upon delivery when sent by courier service, (ii) upon receipt by the addressee when sent by post and (iii) when transmission of such facsimile communication has been completed when sent by facsimile.

12.2 For the purposes hereof, the addresses of the parties shall be as specified below:

      if to the Pledgor:

                              Pride International, Inc.

      Address:                5847 San Felipe, Suite 3300

                              Houston, Texas 77056

                              United States of America

      Attn:                   Treasurer

      Copies to:              General Counsel and Assistant Treasurer

                              -  Treasury Operations

      Fax number:             + 1 713 789 1430

      with a copy addressed to the registered agent in Delaware of the Pledgor at the Delaware registered address of the Pledgor;

      if to the Pledgee:

                              Citibank, N.A.

      Address:                Global Shipping & Logistics, New York

                              388 Greenwich Street

                              23rd Floor

                              New York, NY 10013

                              United States of America

      Attn:                   Mr. Robert H. Malleck, Director

      Fax number:             + 1 (212) 816-5429

      or such other address as the party to be given notice may have notified to the other parties hereto in accordance with the provision of this Article 12 (Notices).

12.3 The provisions of this Article 12 (Notices) shall not apply in relation to the service of documents for the purpose of litigation.

13.   IRREVOCABLE POWER OF ATTORNEY

13.1 The Pledgor irrevocably appoints the Pledgee, with full power (upon notice to the Pledgor) of subdelegation, on its behalf and in its name to do any and everything which it is obliged to do under the terms of this Deed or which such attorney considers necessary in order to exercise the rights conferred by or pursuant to this Deed or by law, provided that (a) such power shall not be exercisable by or on behalf of the Pledgee until an Event of Default has occurred and is continuing and (b) no such attorney shall, in the exercise of such power, cause the Pledgor to incur obligations, or liabilities (including for expenditures), other than those expressly contemplated by this Deed (including by the enforcement of the Pledgee's rights hereunder).

13.2 In connection with the power of attorney contained in paragraph 13.1 of this Article 13 (Irrevocable power of attorney), the Pledgor agrees with the Pledgee, that, even if there is a conflict between its interests and those of the Pledgee, the Pledgee may act as its counterparty, and, insofar as necessary, the Pledgor hereby waives any rights it may have at any time under or pursuant to Article 3:68 NCC, which waiver is hereby accepted by the Pledgee.

14.   ASSIGNMENT

14.1 The Pledgee shall be entitled to assign and/or transfer all or part of its rights and obligations under this Deed to any assignee and/or transferee in accordance with Section 9.08 of the Credit Agreement (but not otherwise).

14.2 The Pledgor shall be entitled to assign and/or transfer all or part of its rights and obligations under this Deed to any assignee and/or transferee to the extent permitted by the Credit Agreement (but not otherwise).

14.3 The Pledgor hereby in advance gives its irrevocable consent to (geeft onherroepelijk toestemming bij voorbaat) within the meaning of section 6:156 of the NCC and hereby in advance irrevocably co-operates with (verleent bij voorbaat onherroepelijk medewerking aan), within the meaning of section 6:159 of the NCC, any such assignment and/or transfer referred to in paragraph 14.1 of this Article 14 (Assignment), including by means of an assumption of debt (schuldoverneming), or transfer of agreement (contractsover-neming), as applicable.

14.4 The Pledgee shall be entitled to impart any information concerning the Pledgor, the Pledged Shares and the Shareholder's Rights to any successor or proposed successor according to paragraph 14.1 of this Article 14 (Assignment), subject to the confidentiality provision of the Credit Agreement.

15.   NO NULLIFICATION/DISSOLUTION

The Pledgor hereby, to the extent legally possible, waives its right to nullify or have nullified or dissolve or have dissolved the legal acts represented by this Deed pursuant to the Articles 6:228 and/or 6:265 NCC or on any other ground, which waiver is hereby accepted by the Pledgee.

16.   AMENDMENT AND WAIVER

None of the terms and conditions of this Deed may be changed, waived, modified or varied in any manner whatsoever unless otherwise agreed in writing between the parties.

17.   PARTIAL INVALIDITY

In the event that a provision of this Deed is invalid, illegal, not binding, or unenforceable (either in whole or in part), the remainder of this Deed shall continue to be effective to the extent that, in view of the Deed's substance and purpose, such remainder is not inextricably related to and therefore in severable from the invalid, illegal, not binding or unenforceable provision. The parties to this Deed shall make every effort to reach agreement on a new clause which differs as little as possible from the invalid, illegal, not binding or unenforceable provision, taking into account the substance and purpose of this Deed.

18.   TERMINATION

18.1 The security shall be released, at the request and expense of the Pledgor, upon (A) the expiry of the Security Period and/or (B) at any time prior to the expiry of the Security Period, upon the sale of Pledged Shares and/or Shareholders Rights, a Permitted Restructuring or other transaction permitted by the Credit Agreement that requires the security to be released as contemplated by the Credit Agreement.

18.2 It is expressly agreed that the Pledgee, will be entitled at any time to terminate, in whole or in part by notice (opzegging) its rights of pledge created by this Deed and the contractual arrangements set forth herein.

19.   GOVERNING LAW

This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed and the rights of pledge created hereby shall be governed by and construed in accordance with the laws of the Netherlands.

20.   JURISDICTION

20.1 Any disputes arising out of or in connection with this Deed or the rights of pledge created hereby shall be submitted in first instance to the competent court at Rotterdam, the Netherlands.

20.2 Nothing in paragraph 21.1 of this Article 21 (Jurisdiction) shall limit the Pledgee's right to bring proceedings against the Pledgor in any other court or competent jurisdiction.

21.   CIVIL LAW NOTARY

The Pledgor is aware of the fact that the undersigned civil law notary works with NautaDutilh N.V., the firm that has advised the Pledgee in this transaction. With reference to the Code of Conduct ("Verordening beroeps- en gedragsregels") of the Royal Notarial Professional organisation ("Koninklijke Notariele Beroepsorganisatie KNB"), the parties to this Deed herewith explicitly agree that he executes this Deed.

22.   AUTHORITY AND POWERS OF ATTORNEY

22.1 The person appearing as mentioned under A has been granted one (1) power of attorney by means of one (1) non-notarial instruments of attorney. The person appearing as mentioned under B has been granted one (1) power of attorney by means of one (1) non-notarial instrument of attorney. The instruments of attorney will immediately after this Deed has been executed be attached to this Deed.

22.2 If a party to this Deed is represented by an attorney in connection with the signing and/or execution of this Deed or any other deed, agreement or document referred to herein or made pursuant hereto and the relevant power of attorney is governed by the laws of the Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and the extent of such attorney's authority and the effects of the exercise thereof.

FINAL PART

The persons appearing before me are known to me, civil-law notary.

This Deed was executed in Rotterdam on the date mentioned in its heading.

After I, civil-law notary, had conveyed and explained the contents of the Deed in substance to the persons appearing, they declared that they had taken note of the contents of the Deed, agreed with the contents and did not wish it to be read out in full.

Following a partial reading, the Deed was signed by the persons appearing and me, civil-law notary at

                                   SCHEDULE 1

                            LETTER TO PROCESS SERVER

BY REGISTERED MAIL

To: [name of firm Process Server]

[Place, Date]

Dear Sirs,

re: Serving of a notarial copy of a notarial deed of pledge of shares

Further to our telephone conversation earlier today, please find herewith a notarial copy of the notarial deed of pledge of shares in the capital of Forasub B.V., which deed was executed on [ ] before Mr. M.F.E. de Waard-Preller, civil law notary.

Since the company referred to above is not a party to the deed, I kindly request you to, in accordance with Article 2:196a and 2:196b of the Netherlands Civil Code, serve the notarial copy of the deed of pledge to the management of Forasub B.V., having its registered office at Rotterdam, the Netherlands with address:
Schouwburgplein 30-34, 3012 CL Rotterdam, the Netherlands.

I look forward to receiving your written confirmation of serving the deed of pledge to the company referred to above.

Yours sincerely,

[ ]

NautaDutilh N.V.

AANGETEKEND

Aan: [naam Deurwaarderskantoor]

[Plaats, Datum]

betreft: Betekening van een notarieel afschrift van een notariele akte van verpanding van aandelen

Geachte heer,

Met referte aan ons telefonisch onderhoud van heden, treft u hierbij aan een notarieel afschrift van een notariele akte van verpanding van aandelen in het kapitaal van Forasub B.V., welke akte op [ ] is verleden voor Mr. M.F.E. de Waard-Preller, notaris.

Aangezien de hierboven genoemde vennootschap geen partij is bij de betreffende akte, verzoek ik u hierbij vriendelijk, ingevolge het bepaalde in de artikelen 196a en 196b van Boek 2 van het Burgerlijk Wetboek, het afschrift van de pandakte rechtsgeldig te betekenen aan Forasub B.V. statutair gevestigd te Rotterdam, Nederland en kantoor houdende aan het Schouwburgplein 30-34, 3012 CL Rotterdam, Nederland.

Graag ontvang ik van u een bevestiging van de betekening aan voormelde vennootschap.

Met vriendelijke groet,

[ ]

NautaDutilh N.V.

                                    EXHIBIT K

                                  INITIAL RIGS


PART I

                                                                                             OPERATING
       RIG                       REGISTERED OWNER              FLAG          LOCATION          STATUS
       ---                       ----------------              ----          --------          ------
Pride Alabama                       Pride Drilling LLC       Vanuatu       GOM (Mexico)       operating
Pride Alaska                      Pride Central America      Vanuatu       GOM (Mexico)       operating
                                       LLC
Pride Arkansas                      Pride Drilling LLC       Vanuatu       GOM (Mexico)       operating
Pride Arizona                  Pride Offshore, Inc.             US             GOM            operating
Pride California            Pride Central America LLC         Panama       GOM (Mexico)       operating
Pride Colorado                  Pride Drilling LLC           Vanuatu       GOM (Mexico)       operating
Pride Florida                  Pride Offshore, Inc.             US             GOM            operating
Pride Georgia                  Pride Offshore, Inc.             US             GOM            operating
Pride Hawaii             Pride Offshore International LLC    Vanuatu         SE Asia          operating
Pride Kansas                       Pride Offshore, Inc.       Panama           GOM            operating
Pride Louisiana            Mexico Drilling Limited LLC        Panama       GOM (Mexico)       operating
Pride Michigan                 Pride Offshore, Inc.             US             GOM            operating
Pride Mississippi           Pride Central America LLC        Vanuatu       GOM (Mexico)       operating
Pride Missouri                 Pride Offshore, Inc.             US             GOM            operating
Pride Nebraska              Pride Central America LLC        Vanuatu       GOM (Mexico)       operating
Pride Nevada               Mexico Drilling Limited LLC       Vanuatu       GOM (Mexico)       operating
Pride New Mexico               Pride Offshore, Inc.             US             GOM            operating
Pride North America          Pride North America LLC         Vanuatu        W. Africa         operating
Pride North Dakota       Pride Offshore International LLC    Vanuatu         Nigeria          operating
Pride Oklahoma              Pride Central America LLC         Panama       GOM (Mexico)       operating
Pride Rotterdam          Pride Offshore International LLC    Vanuatu          N. Sea          operating
Pride South Carolina       Mexico Drilling Limited LLC       Vanuatu       GOM (Mexico)       operating
Pride South Pacific              Pride South Pacific LLC      Panama        W. Africa         operating
Pride Tennessee                 Pride Drilling LLC           Vanuatu       GOM (Mexico)       operating
Pride Texas                         Pride Drilling LLC        Panama       GOM (Mexico)       operating
Pride Utah                         Pride Offshore, Inc.       Panama           GOM             stacked
Pride Wisconsin             Pride Central America LLC         Panama       GOM (Mexico)       operating
Pride Wyoming                      Pride Offshore, Inc.       Panama           GOM             stacked

PART II

RIG

1002 E
1003 E
1005 E
1006 E
14
200
210
220
650 E
651 E
653 E
750 E
751 E

                                    EXHIBIT M

                              OPCO LOAN COLLATERAL

Al Baraka

Alligator

Barracuda

Piranha

Pride Venezuela

EXHIBIT N

EXISTING LIENS

                                                                   AMOUNT /
               LIEN                          ENTITY                CAPACITY        DATE                 DESCRIPTION
CREDIT FACILITIES
Credit Lyonnais as Administrative    Pride Offshore             $  250,000,000   6/20/2002   Secured revolving credit facility,
Agent                                                                                        $125,000,000 outstanding at March
                                                                                             2004
Credit Lyonnais as Administrative    Pride Offshore             $  196,500,000  12/29/2003   Secured term loan facility
Agent
Natexis Banques Populaires as Lead   Pride Foramer SAS and      $  180,000,000  10/24/2003   Secured revolving credit facility,
Arranger                             Forasub BV                                              $129,000,000 outstanding at March
                                                                                             2004
*                                    ITM for sibnieft           $      457,981   10/1/2001   $ 2 595 228 are Non recourse against
                                                                                             ITM
*                                    Somaser for sibnieft       $    1,401,754   10/1/2001   $ 7 943 275 are Non recourse against
                                                                                             SOMASER

PROJECT FINANCE LOANS
Arranger                             Petrodrill 6               $   79,336,578    8/1/2001   Petrodrill 6 - Pride Brazil
                                                                                             contruction debt
Arranger                             Petrodrill 7               $   79,336,578    8/1/2001   Petrodrill 7 - Pride Carlos Walter
                                                                                             construction debt
Arranger                             Andre Maritime Ltd. /      $  301,350,775   4/27/2004   Pride Angola / Africa drillship
                                     Martin Maritime Ltd.                                    non-recourse note payable
N.V. Marubeni Benelux S.A. and       Peforaciones Western       $      950,000   8/29/1994   Limited recourse term collateralized
Nittetsu Shoji Co. Ltd.              C.A.                                                    term loan on Pride I
N.V. Marubeni Benelux S.A. and       Peforaciones Western       $      950,000   8/29/1994   Limited recourse term collateralized
Nittetsu Shoji Co. Ltd.              C.A.                                                    term loan on Pride II
General Foods Credit Investors       Pride Amethyst Ltd.        $   76,163,000   2/26/1999   FIN 46R consolidated lease - GE
No. 3                                                                                        Capital
Compagnie Financiere de CIC et De    Sonamer SAS                $   14,781,487   12/3/2001   Pride Cabinda jackup - non recourse
L'Union Europeenne, as Arranger                                                              in excess of 10 M$

CAPITAL LEASES
Foramer                              Foramer                    $            -    5/2/1997   Bail Materiel derrick set 27
Forasol                              Forasol                    $      313,342           -   Baticentre district office leasing
Somaser                              Somaser                    $      142,373           -   Baticentre district office leasing
LaSalle National Leasing             Pride International,       $    3,793,000    5/1/1998   Capital lease on platform rig 1501E
Corporation                          Inc.
First Security Bank, N.A.            Pride International,       $    4,119,000    4/1/1998   Capital lease on platform rig 1502E
                                     Inc.
BTM Capital Corporation              Pride International,       $    3,373,000   12/1/1997   Capital lease on platform rig 1004E
                                                                --------------
TOTAL                                                           $1,192,968,868
                                                                --------------

EXHIBIT O

EXISTING DEBT

                                                  AMOUNT /      6/29/2004      6/30/2004
           DEBT             BORROWING ENTITY      CAPACITY     OUTSTANDING    OUTSTANDING      DATE           DESCRIPTION
CREDIT FACILITIES
Credit Lyonnais as        Pride Offshore        $250,000,000  $100,000,000                  6/20/2002   Secured revolving
Administrative Agent                                                                                    credit facility,
                                                                                                        $125,000,000
                                                                                                        outstanding at March
                                                                                                        2004
Credit Lyonnais as        Pride Offshore        $196,500,000  $196,500,000                 12/29/2003   Secured term loan
Administrative Agent                                                                                    facility
Natexis Banques           Pride Foramer SAS     $180,000,000  $129,000,000   $129,000,000  10/24/2003   Secured revolving
Populaires as Lead        and Forasub BV                                                                credit facility,
Arranger                                                                                                $129,000,000
                                                                                                        outstanding at March
                                                                                                        2004
B.P. Val France - FM      Pride Forasol         $  3,341,000  $          -                   1/3/1997   Short term revolving
                          Entities                                                                      credit facility
B.P. Val France - FM      Pride Forasol         $  1,500,000  $          -                   1/6/2000   Short term revolving
                          Entities                                                                      credit facility
Banco Rio de la Plata     Pride International   $  2,367,000  $          -                          -   Short term revolving
S.A.                      S.R.L.                                                                        credit facility
Banex                     Pride International   $  3,384,000  $          -                          -   Short term revolving
                          S.R.L.                                                                        credit facility
Banco Frances             Pride International   $  1,015,000  $          -                          -   Short term revolving
                          S.R.L.                                                                        credit facility
Bank Boston               Pride International   $  1,015,000  $          -                          -   Short term revolving
                          S.R.L.                                                                        credit facility
Lloyds Bank               Pride International   $  1,015,000  $          -                          -   Short term revolving
                          S.R.L.                                                                        credit facility
BNP                       Pride Forasol         $ 12,000,000  $ 12,000,000   $ 12,000,000   6/30/2001   Short term revolving
                          Entities                                                                      credit facility
CA Ile de France          Pride Forasol         $  5,000,000  $          -                  2/15/2001   Short term revolving
                          Entities                                                                      credit facility
Calyon                    Pride Forasol         $  5,000,000  $          -                   9/8/2000   Short term revolving
                          Entities                                                                      credit facility
C.I.C                     Pride Forasol         $  6,000,000  $          -                  8/20/1998   Short term revolving
                          Entities                                                                      credit facility
Credit Lyonnais           Pride Forasol         $ 10,000,000  $  6,340,000   $  3,684,000   11/9/1998   Short term revolving
                          Entities                                                                      credit facility
NATEXIS                   Pride Forasol         $  7,500,000  $  7,500,000   $  7,500,000   4/10/2000   Short term revolving
                          Entities                                                                      credit facility
Export Credit financing   ITM for sibnieft      $    457,981  $  1,316,172   $    457,981   10/1/2001   $ 2 595 228 are Non
Coface /NATEXIS &                                                                                       recourse against ITM
COMMERZBANK *
Export Credit financing   Somaser for sibnieft  $  1,401,754  $  2,221,251   $  1,401,754   10/1/2001   $ 7 943 275 are Non
Coface /NATEXIS &                                                                                       recourse against
COMMERZBANK *                                                                                           SOMASER

SENIOR NOTES
Senior Notes 9.375% due   Pride                 $175,000,000  $175,000,000                   5/2/1997   Senior Notes 9.375%
2007                      International, Inc.                                                           due 2007
Senior Notes 10% due      Pride                 $200,000,000  $200,000,000                  5/21/1999   Senior Notes 10% due
2009                      International, Inc.                                                           2009

CONVERTIBLE DEBT
Convertible Senior Notes  Pride                 $300,000,000  $300,000,000                  2/26/2002   Convertible Senior
2.5% due 2007             International, Inc.                                                           Notes 2.5% due 2007
Convertible Senior Notes  Pride                 $300,000,000  $300,000,000                  4/22/2003   Convertible Senior
3.25% due 2033            International, Inc.                                                           Notes 3.25% due 2033
Drillpetro Inc.           Pride                 $ 74,324,586  $ 74,324,586                   3/1/2001   Convertible senior
                          International, Inc.                                                           notes for purchase
                                                                                                        of Pride Carlos
                                                                                                        Walter and Pride
                                                                                                        Brazil interests
Subordinated Zero Coupon  Pride                 $  1,095,000  $  1,095,000                  4/20/1998   Subordinated Zero
Convertible Debentures    International, Inc.                                                           Coupon Convertible
2.5% due 2021                                                                                           Debentures 2.5% due
                                                                                                        2021

PROJECT FINANCE LOANS
Compagnie Financiere de   Petrodrill 6          $ 79,336,578  $ 79,336,578   $ 79,336,578    8/1/2001   Petrodrill 6 - Pride
CIC et De L'Union                                                                                       Brazil contruction
Europeenne, as Arranger                                                                                 debt
Compagnie Financiere de   Petrodrill 7          $ 79,336,578  $ 79,336,578   $ 79,336,578    8/1/2001   Petrodrill 7 - Pride
CIC et De L'Union                                                                                       Carlos Walter
Europeenne, as Arranger                                                                                 construction debt
Compagnie Financiere de   Andre Maritime Ltd.   $301,350,775  $278,535,000   $278,885,376   4/27/2004   Pride Angola /
CIC et De L'Union         / Martin Maritime                                                             Africa drillship
Europeenne, as Arranger   Ltd.                                                                          non-recourse note
                                                                                                        payable
N.V. Marubeni Benelux     Peforaciones Western  $    950,000  $    950,000                  8/29/1994   Limited recourse
S.A. and Nittetsu Shoji   C.A.                                                                          term collateralized
Co. Ltd.                                                                                                term loan on Pride I
N.V. Marubeni Benelux     Peforaciones Western  $    950,000  $    950,000                  8/29/1994   Limited recourse
S.A. and Nittetsu Shoji   C.A.                                                                          term collateralized
Co. Ltd.                                                                                                term loan on Pride II
General Foods Credit      Pride Amethyst Ltd.   $ 76,163,000  $ 76,163,000                  2/26/1999   FIN 46R consolidated
Investors No. 3                                                                                         lease - GE Capital
Compagnie Financiere de   Sonamer SAS           $ 14,781,487  $          -                  12/3/2001   Pride Cabinda jackup
CIC et De L'Union                                                                                       - non recourse in
Europeenne, as Arranger                                                                                 excess of 10 M$

CAPITAL LEASES
Foramer                   Foramer               $          -  $          -                   5/2/1997   Bail Materiel
                                                                                                        derrick set 27
Forasol                   Forasol               $    313,342  $    359,300   $    313,342           -   Baticentre district
                                                                                                        office leasing
                                                                                                        outstanding in Euro
                                                                                                        Rate to be adjusted
Somaser                   Somaser               $    142,373  $    163,254   $    142,373           -   Baticentre district
                                                                                                        office leasing
                                                                                                        outstanding in Euro
                                                                                                        Rate to be adjusted
LaSalle National Leasing  Pride                 $  3,793,000  $  3,793,000                   5/1/1998   Capital lease on
Corporation               International, Inc.                                                           platform rig 1501E
First Security Bank,      Pride                 $  4,119,000  $  4,119,000                   4/1/1998   Capital lease on
N.A.                      International, Inc.                                                           platform rig 1502E
BTM Capital Corporation   Pride                 $  3,373,000  $  3,373,000                  12/1/1997   Capital lease on
                          International, Inc.                                                           platform rig 1004E

Note:

For Sibneft / SOMASER: Total amount due to Natexis is $ 9 345 029 Coface guarantee for 85 %

For Sibneft / ITM: Total amount due to Natexis is $ 3 053 209 Coface guarantee for 85 %

FOR SONAMER: PRIDE CABINDA :

FOR FORASUB: NATEXIS : amount = 129 000 000 (trA1=79 000 ; trA2= 40 000 ; trc = 10 000)

                                   EXHIBIT P-1

                            FORM OF VESSEL MORTGAGES

            FIRST PREFERRED FLEET MORTGAGE (this "Mortgage") made this 7th day of July, 2004, by PRIDE OFFSHORE, INC., a Delaware corporation (the "Shipowner") with an address at: c/o Pride International, Inc., 5847 San Felipe, Suite 3300, Houston, TX 77056, USA, to CITIBANK, N.A., with an address at 399 Park Avenue, New York, New York 10043, not in its individual capacity, but solely as Trustee (together with its successors in trust and assigns, the "Mortgagee"), pursuant to that certain Master Vessel and Trust Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Master Vessel and Trust Agreement") between CITIBANK, N.A., as Collateral Agent under the Credit Agreement (as defined below) and CITIBANK, N.A., as Trustee, a copy of a form of which, including exhibits thereto, is annexed hereto as Exhibit A, and made a part hereof. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement (as defined below), a copy of a form of which, including certain exhibits, is annexed hereto as Exhibit B and made a part hereof.

            WHEREAS:

            1. Pursuant to the Master Vessel Trust Agreement, the Mortgagee has agreed to act as Trustee and hold this Mortgage;

            2. The Shipowner is a party to the Credit Agreement dated as of July 7, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Shipowner, as borrower (the "Borrower"), Mortgagee, Citicorp North America, Inc., as Administrative Agent, Citibank, N.A., as Collateral Agent, the Lenders (as defined therein), the Guarantors named therein, and the Issuing Banks (as defined therein) pursuant to which the Lenders have agreed from time to time to extend (x) credit and/or issue letters of credit for the benefit of the Borrower in an aggregate amount up to Five Hundred Million United States Dollars (US$500,000,000.00) and (y) a term loan facility in an aggregate principal amount of Three Hundred Million United States Dollars (US$300,000,000.00), aggregating a principal amount of Eight Hundred Million United States Dollars (US$800,000,000), which amount is the principal amount of this Mortgage.

            3. The Shipowner is the sole owner of the whole of the United States flag vessels and rigs (collectively, the "Vessels"), each duly documented in the name of the Shipowner under the laws and flag of the United States of America, each qualified to engage in the trade specified, which Vessels are further described on Schedule I attached hereto and made a part hereof; and

            4. The Shipowner may enter, after the date hereof, into one or more Hedging Agreements with one or more Secured Hedged Providers.

            5. The Shipowner, in order to secure its obligations as Borrower under the Credit Agreement and the other Credit Documents, and the payment of all other sums of money (whether for principal, premium, if any, interest, fees, expenses, indemnities or otherwise) from time to time payable by the Shipowner under this Mortgage and the other Credit Documents to which it is a party and any Hedging Agreement(s) that it may enter into, and to secure the performance and observance of all agreements, covenants and provisions contained in this Mortgage, the other Credit Documents (collectively, the "Obligations"), has duly authorized the execution and delivery of this Mortgage.

            NOW, THEREFORE, to secure the prompt payment of the Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in the Credit Agreement, this Mortgage and the other Credit Documents, the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over, and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over unto the Mortgagee the whole of each Vessel, together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to each such Vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid;

            TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and its successors' and assigns' own use, benefit and behoof forever;

            PROVIDED, HOWEVER, and these presents are upon the condition that, if the Shipowner or its successors or assigns shall pay or cause to be paid or there shall otherwise be paid in full, the Obligations in accordance with the terms hereof and of the Credit Agreement and the other Credit Documents, and shall perform and observe or cause to be performed and observed all of the agreements, covenants and provisions contained in this Mortgage, the Credit Agreement and the other Credit Documents, and the Credit Agreement and all Commitments and Letters of Credit shall terminate or expire, this Mortgage and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect.

            IT IS HEREBY COVENANTED, DECLARED AND AGREED that the property above described is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I
COVENANTS OF THE SHIPOWNER

            The Shipowner covenants and agrees with the Mortgagee as follows:

            SECTION 1.1. The Shipowner will make payment when due of all Obligations from time to time payable by the Shipowner under the Credit Agreement and the other Credit Documents and will observe, perform and comply with the covenants, terms and conditions herein and in the Credit Agreement and the other Credit Documents, on its part to be observed, performed or complied with.

            SECTION 1.2. The Shipowner is and shall remain duly qualified to own, document and operate the Vessels under the applicable laws and regulations of the United States endorsed for the respective trade in which they are engaged from time to time. The Vessels are duly documented in the name of the Shipowner as owner under the laws of the United States.

            SECTION 1.3. The Shipowner lawfully owns and is lawfully possessed of each Vessel free from any lien, charge or encumbrance whatsoever (except for this Mortgage and the Collateral Permitted Liens), and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

            SECTION 1.4. The Shipowner has caused this Mortgage to be duly filed and will cause it to be duly recorded and will comply with and satisfy all of the provisions and requirements of Chapter 313 of Title 46 of the United States Code and the regulations in effect thereunder from time to time, as amended, in order to establish, perfect and maintain this Mortgage as a valid, enforceable and duly perfected first preferred mortgage lien thereunder upon the Vessels and upon all renewals, replacements and improvements made in or to the same for the amount of the Obligations.

            SECTION 1.5. The Shipowner will not (i) cause or permit the Vessels to be operated in any manner contrary to law, (ii) engage in any unlawful trade or violate any law, (iii) carry any cargo that will expose any Vessel to penalty, confiscation, forfeiture, capture or condemnation, or (iv) do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of any of the Vessels under the laws and regulations of the United States, if such actions described in this sentence could reasonably be expected to result in a Material Adverse Effect (as defined in the Credit Agreement). The Shipowner will at all times keep each Vessel duly documented as an United States flag vessel under Chapter 121 of Title 46 of the United States Code, eligible for the trade of the United States in which it is engaged from time to time.

            SECTION 1.6. [Intentionally Omitted]

            SECTION 1.7. Neither the Shipowner, any charterer, the Master of any Vessel nor any other person has or shall have any right, power or authority to create, incur or permit (if such action could reasonably be expected to result in a Material Adverse Effect) to be placed or imposed or continued upon the Vessels any lien whatsoever other than this Mortgage and Collateral Permitted Liens.

            SECTION 1.8. The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board each Vessel with her papers and will cause such certified copy and such Vessel's marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than Collateral Permitted Liens, and to any representative of the Mortgagee; and the Shipowner will place and keep prominently displayed in the chart room and in the Master's cabin of each Vessel, or in the case of a rig, in a prominent place aboard the rig, or in such location as the rig's papers are kept, a framed printed notice in plain type reading as follows:

                               "NOTICE OF MORTGAGE

      This Vessel is covered by a First Preferred Fleet Mortgage to Citibank, N.A., as Trustee. Under the terms of said Mortgage, neither the Shipowner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than Collateral Permitted Liens (as defined in the Credit Agreement attached to the First Preferred Ship Mortgage)."

            SECTION 1.9. Except for this Mortgage and Collateral Permitted Liens, the Shipowner will not suffer to be continued any lien referenced in
Section 5.02 of the Credit Agreement, encumbrance or charge on any Vessel for longer than 30 days, and in due course and in any event within 60 days after the same becomes due and payable, the Shipowner will pay or cause to be discharged or make adequate provision for the satisfaction or discharge of all claims or demands (except to the extent that the same shall concurrently be contested by the Shipowner in good faith by appropriate proceedings that shall not affect the continued release of the relevant Vessel), or will cause the relevant Vessel to be released or discharged from any lien, encumbrance or charge therefor.

            SECTION 1.10. (a) If a libel or complaint be filed against any Vessel or any Vessel be otherwise attached, arrested, levied upon or taken into custody under process or color of legal authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee by facsimile, confirmed by letter, at its address, as specified in this Mortgage, and within 30 days will cause such Vessel to be released and all liens thereon other than this Mortgage and Collateral Permitted Liens to be discharged (except to the extent that the claim giving rise to such lien shall concurrently be contested by the Shipowner in good faith by appropriate proceedings that shall not affect the release of such Vessel) and will promptly notify the Mortgagee thereof in the manner aforesaid.

            (b) If the Shipowner shall fail or neglect to furnish proper security or otherwise to release such Vessel from libel, arrest, levy, seizure or attachment within the time period required by Section 1.10(a) above, the Mortgagee or any person acting on behalf of the Mortgagee may furnish security to release such Vessel and by so doing shall not be deemed to cure the default of the Shipowner.

            SECTION 1.11. (a) Except while such Vessel is undergoing repairs, maintenance or is in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, each Vessel (i) in good running order and repair, so that each Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and (ii) in at least as good condition as when originally delivered by her builder, ordinary wear and tear excepted; and will keep each Vessel, or cause her to be kept, in such condition as will entitle her to such classification rating with the American Bureau of Shipping or other classification society of like standing reasonably acceptable to the Mortgagee that companies engaged in the operation of vessels of the same type, size, age and flag as the Vessels maintain respecting their vessels with such classification society. Notwithstanding the foregoing, if a Vessel is affected by a Casualty Event, the Shipowner shall either make all necessary repairs and replacements to such respective Vessel or apply the Casualty Proceeds as provided in the Credit Agreement.

            (b) Each Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, rules and regulations to the extent set forth in the Credit Agreement, and each Vessel shall have on board as and when required thereby certificates showing compliance therewith.

            (c) The Shipowner will not make, or permit to be made, any substantial change in the structure, type or speed of any Vessel or change in the rig of any Vessel, if any such change would or could reasonably be expected to have a material adverse effect on the rights or interest of the Mortgagee to any of the terms in any of the instruments of insurance referred to in Section 5.01(c) of the Credit Agreement.

            (d) The Shipowner may, in the ordinary course of maintenance, repair or overhaul of each Vessel, remove any item of property constituting a part of such Vessel, provided such item of property is replaced to the extent necessary to maintain such Vessel in the condition required herein or in the Credit Agreement. Any such replacement item of property, shall, without necessity of further act, become part of such Vessel and subject to this Mortgage.

            SECTION 1.12. [Intentionally Omitted]

            SECTION 1.13. Without giving prior written notice thereof to the Mortgagee, the Shipowner will not transfer or change the flag or port of documentation of any of the Vessels.

            SECTION 1.14. The Shipowner will not sell, mortgage or transfer any Vessel without the prior written consent of the Mortgagee, except as provided in
Section 5.02(o) of the Credit Agreement. The Shipowner will not charter any Vessel on a demise or bareboat basis, except as permitted in Section 5.02(o) of the Credit Agreement.

            SECTION 1.15. [Intentionally Omitted]

            SECTION 1.16. Upon request from the Mortgagee, the Shipowner will reimburse the Mortgagee promptly, in accordance with Section 10.04 of the Credit Agreement, for any and all expenditures which the Mortgagee may from time to time reasonably make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys' fees and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

            SECTION 1.17. [Intentionally Omitted]

            SECTION 1.18. In the event that at any time and from time to time this Mortgage or any provisions hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then the Shipowner, forthwith upon the request of the Mortgagee, will execute, on its own behalf, such other and further assurances and documents as reasonably requested by the Mortgagee to more effectually subject the Vessels to the payment of the principal sum of the Obligations, as in this Mortgage provided, and the performance of the terms and provisions of this Mortgage.

            SECTION 1.19. In the event of the requisition (whether of title or use), condemnation, sequestration, seizure or forfeiture of any Vessel by any governmental or purported authority or by anyone else, any payments in respect thereof shall be paid to the Shipowner, and the Shipowner shall cause any such payment to be applied in accordance with the terms of the Credit Agreement, and the Shipowner will give prompt written notice to the Mortgagee of all such events.

ARTICLE II
EVENTS OF DEFAULT AND REMEDIES

            SECTION 2.1. In case an "Event of Default" shall have occurred and be continuing as defined in the Credit Agreement, then, in each and every such case, the Mortgagee shall have the right to:

            (a) declare immediately due and payable all of the Obligations (in which case all of the same shall be immediately due), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Obligations and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

            (b) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law, including but not limited to, the provisions of Chapter 313 of Title 46 of the United States Code and the regulations in effect thereunder from time to time, as amended;

            (c) take and enter into possession of the Vessels, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessels and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use such Vessels for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessels or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessels and charging upon all receipts from the use of the Vessels or from the sale thereof by court proceedings or pursuant to subsection
(4) next following, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessels, the Mortgagee shall have the right to dock the Vessels for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock them at any other place at the cost and expense of the Shipowner, and the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessels as demanded; and the Shipowner hereby irrevocably instructs the Masters of the Vessels so long as this Mortgage is outstanding to deliver the Vessels to the Mortgagee as demanded;

            (d) inspect and make copies of all original class records held by the Classification Society relating to such Vessel; and/or

            (e) take and enter into possession of the Vessels, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell such Vessels, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the Mortgagee may deem advisable (without necessity of bringing the Vessels to the place designated for such sale), free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

            (i) by publishing such notice for 10 consecutive days in a daily newspaper of general circulation published in New York City;

            (ii) if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

            (iii) by mailing a similar notice to the Shipowner at its last known address on the day of first publication;

and notice of the time and place of any private sale by mailing such notice to the Shipowner at its last known address.

            SECTION 2.2. Any sale of any Vessel or any share therein made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto and shall bar any claim from the Shipowner, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In the case of any such sale, the Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale with respect to the Obligations after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited with respect to the Obligations. At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

            SECTION 2.3. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, after the occurrence and during the continuation of an Event of Default, in the name and on behalf of the Shipowner, a good conveyance of the title to each Vessel so sold. In the event of any sale of any Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel and other related documents, as the Mortgagee may direct or approve. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

            SECTION 2.4. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner in the name of the Shipowner to, after the occurrence and during the continuation of an Event of Default, demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of each Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries of each Vessel, recoveries in general average or otherwise in respect of any Vessel, and all other sums in respect of any Vessel, due or to become due at the time of the occurrence and during the continuation of any Event of Default, or in respect of any insurance thereon, from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

            SECTION 2.5. Whenever any right to enter and take possession of any Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of such Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

            SECTION 2.6. The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to, after the occurrence and during the continuation of an Event of Default, appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against any Vessel because of or on account of an alleged lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

            SECTION 2.7. The Shipowner covenants that at any time that any Obligations shall be due and payable (whether by acceleration or otherwise), the Mortgagee may demand the payment thereof; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee's agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder. All moneys collected by the Mortgagee under this Section 2.7 shall be applied by the Mortgagee in accordance with the terms of the Credit Agreement.

            SECTION 2.8. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty, by statute or under any Credit Document or other agreement, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Obligations after any Event of Default or of any payment on account of any past Event of Default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

            SECTION 2.9. If at any time after an Event of Default and prior to the actual sale of any Vessel by the Mortgagee or prior to any foreclosure proceedings, the Shipowner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at a rate equal to the default rate payable pursuant to Section 2.05(c)(ii) of the Credit Agreement, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

            SECTION 2.10. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

            SECTION 2.11. The proceeds of any sale of any Vessel and the net earnings of any charter operation or drilling contract or other use of any Vessel by the Mortgagee under any of the powers herein specified in this Article II, as well as any and all other moneys received by the Mortgagee pursuant to or under any of the provisions of Article I hereof or this Article II or in any proceedings pursuant to this Article II, shall be held and applied by the Mortgagee from time to time as provided in the Credit Agreement. In the event that the proceeds and amounts referred to above received by the Mortgagee are insufficient to pay in full the Obligations, the

Mortgagee shall be entitled to collect the balance from the Shipowner or from any other person or entity liable therefor.

            SECTION 2.12. Unless and until one or more Events of Default shall occur and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessels and (b) to the extent permitted by Section 5.02(o) of the Credit Agreement shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, out fit, apparel, furniture, fittings, equipment, spares, fuel, stores or any other appurtenances of the Vessels, provided such item of property is replaced as necessary to maintain such Vessel in the condition required herein or in the Credit Agreement, and such replacement item, if any, shall forthwith become subject to the lien of this Mortgage as a first preferred mortgage thereon.

ARTICLE III
SUNDRY PROVISIONS

            SECTION 3.1. The maximum principal amount that may be outstanding under this Mortgage at any time is Eight Hundred Million United States Dollars (US$800,000,000), and for purposes of recording this Mortgage, the total amount of this Mortgage is Eight Hundred Million United States Dollars (US$800,000,000), premium (if any) and interest and performance of mortgage covenants. There is no separate discharge amount.

            SECTION 3.2. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment of this Mortgage, the term "Mortgagee" as used in this Mortgage shall be deemed to mean any such assignee.

            SECTION 3.3. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

            SECTION 3.4. (a) In the event that any provision of this Mortgage shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby. Any such invalidity or unenforceability of any provision of this Mortgage in any jurisdiction or nation shall not render such provision invalid or unenforceable under the laws of any other jurisdiction or nation.

            (b) In the event that this Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or any provision hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of this Mortgage, or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole reasonable discretion may deem to be necessary to carry out the true intent of this Mortgage.

            (c) Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision of this Mortgage or portion thereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect and shall cease to be a part of this Mortgage, without affecting the remaining provisions, which shall remain in full force and effect.

            SECTION 3.5. The Shipowner irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Mortgage or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Mortgage or the subject matter hereof may not be enforced in or by such courts. The Shipowner hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Shipowner at its address listed in Section 3.10 hereof. The Shipowner agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 3.5 shall affect the right of the Mortgagee to serve legal process in any other manner permitted by law or affect the right of the Mortgagee to bring any action or proceeding against the Shipowner or its property in the courts of any other jurisdiction.

            SECTION 3.6. This Mortgage may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 3.7. The term "Dollars" or the symbol "$" as used herein shall mean Dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

            SECTION 3.8. Upon the termination of this Mortgage pursuant to the proviso to the Habendum Clause hereof, the Mortgagee, forthwith upon the request of the Shipowner, will execute, on its own behalf, such other and further assurances and documents as requested by the Shipowner to effect such termination and to remove the lien of record of this Mortgage, all at the cost and expense of the Shipowner.

            SECTION 3.9. THE SHIPOWNER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MORTGAGE.

            SECTION 3.10. All notices or other communications required or permitted to be made or given hereunder shall be made in writing and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party's name below, or to such other address as each party hereto may from time to time designate to the others in such manner:

            If to the Mortgagee:

            Citibank, N.A.
            Global Shipping & Logistics, New York
            388 Greenwich Street
            23rd Floor
            New York, NY  10013
            ATTN: Robert H. Malleck, Director
            Facsimile: (212) 816-5429

            with a copy to:

            Holland & Knight LLP
            195 Broadway
            New York, NY 10007
            Attention: Jovi Tenev
            Facsimile: (212) 385-9010

            If to the Shipowner:

            Pride Offshore, Inc.
            c/o Pride International, Inc.
            5847 San Felipe, Suite 3300
            Houston, Texas 77056
            ATTN: Louis A. Raspino, Executive Vice President and Chief Financial
                  Officer

            Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile or by registered air mail shall be deemed to have been validly and effectively given or delivered on the day when received.

            SECTION 3.11. If any Vessel is reflagged as permitted by Section 5.02(y) of the Credit Agreement or is sold, transferred, conveyed or otherwise disposed of as permitted by the Credit Agreement, such Vessel shall be promptly released in writing by the Mortgagee from the lien of this Mortgage and such release shall not affect the Mortgagee's lien on the remaining Vessels.

           [The rest of this page has been left intentionally blank.]

            IN WITNESS WHEREOF, the Shipowner has executed this Mortgage on the day and year first above written.

                                             PRIDE OFFSHORE, INC.

                                             By _________________________
                                             Name: Steven D. Oldham
                                             Title: Vice President and Treasurer

STATE OF _______________   )
                           ) ss. :
COUNTY OF  ____________    )

            On this __ day of _______, 2004, before me personally appeared Steven D. Oldham, to me known, who being by me duly sworn, did depose and say that s/he resides at ______________________________________________________;
that s/he is an authorized individual of PRIDE OFFSHORE, INC., the corporation described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation and that said instrument is the act and deed of said corporation.

                                                -------------------------------
                                                           Notary Public

                                                                       EXHIBIT A
                                                                              TO
                                                        FIRST PREFERRED MORTGAGE

                 [Copy of the Master Vessel and Trust Agreement]

                                                                       EXHIBIT B
                                                                              TO
                                                        FIRST PREFERRED MORTGAGE

              [Copy of the Credit Agreement with certain exhibits]

                                                SCHEDULE I
                                       TO FIRST PREFERRED MORTGAGE

                                        DESCRIPTION OF THE VESSELS
                                  (including the current classification)

                                   EXHIBIT P-2

                        FORM OF ASSIGNMENT OF INSURANCES

            Pride Offshore, Inc. (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware, Pride Drilling, LLC ("Pride Drilling"), a limited liability company organized and existing under the laws of the State of Delaware, Pride Central America, LLC ("Pride Central America"), a limited liability company organized and existing under the laws of the State of Delaware, Pride Offshore International LLC ("Pride Offshore International"), a limited liability company organized and existing under the laws of the State of Delaware, Mexico Drilling Limited LLC ("Mexico Drilling"), a limited liability company organized and existing under the laws of the State of Delaware, Pride South Pacific LLC ("Pride South Pacific"), a limited liability company organized and existing under the laws of the State of Delaware, and Pride North America LLC ("Pride North America"), a limited liability company organized and existing under the laws of the State of Delaware (Borrower, Pride Drilling, Pride Central America, Pride Offshore International, Mexico Drilling, Pride South Pacific and Pride North America each an "Assignor", and collectively, the "Assignors"), each the owner of the vessel(s) listed next to its name on Schedule I attached hereto (the "Vessels"), in consideration of One Dollar ($1) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred and set over, and by this instrument does sell, assign, transfer and set over unto Citibank, N.A., as Collateral Agent and its successors and assigns as such (the "Assignee"), for the benefit of the Lenders (the "Lenders") defined under that certain Credit Agreement dated as of July 7, 2004, (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among, inter alia, the Borrower, the Lenders, the Guarantors named therein, the Issuing Banks (as defined therein), Citicorp North America, Inc., as Administrative Agent and Citibank, N.A., as Collateral Agent, and unto the Assignee's successors and assigns, to its and its successors' and assigns' own proper use and benefit, and, as security for all of the obligations of the Borrower, the Parent and any Subsidiary under the Credit Agreement, the other Credit Documents and any Hedging Agreement, and the payment of all other sums of money (whether for principal, premium, if any, interest, fees, indemnity, expenses or otherwise) from time to time payable by the Borrower, the Parent and any Subsidiary thereunder, and to secure the performance and observance of all agreements, covenants and provisions contained in this Assignment, the Credit Agreement and the other Credit Documents and under any Hedging Agreement (collectively, the "Obligations"), all right, title and interest of each Assignor under, in and to (i) all insurances other than excess liability insurances in respect of the Vessels, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same (the "Insurances"),
(ii) all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of the Insurances, (iii) all other rights of each Assignor under or in respect of the Insurances and (iv) any proceeds of any of the foregoing. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

            Section 1. Representations, Warranties and Covenants. Each Assignor hereby warrants and represents that each of the Insurances is in full force and effect and is enforceable in accordance with its terms and that the Assignors are not in default thereunder. Each Assignor hereby further warrants and represents that, as of the date hereof, there is no effective assignment, pledge or security interest in, the whole or any part of the right, title and interest hereby assigned to the Assignee, except any such assignment, pledge or security interest in favor of the Assignee. Each Assignor hereby covenants that, without the prior written consent thereto of the Assignee, so long as this Assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the

Assignee, and it will not take or omit to take any action not permitted by
Section 5.01(c) of the Credit Agreement, the taking or omission of which might result in an alteration or impairment of the Insurances in any material respect, or of this Assignment or of any of the rights created by the Insurances or this Assignment.

            Each Assignor hereby further covenants and agrees to use commercially reasonable efforts to procure that notice of this Assignment shall be duly given to all underwriters and insurers and that where the consent of any underwriter or insurer is required pursuant to any of the Insurances assigned hereby, such Assignor shall use commercially reasonable efforts to obtain such consent and evidence thereof, which evidence shall be given to the Assignee, or, in the alternative, that in the case of protection and indemnity coverage (if any), each Assignor shall use commercially reasonable efforts to obtain, with the Assignee's approval (which shall not be unreasonably withheld), a letter of undertaking by the underwriters or clubs, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the Insurances assigned hereby such clauses as to additional assured and loss payees as the Assignee may reasonably require or approve. In all cases (except in the case of protection and indemnity coverage through a protection and indemnity association), unless otherwise agreed in writing by the Assignee (which shall not be unreasonably withheld), each Assignor shall use commercially reasonable efforts to cause such slips, cover notes, notices, certificates of entry or other instruments to show the Assignee as additional assured and each Assignor shall use commercially reasonable efforts to cause such policies to provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

            Each Assignor hereby further covenants and agrees to cause its insurance brokers to agree to advise the Assignee as soon as is reasonably practicable by facsimile addressed to it at its address, as specified in this Assignment, of any lapse of any such insurance by expiration, termination, failure to renew or otherwise and of any default in payment of any premium in respect of any insurance on any Vessel. The Assignee shall not be deemed to have knowledge of any such lapse of insurance in the absence of receipt of notice from such brokers. Each Assignor will also cause such brokers to agree to mark their records and to advise the Assignee, by facsimile, addressed as provided above in this subsection, at least fourteen days prior to the expiration date of any insurance carried pursuant to this Assignment, whether such insurance has been renewed or replaced with new insurance which complies with the provisions of Section 5.01(c) of the Credit Agreement. In addition, each Assignor will cause each insurance company, underwriter, club or fund (or an authorized agent thereof) with respect to all insurance required thereby to agree in writing for the benefit of the Assignee that each policy or contract issued by such insurance company, underwriter, club or fund shall not lapse, expire, terminate or be cancelled for any reason whatsoever without at least fourteen days' prior facsimile or cable notice to the Assignee addressed as provided above in this subsection.

            Each Assignor agrees that at any time and from time to time, upon the written request of the Assignee, it will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein granted.

            Any payments to the Assignee made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee.

            Section 2. Freedom of Assignee from Obligations. It is hereby expressly agreed that anything herein contained to the contrary notwithstanding, the Assignors shall remain liable under the Insurances to perform all of the obligations assumed by them thereunder, and the

Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under the Insurances by reason of or arising out of this Assignment. The Assignee shall not be required or obligated in any manner to perform or fulfill any obligations of any Assignor under or pursuant to the Insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by the Assignee or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

            Section 3. Power of Attorney; Financing Statements. The Assignee is hereby constituted the lawful attorney, irrevocably, with full power (in the name of the respective Assignor or otherwise) if an Event of Default has occurred and is continuing to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Insurances, to endorse any check or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. Any action or proceeding brought by the Assignee pursuant to any of the provisions hereof or of the Insurances, and any claim made by the Assignee hereunder or under the Insurances, may be compromised, withdrawn or otherwise dealt with by the Assignee without any notice to, or approval of, the Assignors if an Event of Default has occurred and is continuing. Each Assignor hereby irrevocably authorizes the Assignee, at the Assignors' expense, to file, at any time and from time to time, such financing and continuation statements or papers of similar purpose or effect relating to this Assignment, without any Assignor's signature, as the Assignee at its option may deem appropriate. Each Assignor hereby appoints the Assignee as its attorney-in-fact to execute any such statements in such Assignor's name and to perform all other acts which the Assignee may deem appropriate to perfect and continue the security interests conferred hereby.

            Section 4. Irrevocable Assignment. The powers and authority granted to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable and may not be amended or waived except by an instrument in writing signed by the party against whom enforcement is sought.

            Section 5. Conditions of Assignment. Unless and until an Event of Default shall have occurred and be continuing under the Credit Agreement, and Assignee has given notice in writing to each Assignor of such Event of Default, and Assignee's intent to exercise its rights hereunder, each Assignor shall be entitled to exercise all its rights under the Insurances (subject to the provisions of this Assignment) in all respects as if this Assignment had not been made.

            Section 6. Governing Law.

            (a) This Assignment shall be construed in accordance with and governed by the laws of the State of New York, United States of America, without regard to its conflict of laws rules (other than Section 5-1401 of the New York General Obligations Law). Each Assignor hereby irrevocably submits itself to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Assignment or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Assignment or the subject matter hereof may not be enforced in or by such courts. Each Assignor irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the relevant Assignor at its address specified below. Each Assignor agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of the Assignee to serve legal process in any other manner permitted by law or affect the right of the Assignee to bring any action or proceeding against any Assignor or its property in the courts of any other jurisdiction.

            (b) BY ITS SIGNATURE BELOW WRITTEN EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES UNDER APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            Section 7. Notices. All notices or other communications required or permitted to be made or given hereunder shall be made in writing, in English, and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party's name below, or to such other address as any party hereto may from time to time designate to the others in such manner:

            If to the Assignee:

            Citibank, N.A., as Collateral Agent.
            Global Shipping & Logistics, New York
            388 Greenwich St., 23rd Fl.
            New York, NY 10013
            ATTN: Robert H. Malleck, Director
            Facsimile: (212) 816-5429

            with a copy to:

            Holland & Knight LLP
            195 Broadway
            New York, NY 10007
            Attention: Jovi Tenev
            Facsimile: (212) 385-9010

            If to any Assignor:

            c/o Pride International, Inc.
            5847 San Felipe, Suite 3300
            Houston, Texas 77056
            ATTN: Treasurer with copies to its Assistant Treasurer-Treasury Operations and General Counsel
            Facsimile: 713-789-1430

            Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery. Any communication transmitted by facsimile, or other direct written electronic means, or by registered air mail, shall be deemed to have been validly and effectively given or delivered on the day when received.

            Section 8. Headings. The division of this Assignment into sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of this Assignment.

            Section 9. Termination. This Assignment shall terminate, and be of no further force and effect, upon the payment in full of all of the Obligations, the termination or expiration of the Credit Agreement and all Letters of Credit, and the performance and observance of all agreements, covenants and provisions contained in the Credit Agreement and the other Credit Documents.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, each Assignor have duly caused this Assignment to be duly executed this __ day of July, 2004.

                                           PRIDE OFFSHORE, INC.

                                           By: _________________________________
                                               Name:
                                               Title:

                                           PRIDE DRILLING, LLC

                                           By: _________________________________
                                               Name:
                                               Title:

                                           PRIDE CENTRAL AMERICA, LLC

                                           By: _________________________________
                                               Name:
                                               Title:

                                           PRIDE OFFSHORE INTERNATIONAL LLC

                                           By: _________________________________
                                               Name:
                                               Title:

                                           MEXICO DRILLING LIMITED LLC

                                           By: _________________________________
                                               Name:
                                               Title:

                                           PRIDE SOUTH PACIFIC LLC

                                           By: _________________________________
                                               Name:
                                               Title:

                                           PRIDE NORTH AMERICA LLC

                                           By: _________________________________
                                               Name:
                                               Title:

The terms and conditions of
this Assignment are hereby

ACCEPTED BY:

CITIBANK, N.A.
  as Collateral Agent

By: ___________________________
    Name:
    Title:

                                   SCHEDULE I

                             Description of Vessels

               NAME                                       OWNER
               ----                                       -----
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

                              NOTICE OF ASSIGNMENT

            EACH OF PRIDE OFFSHORE, INC., PRIDE CENTRAL AMERICA, LLC, PRIDE DRILLING, LLC, PRIDE OFFSHORE INTERNATIONAL LLC, MEXICO DRILLING LIMITED LLC, PRIDE SOUTH PACIFIC LLC and PRIDE NORTH AMERICA LLC (together, the "Owners"), owner of the respective vessels listed next to its name on Schedule I attached hereto (the "Vessels"), HEREBY GIVES NOTICE that by an Assignment of Insurances dated July __, 2004 and made by the Owners to Citibank, N.A. as Collateral Agent, and its successors and assigns as such (the "Assignee"), pursuant to, and for the benefit of the Lenders as defined under, that certain Credit Agreement dated as of July __, 2004 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among, inter alia, Pride Offshore, Inc., as Borrower, the Lenders named therein, the Guarantors named therein, the Issuing Banks named therein, Citicorp North America, Inc., as the Administrative Agent and Citibank, N.A., as Collateral Agent, each Owner collaterally assigned to the Assignee all of such Owner's right, title and interest in and to all insurances other than excess liability insurance and the benefit of all insurances (other than excess liability insurance) heretofore, now or hereafter taken out in respect of the Vessels. This Notice and the attached Loss Payable Clauses are to be endorsed on all policies evidencing such insurances.

     Dated: July __, 2004

                                          PRIDE OFFSHORE, INC.

                                          By:______________________
                                             Name:
                                             Title:

                                          PRIDE DRILLING, LLC

                                          By:______________________
                                             Name:
                                             Title:

                                          PRIDE CENTRAL AMERICA, LLC

                                          By:______________________
                                             Name:
                                             Title:

                                          PRIDE OFFSHORE INTERNATIONAL LLC

                                          By:______________________
                                             Name:
                                             Title:

                                          MEXICO DRILLING LIMITED LLC

                                          By:______________________
                                             Name:
                                             Title:

                                          PRIDE SOUTH PACIFIC LLC

                                          By:______________________
                                             Name:
                                             Title:

                                          PRIDE NORTH AMERICA LLC

                                          By:______________________
                                             Name:
                                             Title:

                                   SCHEDULE I

                             Description of Vessels

               NAME                                      OWNER
               ----                                      -----
--------------------------------------    --------------------------------------
--------------------------------------    --------------------------------------
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

                              LOSS PAYABLE CLAUSES

                               Hull and War Risks

            Loss, if any, payable to Citibank, N.A., in its capacity as Collateral Agent pursuant to, and for the benefit of the Lenders (the "Lenders") defined under that certain Credit Agreement dated as of July 7, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Lenders (as defined therein), the Guarantors named therein, and the Issuing Banks (as defined therein), Citicorp North America, Inc., as Administrative Agent and Citibank, N.A., as Collateral Agent to Citibank, N.A., as Collateral Agent (the "Collateral Agent") for distribution by it first to the Collateral Agent and then to the relevant Shipowner as their respective interests may appear, or order, except that, unless the underwriters receive written notice from the Collateral Agent that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, in the case of any loss involving any damage to any Vessel or liability of any Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Shipowner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Shipowner as reimbursement therefor, provided, however, that if such damage involves a loss in excess of U.S. $5,000,000 or its equivalent the underwriters shall not make such payment without first obtaining the written consent thereto of the Collateral Agent.

            In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title of any Vessel, all insurance payments therefor shall be paid to the Collateral Agent, for distribution by it in accordance with the terms of the Credit Agreement.

                                   EXHIBIT P-3

                      FORM OF MASTER VESSEL TRUST AGREEMENT

            THIS MASTER VESSEL AND TRUST AGREEMENT (this "Trust Agreement") is made and entered into as of July 7, 2004 between (A) Citibank, N.A., as Collateral Agent (the "Agent") on behalf of itself and the Lenders (as defined below) under the Credit Agreement (as defined below) and (B) Citibank, N.A., as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined are used herein as defined in that certain Credit Agreement dated as of July 7, 2004, (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Pride Offshore, Inc. (the "Borrower"), the Guarantors, the Lenders, Citicorp North America, Inc., as Administrative Agent, Citibank, N.A., as Collateral Agent, and the Issuing Banks (all as defined therein).

                              W I T N E S S E T H :

            WHEREAS,

      (A) In accordance with the terms of the Credit Agreement, the Lenders and the Issuing Banks have made available to the Borrower Advances up to the aggregate principal amount of U.S. $800,000,000. In addition, the Borrower may enter into certain Hedging Agreements with one or more Secured Hedge Providers;

      (B) The obligations of the Borrower, the Parent, or any Subsidiary under the Credit Documents are defined collectively in the Credit Agreement as the "Obligations";

      (C) In accordance with the terms of the Credit Agreement, the Obligations are to be secured by, inter alia, preferred ship mortgages granted by the Borrower in favor of the Trustee on behalf of the Agent and the Lenders, the Issuing Banks and any Secured Hedge Provider over all Vessels (as defined below) owned by the Borrower that are part of the Collateral;

      (D) The Obligations also are to be secured by, inter alia, guarantees granted by the Guarantors from time to time parties to the Credit Agreement, and those Guarantors that are the owners of Vessels that constitute part of the Collateral will secure their respective guarantees by granting preferred ship mortgages on the Vessels owned by them respectively in favor of the Trustee on behalf of the Agent and the Lenders, the Issuing Banks and any Secured Hedge Provider;

      (E) Preferred ship mortgages as of the date hereof are to be granted by the Borrower and the Guarantors over the Vessels listed in Schedules I, II, and III hereof; and

      (F) The Agent and the Lenders, the Issuing Banks and any Secured Hedge Provider desire the Trustee to hold the Mortgages (as defined below) as Mortgagee in accordance with the terms of this Trust Agreement, and the Trustee is willing to hold the Mortgages as mortgagee in accordance with the provisions hereof, all as hereinafter set forth,

            NOW, THEREFORE, in consideration of the mutual premises, and subject to the terms and conditions provided herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. For all purposes of this Trust Agreement, the following terms shall have the meanings specified below and such meanings are equally applicable both to the singular and plural forms of the terms defined where appropriate:

            (a) "Actual Knowledge" shall mean actual knowledge of an officer of the Trustee who, in the normal performance of his or her operational duties, would have knowledge of such matters and the requirements with respect thereto.

            (b) "Agent" shall have the meaning given that term in the Preamble.

            (c) "Credit Agreement" shall have the meaning given that term in the Preamble.

            (d) "Enforcement" shall mean the exercise of any remedy provided for under any Mortgage or otherwise available by applicable law upon the occurrence of an event of default under any Mortgage.

            (e) "Mortgages" shall mean collectively, the preferred ship mortgages in favor of the Trustee covering (x) the Vessels listed on Schedules I, II and III hereof, and (y) covering any other Vessels that may be identified from time to time by the Agent to the Trustee, as each such mortgage may be amended, supplemented or modified from time to time.

            (f) "Obligations" shall have the meaning defined in the Credit Agreement.

            (g) "Obligors" shall mean collectively, Pride Offshore, Inc. as Borrower and Pride Drilling, LLC, Pride Central America, LLC, Pride Offshore International LLC, Mexico Drilling Limited LLC, Pride South Pacific LLC and Pride North America LLC as Guarantors, and any other entity that owns Vessels that are part of the Collateral and that becomes a Guarantor under and in accordance with the terms of the Credit Agreement.

            (h) "Panama Vessels" shall mean the Panama documented Vessels described in Schedule II hereto.

            (i) "Trust Agreement" shall mean this agreement as amended, supplemented or otherwise modified from time to time, together with all Exhibits and Schedules hereto.

            (j) "Trust Estate" shall mean, and consist of, (i) the Mortgages,
(ii) the Vessels, and (iii) funds and other property which the Trustee acquires in its capacity as Trustee or mortgagee in connection with the Mortgages or the Vessels.

            (k) "Trust Receipt" shall mean a receipt, substantially in the form of Exhibit A hereto, given by the Trustee to the Agent upon receipt of the executed Mortgages.

            (l) "Trustee" shall have the meaning given that term in the Preamble, and any successor trustee.

            (m) "United States Vessels" shall mean the United States documented Vessels described in Schedule I attached hereto.

                        (n) "Vanuatu Vessels" shall mean the Vanuatu documented
            Vessels described in Schedule III attached hereto.

            (o) "Vessels" shall mean the United States Vessels, the Panama Vessels and the Vanuatu Vessels and any other vessels that constitute part of the Collateral from time to time under and in accordance with the terms of the Credit Agreement as identified by the Agent to the Trustee.

                                   ARTICLE II

                              DECLARATION OF TRUST

            Section 2.01. The Trustee hereby declares that it will hold the Trust Estate upon the trust hereinafter set forth, subject to, and upon the terms and conditions of this Trust Agreement, for the sole use and benefit of the Agent in accordance with the terms of the Credit Agreement.

                                   ARTICLE III

                          TRANSFER OF PROPERTY TO TRUST

            Section 3.01. The Agent hereby authorizes the Trustee and the Trustee hereby agrees to accept as a part of the Trust Estate the Mortgages. The Trustee is hereby instructed to execute and deliver as mortgagee the Mortgage covering the Panama Vessels and to accept as Mortgagee the Mortgages covering the United States Vessels and the Vanuatu Vessels. At any time hereafter and from time to time, the Trustee shall execute or enter into or accept, as the case may be, as mortgagee, additional Mortgages upon written direction of the Agent. The Trustee shall issue to the Agent a Trust Receipt for the Mortgages upon their delivery to the Trustee as part of the Trust Estate.

            Section 3.02. Upon satisfaction or discharge of the Obligations, the Agent shall so notify the Trustee. The Trustee shall execute and deliver to the Agent such satisfaction or discharge of the Mortgages as the Agent may request, all at the Agent's cost and expense. Upon satisfaction or discharge of the lien provided for in the Mortgages, the Agent shall return the respective Trust Receipt to the Trustee for cancellation and thereafter the Trustee shall return the Mortgages to the Agent, at which time the Mortgages shall be deemed withdrawn from the Trust Estate.

            Section 3.03. The Agent shall deliver from time to time at the request of the Trustee a certificate setting forth the principal amount of Obligations then outstanding.

                                   ARTICLE IV

                              DUTIES OF THE TRUSTEE

            Section 4.01. The Trustee shall take such action with respect to any event of default under the Mortgages as shall be specified in any notice of such default or Enforcement event and written instructions of the Agent, but the Trustee shall not be required to take any action not expressly set forth in such written instructions. If the approval of any governmental agency or body is required in order to carry out the instructions of the Agent, the Trustee shall not be required to carry out such instructions unless such approval first shall have been obtained by the Agent.

            Section 4.02. The Trustee shall not have any duty or obligation to manage, operate, control, use, sell, make investments in respect of, dispose of or otherwise deal with the Vessels or any other part of the Trust Estate or to otherwise take or refrain from taking any action under, or in connection with the Mortgages, except as expressly provided by the terms of this Trust Agreement or as expressly provided in written instructions received from the Agent. Except for the accounting for monies or things actually received by it as Trustee hereunder the Trustee shall have no duties as to any monies, instruments or securities. The Trustee shall not be obligated or required, and this Trust Agreement shall not be construed so as to obligate or require the Trustee, to expend or risk its own funds or incur any financial responsibility in the performance of any of its duties under this Trust Agreement, to file any reports or other matters with any governmental authority relating to the matters hereof other than those required to be filed by the Trustee as a depository institution. The Trustee shall not be obligated or required to follow any written instructions received from any Lender or any Person (as defined in the Credit Agreement) other than the Agent.

            Section 4.03. In the event the Trustee shall be unable to act as trustee under any applicable governmental rule or regulation, the sole obligation of the Trustee hereunder shall be to advise the Agent promptly of any such fact of which it has Actual Knowledge and to resign under this Trust Agreement, if requested by the Agent. The Trustee shall have no liability to the Agent, the Lenders, the Obligors, or any other Person by reason of its failure to be or remain qualified to act under applicable law as trustee, except that the Trustee agrees to pay its own costs and expenses, including, without limitation, legal counsel fees and expenses, in connection with any resignation under this Section 4.03.

            Section 4.04. The Trustee shall furnish promptly to the Agent each communication received by it or a copy thereof relating to any of the Mortgages, but shall have no duty to act upon or reply to any such communication in the absence of written instructions from the Agent.

            Section 4.05. The Trustee shall keep custody of any cover notes, insurance policies, brokers' opinion letters, or other documents delivered to it from time to time as may be required by any of the Mortgages and shall promptly give copies thereof to the Agent. The Trustee shall have no duty to advise the Agent or the Lenders or any other Person of its failure to receive in timely fashion any such insurance document, and the responsibility of determining if any insurance document does not comply with the requirements of the Mortgages shall be solely that of the Agent.

            Section 4.06. The Trustee shall be entitled to release any of the Vessels from the lien created by such of the Mortgages as shall be applicable, to enter into amendments or supplements to any of such Mortgages to evidence the subjection of additional vessels to the respective lien thereof, otherwise modify the terms thereof, or to otherwise add property to or release property from the Trust Estate, in each case upon written instruction of the Agent.

                                    ARTICLE V

                             CONCERNING THE TRUSTEE

            Section 5.01. The Trustee accepts the trust hereby created and agrees to perform such trust but only upon the terms of this Trust Agreement. The Trustee shall not be answerable or accountable to the Agent, the Lenders, the Obligors or any other Person under any circumstances, except for its own willful misconduct or gross negligence.

            Section 5.02. Except in accordance with written instructions furnished pursuant to Section 4.01 or Section 4.06 hereof, and without limiting the generality of Section 4.02 hereof, the Trustee shall have no duty (a) to record, file or deposit the Mortgages or any amendments thereto, (b) to effect or maintain any insurance on the Vessels, (c) to pay or discharge any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate,
(d) to confirm or verify any notices or reports of the Obligors other than to furnish the Agent with a copy of each notice or report furnished the Trustee by the Obligors pursuant to the Mortgages or (e) to inspect the Vessels at any time or ascertain or inquire as to the performance or observance of the Obligors' covenants under the Mortgages or whether any default shall have occurred thereunder.

            Section 5.03. THE TRUSTEE MAKES NO REPRESENTATION OR WARRANTY AS TO:
(a) THE VALIDITY, LEGALITY, ENFORCEABILITY, PREFERRED STATUS OR PRIORITY OF THE MORTGAGES OR AS TO THE CORRECTNESS OF ANY STATEMENT CONTAINED IN ANY THEREOF, OR AS TO ITS TITLE THERETO; (b) THE TITLE, DOCUMENTATION, SEAWORTHINESS, VALUE, CONDITION OR FITNESS FOR USE OF THE VESSELS, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT THERETO; OR (c) THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THIS TRUST AGREEMENT OR ANY DOCUMENT HEREBY CONTEMPLATED, except that the Trustee represents and warrants that this Trust Agreement and any other instrument executed by the Trustee have been or will be executed by an officer duly authorized to execute them on its behalf.

            Section 5.04. No monies received by the Trustee hereunder need be segregated in any manner except to the extent required hereunder or by law and the Trustee shall not be liable for any interest thereon.

            Section 5.05. The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it in good faith to be genuine and believed by it in good faith to be signed by the proper party or parties. The Trustee may accept a copy of a resolution of the board of directors of any corporate party, certified by the secretary, an assistant secretary or any other officer of said party, as duly adopted and in full force and effect, as conclusive evidence that such resolution has been adopted by said board and is in full force and effect. As to any fact or matter, the manner of ascertainment of which is not specifically described herein, the Trustee may for all purposes hereof rely in good faith on a certificate, signed by or on behalf of the party executing such certificate, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereof. In the administration of the Trust Estate, the Trustee may perform its powers and duties hereunder directly or through other agents or attorneys and may, at the cost and expense of the Agent, seek advice of counsel (including counsel for the Agent, the Lenders or the Obligors), accountants and other skilled persons to be selected and employed by it, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the actions, advice or opinion of any such counsel, agents, accountants or other skilled persons.

            Section 5.06. In accepting the trust hereby created, the Trustee acts solely as trustee hereunder and not in its individual capacity, and the Trustee shall have no liability hereunder or under the Mortgages, except as expressly set forth herein or therein.

                                   ARTICLE VI

                   INDEMNIFICATION OF THE TRUSTEE BY THE AGENT

            Section 6.01. The Agent shall, whether or not any of the transactions contemplated hereby shall be consummated, assume liability for, and indemnify, protect, save and keep harmless the Trustee and its respective successors, assigns, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (such term "taxes" or the term "tax" as used in this Section 6.01 shall include, without limitation, all taxes specifically related to this Trust Agreement and the Trust Estate created hereby excluding, however, any income, franchise or similar taxes on fees or other compensation, if any, received by the Trustee in its capacity as Trustee), claims, actions, suits, costs, expenses or disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever which may be imposed on or incurred by or asserted against the Trustee, its respective successors, assigns, agents or servants, by whomsoever asserted, in any way specifically relating to or arising out of this Trust Agreement, or any of the Mortgages, the Trust Estate, or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the financing, refinancing, mortgaging, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Vessels (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate, or to the action or inaction of the Trustee hereunder, except only in the case of willful misconduct or gross negligence by the Trustee. The indemnities contained in this Section
6.01 shall survive the termination of this Trust Agreement. If the Trustee shall be entitled to indemnification, the Trustee shall have a lien on the Trust Estate prior to any interest therein of the Agent or the Lenders or any other Person.

            Section 6.02. The indemnity provided in Section 6.01 shall not apply to any costs, expenses or other liabilities incurred by the Trustee in the preservation of the status which it holds at the date of entering into this Trust Agreement.

                                   ARTICLE VII

                        TRANSFER OF THE AGENT'S INTEREST

            Section 7.01. None of the Agent, the Lenders, the Issuing Banks or any Secured Hedge Provider shall assign, convey or otherwise transfer any of its right, title or interest in and to this Trust Agreement, the Trust Estate or any part thereof except (i) in compliance with the Credit Agreement or (ii) with the prior written consent of the Trustee. In connection with any conveyance or transfer described above, the Trustee shall execute and deliver such instruments or do such acts as the Agent may require, at the cost and expense of the Agent, in order to consummate such assignment, conveyance or transfer.

                                  ARTICLE VIII

                            PROCEDURE FOR ENFORCEMENT

            Section 8.01. Upon receipt of a notice and instructions provided for in Section 4.01 hereof, the Trustee shall proceed to exercise such rights and remedies available to it under the Mortgages as the Agent shall, from time to time, instruct it to exercise.

            Section 8.02. If so instructed by the Agent, the Trustee shall, in connection with any Enforcement, employ attorneys, experts, consultants, managers, security guards, insurance brokers, inspectors or any other Persons or entities deemed desirable by the Agent.

            Section 8.03. If so instructed by the Agent, the Trustee shall file such suits or actions or bring such proceedings before any court or agency in connection with the enforcement of the Mortgages or any of them in its own name in its capacity as Trustee, or shall join in any such suits, actions or proceedings as co-plaintiff with the Agent, the Lenders or the Issuing Banks or any Secured Hedge Provider, as the case may be, as the Agent deems necessary or desirable. The conduct of such suits, actions or proceedings shall be in accordance with instructions from the Agent.

            Section 8.04. If so instructed by the Agent, the Trustee shall, in connection with any Enforcement, provided the same be lawful, do any or all of the following:

            (a) operate the Vessels under any of the Mortgages;

            (b) conduct a private sale of any Vessel or other collateral covered by any of the Mortgages and execute and deliver an appropriate bill of sale transferring title to such Vessel to a purchaser thereof at such a private sale;

            (c) bid upon or purchase any Vessel at any judicial sale or other auction, provided that the Agent shall have made funds available in advance to the Trustee for this purpose; and

            (d) operate any Vessel acquired by it as a result of an Enforcement.

            Section 8.05. Upon the acquisition of title to any Vessel, as contemplated by Section 8.04 above, the Trustee shall have no obligation to protect, conserve or deal with such Vessel, except as so specifically instructed by the Agent in writing.

            Section 8.06. The Agent shall pay all costs and expenses incurred in connection with any Enforcement, and the Trustee may, in its discretion, require that the Agent make funds available to the Trustee to satisfy any such cost or expense prior to the time of incurring such cost or expense.

                                   ARTICLE IX

                     PAYMENTS TO THE AGENT AND DISTRIBUTIONS

            Section 9.01. Provided that the Agent is not in default under this Trust Agreement with respect to the payment of fees, compensation or other sums, if any, owed to the Trustee pursuant hereto, the Trustee shall pay, pursuant to
Section 9.02 hereof, to the Agent promptly upon receipt thereof, all sums collected under the Mortgages or otherwise from the Trust Estate. Such payments shall be made in immediately available funds to such place as the Agent from time to time may direct the Trustee.

            Section 9.02. Save as expressly stated to the contrary in any written instructions to the Trustee from the Agent, to the extent that the Trustee receives or recovers monies pursuant to the Mortgages or any other part of the Trust Estate (or otherwise) to be applied in discharge of the Obligations, such monies (after deduction of the costs, expenses and fees of the Trustee or any receiver, attorney, agent, delegate or other Person appointed by the Trustee) shall be paid by the Trustee to the Agent for application by the Agent in accordance with the provisions of Section 6.03 of the Credit Agreement.

            Section 9.03. The Trustee shall not be required to segregate its collections or sums received in payment from its other funds, except as otherwise by law required or required hereunder, but shall, upon request of the Agent, furnish to the Agent, a statement and accounting of any monies, or funds or other things of value (other than the Mortgages) held by it as Trustee hereunder. The form of such report shall be as mutually agreed by the Trustee and the Agent.

            Section 9.04. In the event the Agent is in default in respect of any payment to the Trustee of fees or any other sums, if any, owed by the Agent hereunder, the Trustee shall be allowed to deduct any such fees or amounts from the Trust Estate before being required to make any payment thereof to the Agent or any other Person. In the event any such deduction is made, the Trustee shall promptly furnish the Agent a statement giving complete details of any such deduction and the basis upon which such deduction is made.

                                    ARTICLE X

                           COMPENSATION OF THE TRUSTEE

            Section 10.01. The Trustee shall receive as compensation for its services hereunder such fees as may from time to time be agreed upon in writing among the Obligors, the Agent and the Trustee.

            Section 10.02. The compensation provided for in Section 10.01 above shall be in addition to those costs, expenses and liabilities for which the Trustee is entitled to be reimbursed or indemnified by the Agent as set forth in this Trust Agreement.

                                   ARTICLE XI

                   REMOVAL, DISQUALIFICATION OR RESIGNATION OF
                         THE TRUSTEE; SUCCESSOR TRUSTEES

            Section 11.01. (a) In its discretion, the Agent may remove the Trustee at any time, without cause, by directing a written notice to the Trustee of such removal. No removal shall be effective unless a qualified successor trustee, as described in Section 11.02(e) below, shall have been appointed on or prior to the effective date of such removal in accordance with the provisions of this Trust Agreement.

            (b) The Trustee may resign at any time without cause by giving at least thirty (30) days' prior written notice to the Agent, such resignation to be effective, subject to the provisions of the last sentence of this paragraph, on the date specified in such notice. If the Agent shall not have appointed a successor trustee within thirty (30) days after such notice of resignation, the Trustee may apply to any court of competent jurisdiction to appoint a qualified successor trustee to act until such time, if any, as a successor trustee shall have been appointed by the Agent. Any successor trustee so appointed by such court shall immediately and without further act be superseded by any successor trustee appointed by the Agent. In any event, however, no resignation shall be effective until a qualified successor trustee shall have been appointed by the Agent or a court.

            Section 11.02. (a) A successor trustee shall be appointed by an instrument in writing which shall state the effective date said successor trustee shall become the Trustee hereunder, which document shall contain the executed acknowledgment of acceptance by the successor trustee of the trust, the Trust Estate and the duties of the Trustee as herein provided. The Trustee, the successor trustee and the Agent shall execute, acknowledge and deliver such assignments as may be required, in recordable form, and a sufficient number of counterparts, whereby the successor trustee becomes vested with all of the estates, properties, rights, remedies and trusts of its predecessor to the trust hereunder and such instruments shall be duly recorded forthwith in accordance with the respective laws or statutes governing the Mortgages. The Trustee shall duly assign, transfer, deliver and pay over to any successor trustee any monies and other property or things of value subject to the trust hereunder and held by the Trustee. Should any act or further instrument from the Trustee, the Lenders, the Issuing Banks, any Secured Hedge Provider, or the Agent be required by any successor trustee for more fully and certainly vesting in and confirming to such successor trustee such estates, properties, rights, remedies and trusts, then on request any and all such acts and instruments shall be done, made, executed, acknowledged and delivered by the Agent, the Lenders, the Issuing Banks, any Secured Hedge Provider, and the Trustee.

            (b) The Agent shall pay or cause to be paid all recording fees, transfer taxes, court costs, if applicable, and all other costs arising out of the transfer of the Trust Estate from the Trustee to a successor trustee.

            (c) Upon the removal or resignation of the Trustee, the Trustee's compensation, if any, shall cease as of the effective date thereof, but its rights of indemnification shall survive such removal or resignation. Within thirty (30) days following the effective date of such removal or resignation, the Trustee shall furnish to the Agent a complete accounting of the Trust Estate and its compensation, costs and expenses as of the date of removal or resignation.

            (d) Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity to which substantially all the business of the Trustee may be transferred, shall be the Trustee under this Trust Agreement without any further act, provided the successor corporation or other entity remains qualified to act as a trustee.

            (e) Any successor to the Trustee, however appointed, shall be a bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least Ten Billion Dollars ($10,000,000,000), if there be such an institution willing, able and legally qualified to perform the duties of the Trustee hereunder upon reasonable or customary terms.

            Section 11.03. If at any time: (a) events occur which will or could, in the opinion of the Agent or the Trustee, result in the disqualification of the Trustee; or (b) the Trustee becomes disqualified, the Trustee or the Agent, or both of them, may petition the United States District Court for the Southern District of New York for instructions to the Trustee in order that the trust may be preserved to prevent the Agent or the Trustee from falling into violation of law. To the extent that such may be required or necessary, the parties hereto agree that said court has jurisdiction for this purpose; however, if in the interest of justice, the said court determines to transfer the matter to any other United States Court, the parties hereby agree to the jurisdiction of such transferee court. Any such petition shall be served upon the other party hereto. The Trustee, the Agent and any successor trustee hereby agree to abide by the instructions of the court and to do all acts, execute such agreements and instruments as may be required in connection therewith and all other instruments and/or documents necessary to preserve the Trust Estate under the terms hereunder.

                                   ARTICLE XII

                       TERMINATION AND DISCHARGE OF TRUST

            Section 12.01. This trust is hereby declared to be irrevocable except that this trust may be terminated by notice given by the Agent to the Trustee at any time that there is no Mortgage held or to be held as a part of the Trust Estate and termination of the trust would not create an interest in the Vessels on the part of the Agent, the Lenders, the Issuing Banks, or any Secured Hedge Provider that would be contrary to applicable law, or otherwise cause any of the foregoing to be in violation of any applicable law and all Obligations under the Credit Documents have been fulfilled. Within thirty (30) days following the date of such notice, the Trustee shall furnish to the Agent a complete accounting of the Trust Estate and its compensation, costs and expenses, if any. This trust shall terminate, cease and determine upon: (i) the assignment, conveyance and transfer by the Trustee to the Agent or as the Agent may direct in writing of all property then comprising the Trust Estate and (ii) the acceptance of such accounting of the Trustee by the Agent or the relevant transferee.

                                  ARTICLE XIII

                          AMENDMENT OF TRUST AGREEMENT

            Section 13.01. No term or provision of this Trust Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Agent and the Trustee; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given; provided, however, the trust may not be amended in any way that may vest or revest in the Agent, the Lenders, the Issuing Banks or any Secured Hedge Provider any interest in the Vessels contrary to applicable law or that might adversely affect the enforceability or validity of any Mortgage.

                                   ARTICLE XIV

                                  MISCELLANEOUS

            Section 14.01. The headings of the various articles are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 14.02. Any assignment, sale, transfer or other conveyance by the Trustee of the interest of the Trustee in any of the Mortgages or a Vessel made pursuant to this Trust Agreement, shall bind the Agent, the Lenders, the Issuing Banks, or any Secured Hedge Provider and shall be effective to transfer or convey all right, title and interest of the Trustee, the Agent, the Lenders, the Issuing Banks, or any Secured Hedge Provider therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Trustee.

            Section 14.03. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing, delivered or mailed by first class mail, postage prepaid, (i) if to the Trustee, addressed to the Trustee at its offices at 399 Park Avenue New York, New York 10043 ATTN: Robert Malleck and
(ii) if to the Agent, addressed to it at 399 Park Avenue New York, New York 10043 ATTN: Robert Malleck, or such other address as the Trustee or the Agent may designate by notice to the other. All notices given pursuant to this Section
14.03 shall be effective upon receipt. All notices required to be delivered by the Trustee under this Trust Agreement shall be delivered promptly by the Trustee.

            Section 14.04. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 14.05. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 14.06. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee, and its successors and assigns, the Agent, and its successors and assigns, and the Lenders, the Issuing Banks, and any Secured Hedge Provider, and their respective successors and assigns. Any request, notice, direction, consent, waiver or other instrument or action by the Agent shall bind its successors and assigns and the Lenders, the Issuing Banks, and any Secured Hedge Provider, and their respective successors and assigns.

            Section 14.07. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, their successors or assigns, any right, remedy or claim under or by reason of this Trust Agreement or of any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

            Section 14.08. THIS TRUST AGREEMENT, AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND THEIR SUCCESSORS AND ASSIGNS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

            Section 14.09. No provision of this Trust Agreement or any action taken pursuant hereto shall be considered to be a waiver of the preferred status of the Mortgages in favor of the Trustee hereunder or in derogation of any of the benefits, privileges, rights or remedies provided for by applicable law or the Mortgages.

            Section 14.10. This Trust Agreement has been delivered in New York, New York.

              [REMAINDER OF PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto, have caused this Trust Agreement to be duly executed and delivered in New York, New York by their respective officers thereunto duly authorized on the day and year first above written.

                                     CITIBANK, N.A.,
                                      as Agent described in the
                                      Credit Agreement as heretofore mentioned

                                     By______________________________________
                                       Name:
                                       Title:

                                     CITIBANK, N.A.
                                      as Trustee

                                     By______________________________________
                                       Name:
                                       Title:

                                   SCHEDULE I

                      Description of United States Vessels

         NAME               OFF. NO.            OWNER
         ----               --------            -----
Pride Arizona (ex-M15)       638626      Pride Offshore, Inc.
Pride Florida (ex-M17)       641802      Pride Offshore, Inc.
Pride Georgia (ex-M16)       638954      Pride Offshore, Inc.
Pride Michigan (ex-M4)       567686      Pride Offshore, Inc.
Pride Missouri (ex-M18)      652045      Pride Offshore, Inc.
   Pride New Mexico          643364      Pride Offshore, Inc.

                                   SCHEDULE II

                          Description of Panama Vessels

            NAME                  CALL SIGN                OWNER
            ----                  ---------                -----
      Pride California             HP-5667      Pride Central America, LLC
        Pride Kansas               HP-9478         Pride Offshore, Inc.
       Pride Louisiana             HO-5446      Mexico Drilling Limited LLC
       Pride Oklahoma              HO-4135      Pride Central America, LLC
  Pride Wisconsin (ex-M304)        HO-4469      Pride Central America, LLC
         Pride Texas               HP-9545          Pride Drilling, LLC
         Pride Utah                HP-8983         Pride Offshore, Inc.
        Pride Wyoming              HP-8085         Pride Offshore, Inc.
Pride South Pacific (ex-M500)        H3IF         Pride South Pacific LLC

                                  SCHEDULE III

                         Description of Vanuatu Vessels

             NAME                 OFF. NO.                    OWNER
             ----                 --------                    -----
        Pride Colorado              1521               Pride Drilling, LLC
   Pride Hawaii (still-M305)        1027        Pride Offshore International LLC
       Pride Mississippi            1463           Pride Central America, LLC
        Pride Nebraska              1489           Pride Central America, LLC
    Pride Nevada (ex-M201)          921            Mexico Drilling Limited LLC
 Pride North Dakota (ex-M300)       1455        Pride Offshore International LLC
   Pride Rotterdam (ex-306)         1127        Pride Offshore International LLC
Pride South Carolina (ex-M202)      1225           Mexico Drilling Limited LLC
        Pride Tennessee             1490               Pride Drilling, LLC
 Pride North America (ex-M700)      1055             Pride North America LLC
         Pride Alabama              1520               Pride Drilling, LLC
         Pride Alaska               1488           Pride Central America, LLC
        Pride Arkansas              1542               Pride Drilling, LLC

                                    EXHIBIT A

                                  TRUST RECEIPT

Date: _______, 200[  ]                          Number:_________________

To:   Citibank, N.A.,
       as Agent

From: Citibank, N.A.,
       not in its individual capacity, but solely as Trustee

            The Trustee hereby acknowledges the delivery to the Trustee, as trustee under the Master Vessel and Trust Agreement dated as of [ ] 2004 with you (the "Trust Agreement"), of the First Preferred Fleet Mortgages dated the date hereof covering the vessels identified on Schedules I/II/III attached hereto entered into by the respective owners thereof as set forth in such
Schedule in favor of the Trustee for your benefit on behalf of the Lenders, the Issuing Banks, and any Secured Hedge Provider.

            Terms used herein are used as defined in the Trust Agreement.

                             CITIBANK, N.A.,
                             not in its individual capacity, but solely as Trustee

                             By _____________________________________
                                Name:
                                Title:

                                   SCHEDULE I

                      Description of United States Vessels

         NAME                OFF. NO.              OWNER
         ----                --------              -----
Pride Arizona (ex-M15)        638626       Pride Offshore, Inc.
Pride Florida (ex-M17)        641802       Pride Offshore, Inc.
Pride Georgia (ex-M16)        638954       Pride Offshore, Inc.
Pride Michigan (ex-M4)        567686       Pride Offshore, Inc.
Pride Missouri (ex-M18)       652045       Pride Offshore, Inc.
   Pride New Mexico           643364       Pride Offshore, Inc.

                                   SCHEDULE II

                          Description of Panama Vessels

            NAME                   CALL SIGN                 OWNER
            ----                   ---------                 -----
      Pride California              HP-5667       Pride Central America, LLC
        Pride Kansas                HP-9478          Pride Offshore, Inc.
       Pride Louisiana              HO-5446       Mexico Drilling Limited LLC
       Pride Oklahoma               HO-4135       Pride Central America, LLC
  Pride Wisconsin (ex-M304)         HO-4469       Pride Central America, LLC
         Pride Texas                HP-9545           Pride Drilling, LLC
         Pride Utah                 HP-8983          Pride Offshore, Inc.
        Pride Wyoming               HP-8085          Pride Offshore, Inc.
Pride South Pacific (ex-M500)         H3IF          Pride South Pacific LLC

                                  SCHEDULE III

                         Description of Vanuatu Vessels

             NAME                  OFF. NO.                    OWNER
             ----                  --------                    -----
        Pride Colorado               1521               Pride Drilling, LLC
   Pride Hawaii (still-M305)         1027        Pride Offshore International LLC
       Pride Mississippi             1463           Pride Central America, LLC
        Pride Nebraska               1489           Pride Central America, LLC
    Pride Nevada (ex-M201)           921            Mexico Drilling Limited LLC
 Pride North Dakota (ex-M300)        1455        Pride Offshore International LLC
   Pride Rotterdam (ex-306)          1127        Pride Offshore International LLC
Pride South Carolina (ex-M202)       1225           Mexico Drilling Limited LLC
        Pride Tennessee              1490               Pride Drilling, LLC
 Pride North America (ex-M700)       1055             Pride North America LLC
         Pride Alabama               1520               Pride Drilling LLC
         Pride Alaska                1488           Pride Central America, LLC
        Pride Arkansas               1542               Pride Drilling, LLC

                                    EXHIBIT Q

                           JOINDER TO CREDIT AGREEMENT

      IN WITNESS WHEREOF, the undersigned (the "Additional Guarantor") hereby agrees that effective from and after the date set forth below, it shall be deemed to be a "Guarantor" under and to be bound by all of the terms and provisions set forth in that certain Credit Agreement dated July 7, 2004 between Pride Offshore, Inc., a Delaware corporation, the Lenders and Guarantors parties thereto from time to time, other parties and Citicorp North America, Inc., as Administrative Agent (in such capacity, the "Administrative Agent") (as the same may be amended, modified and supplemented from time to time, the "Credit Agreement"). This signature page shall be deemed a counterpart signature page to the Credit Agreement and the undersigned hereby authorizes the Administrative Agent to attach this signature page thereto.

      Executed as of the _________ day of ______________, 200__.

                                            ADDITIONAL GUARANTOR:

                                            By:________________________________
                                            Name:______________________________
                                            Title:_____________________________